As filed with the Securities and Exchange Commission on June 27, 2022

Registration No. 333-262835

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________

Amendment No. 3
to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

JEFFS’ BRANDS LTD
(Exact name of registrant as specified in its charter)

________________________

State of Israel	5900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Viki Hakmon
Chief Executive Officer
3 Hanechoshet Street Tel Aviv, Israel 6971068
Tel: +972-3-6899124

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates 850 Library Ave., Suite 204 Newark, Delaware 19711 Tel: (302) 738-6680 (Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Oded Har-Even, Esq. Angela Gomes, Esq Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 Tel: (212) 660-3000	Reut Alfiah, Adv. Sullivan & Worcester Tel-Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers, North Tower, 35th Floor Tel-Aviv, Israel 6473925 Tel: +972-74-7580480	Anthony W. Basch, Esq. J. Britton Williston, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, VA 23219 Tel: (804) 771-5700

________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 27, 2022

Up to 2,500,000 Units Each Consisting of
One Ordinary Share and a Warrant to Purchase One Ordinary Share

Up to 2,500,000 Pre-Funded Units Each Consisting of
One Pre-Funded Warrant to Purchase One Ordinary Share and
a Warrant to Purchase One Ordinary Share

Jeffs’ Brands Ltd

This is the initial public offering in the United States of Jeffs’ Brands Ltd, an Israeli company, or the Company, we, us or our. This is a firm commitment underwritten public offering. We are offering 2,500,000 units, or Units, of the Company, each consisting of one ordinary share of the Company, no par value, or Ordinary Shares, a warrant to purchase one Ordinary Share, or each, a Warrant, based on an assumed public offering price of $6.20 per Unit, which is the midpoint of the range discussed below.

We anticipate that the initial public offering price will be in the range of $5.20 and $7.20 per Unit, and the assumed exercise price of each Warrant included in the Unit will be $6.20 (100% of the public offering price per Unit, based on an assumed public offering price of $6.20 per Unit, the midpoint of the price range of the Units) per Ordinary Share. The number of Units offered in this prospectus and all other applicable information has been determined based on an assumed public offering price of $6.20 per Unit, which is the midpoint of the above range. The actual public offering price of the Units will be determined between the underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed public offering price per Unit used throughout this prospectus may not be indicative of the actual public offering price for the Units. See “Determination of Offering Price” for additional information. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Ordinary Shares and Warrants are immediately separable and will be issued separately in this offering. The Warrants offered hereby will be immediately exercisable on the date of issuance and will expire five years from the date of issuance.

We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, up to 2,500,000 pre-funded units, or, each, a Pre-Funded Unit, in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares, with each Pre-Funded Unit consisting of a pre-funded warrant to purchase one Ordinary Share, or a Pre-Funded Warrant, and a Warrant. The purchase price of each Pre-Funded Unit will equal the price per Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per Ordinary Share. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering. There can be no assurance that we will sell any of the Pre-Funded Units being offered. The Pre-Funded Warrants offered hereby will be immediately exercisable and may be exercised at any time until exercised in full.

For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

We refer to the Ordinary Shares, the Warrants, the Pre-Funded Warrants and the Ordinary Shares issued or issuable upon exercise of the Warrants and Pre-Funded Warrants, collectively, as the securities. See “Description of the Securities We are Offering” for more information.

The Ordinary Shares and Warrants have been approved for listing on the Nasdaq Capital Market, or Nasdaq, under the symbol “JFBR” and “JFBRW”, respectively. No assurance can be given that a trading market will develop. We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us (before expenses)(2)	$	$	$

(1)         In addition to the underwriting discounts and commissions, we have agreed to reimburse the underwriter for certain expenses, including a non-accountable expense allowance equal to 1% of the gross proceeds we receive in this offering, and to issue warrants to the underwriter in an amount equal to 5.0% of the aggregate number of Ordinary Shares included in the Units or Ordinary Shares issuable upon the exercise of any Pre-Funded Warrants included in the Pre-Funded Units sold in this offering (excluding any Ordinary Shares or Pre-Funded Warrants sold through the exercise of the over-allotment option), or the Underwriter’s Warrants. See the section titled “Underwriting” beginning on page 126 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

(2)         The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriters as described below; (ii) Underwriter’s Warrants; (iii) Warrants; or (iv) additional Warrants, or the Additional Warrants, issuable pursuant to Section 3(e) or 3(h) of the Warrant.

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all the Units offered by this prospectus if any such Units are taken.

We have granted the underwriter an option to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to additional 375,000 Ordinary Shares, 375,000 Pre-Funded Warrants and/or up to an additional 375,000 Warrants within 45 days from the date of this prospectus solely to cover over-allotments, if any. The underwriter may exercise the over-allotment option with respect to Ordinary Shares only, Pre-Funded Warrants only, Warrants only, or any combination thereof. The purchase price to be paid per additional Ordinary Share or Pre-Funded Warrant will be equal to the public offering price of one Unit or Pre-Funded Unit (less the purchase price allocated to the Warrant, $0.01 per Warrant), as applicable, less the underwriting discounts and commissions, and the purchase price to be paid per Additional Warrant will be $0.01. If the underwriter exercises the option in full for Ordinary Shares only or Pre-Funded Warrants only, the total underwriting discounts and commissions payable will be $            and the total proceeds to us, before expenses, will be $            . No underwriting discounts and commissions will be payable by us if the underwriter exercises the option for Warrants, and the total additional proceeds to us, before expenses, if the underwriter exercises the option in full for Warrants only, will be $3,750.00.

Additionally, in the event of any adjustment under Section 3(e) or Section 3(h) of the Warrant that results in a reduction of the exercise price, in aggregate, to 50% of the initial public offering price of the Units in this offering, then in connection with such adjustment, each holder of at least              Warrants shall receive one Additional Warrant for each Warrant held by such holder on the date of adjustment. See “Description of the Securities We are Offering — Warrants — Warrants Included in the Units and Pre-funded Units” for more information. We are therefore also registering under the registration statement of which this prospectus forms a part the Additional Warrants issuable pursuant to any adjustment under Section 3(e) or Section 3(h) of the Warrants and the Ordinary Shares issuable upon exercise thereof.

The underwriter expects to deliver the securities against payment to the investors in this offering on or about            , 2022.

Sole Book – Running Manager

Aegis Capital Corp.

The date of this prospectus is            , 2022

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell the securities, and seeking offers to buy the securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

For investors outside of the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “Jeffs’ Brands” refer to Jeffs’ Brands Ltd.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

i

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

On February 17, 2022, our Board of Directors approved the issuance of bonus shares (equivalent to a stock dividend) on a basis of 664.0547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares for each Ordinary Share issued and outstanding as of the close of business on February 17, 2022 (provided that any fractional shares be rounded down to the nearest whole number), pursuant to which holders of our Ordinary Shares received 664.0547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares for every one Ordinary Share held as of such date, resulting in an aggregate issuance by the Company of 6,630,547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares on such date.

On May 3, 2022, our Board of Directors approved a .806-for-1 reverse split of our issued and outstanding Ordinary Shares, effective as of May 3, 2022, pursuant to which holders of our Ordinary Shares received .806 of an Ordinary Share for every one Ordinary Share held as of such date. The reverse stock split proportionally reduced the number of authorized share capital.

On June 16, 2022, our Board of Directors approved a 1-for-1.85 reverse split of our issued and outstanding Ordinary Shares, effective as of June 16, 2022, pursuant to which holders of our Ordinary Shares received one Ordinary Share for every 1.85 Ordinary Shares held as of such date. The reverse stock split proportionally reduced the number of authorized share capital.

Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein give effect to the bonus shares issuance and the reverse share splits.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Unless otherwise stated, all amounts reported in this summary are in thousands of U.S. Dollars.

Our Company

We are an e-commerce consumer products goods, or CPG, company, operating primarily on the Amazon.com platform. We were incorporated in Israel in March 2021, under the name Jeffs’ Brands Ltd, to serve as the holding company of three other e-commerce companies that operate online stores for the sale of various consumer products on the Amazon.com online marketplace, utilizing the Fulfillment by Amazon, or FBA model — Smart Repair Pro, or Smart Repair Pro, purex Corp., or Purex, and Top Rank Ltd, or Top Rank.

In addition to executing the FBA business model, we utilize A.I. and machine learning technologies to analyze sales data and patterns on the Amazon.com marketplace in order to identify existing stores, niches and products that have the potential for development and growth, and for maximizing sales of existing proprietary products. We also use our own skills, know-how and profound familiarity with the Amazon.com algorithm and all the tools that the FBA platform FBA has to offer. In some circumstances we scale the products and improve them.

Our revenues for the year ended December 31, 2021 were $6,509 compared to $2,289 for the year ended December 31, 2020, an increase of $4,220.

Our net loss and total comprehensive loss for the year ended December 31, 2021 was $1,540, compared to a net profit of $112 for the period ended December 31, 2020, a decrease of $1,652.

Since Jeffs’ Brands inception in March 2021 and since the earlier inception of our subsidiaries, Smart Repair Pro and Purex in 2019 and 2020, respectively, to date, we have financed our operations primarily through funds we received from loans and proceeds from sales on Amazon.com (after deducting FBA fees and advertising fees). As at December 31, 2021, we had $5,317 in principal and interest in outstanding related party loans. As of June 27, 2022, we owed $5,404 in principal and interest in outstanding related party loans and 1,463,619 Ordinary Shares are issuable upon the closing of this offering in connection with the conversion of certain outstanding related party loans.

As previously mentioned, we are an “emerging growth company”, as defined in the JOBS Act, and, therefore, are subject to reduced public company reporting requirements. Our total annual gross revenues during the fiscal year ended December 31, 2021 was less than $1.07 billion.

Our Stores, Brands and Products

As of the date of this prospectus:

•        Smart Repair Pro operates three stores on Amazon, which sell 12 products under the KnifePlanet, CC-Exquisite and PetEvo brands. Under the KnifePlanet brand, we offer a complete premium stone knife-sharpening sets, sharpeners and nonslip rubber bases. Under the CC-Exquisite brand, we offer professional steel-tip dart sets. Under the PetEvo brand, we offer car door pet scratches protectors;

•        Jeffs’ Brands operates one store on Amazon, which sells six products under the Whoobli brand. Under the Whoobli brand, we offer punching bag sets, including adjustable stands and boxing gloves, and party supply kits for children;

•        Purex operates one store on Amazon, which sells one product under the Zendora brand used for filtering and purifying air in vehicles; and

•        Top Rank operates one store on Amazon, which sells six products under the Wellted brand. Under the Wellted brand, we offer reusable, self-cleansing pet hair removers for cats and dogs.

Our Customers

Our customers are primarily individual online consumers who purchase our products primarily on the Amazon U.S. and Amazon EU marketplaces.

In 2020 and 2021, approximately 95% – 100% of our revenue was through or with the Amazon.com sales platform.

Like any other e-commerce business, we are affected by the high season shopping, which is from October through December. Our business model is to take into consideration this sales cycle and introduce new products right before high season.

Our Competitive Strengths

We believe that our competitive strengths include:

•        Senior and experienced management team;

•        Sophisticated know-how use of data analysis technology platforms;

•        Strong logistical capabilities, using sophisticated business intelligence, or BI, tools to optimize the supply chain management;

•        Strong proactive approach in purchasing new brands and active stores with law performance and high potential growth; and

•        Procurement of well targeted products.

We believe that these strengths, as further described below, differentiate us from our competitors and provide us with numerous advantages:

•        Senior and experienced management team:    We are led by Mr. Viki Hakmon, our Chief Executive Officer, or CEO. Mr. Hakmon has vast experience in the retail markets, having served in various capacities over the past 25 years, 15 of which were in U.S. markets. Mr. Hakmon also has a profound understanding and knowledge of developing and discovering products and leveraging their growing market demand.

In April 2021, we hired Mr. Naor Bergman as our Chief Operating Officer, or COO, who is responsible for all the operations and logistics of our business. Prior to joining the Company, Mr. Bergman established and led Amazon’s FBA logistics and warehousing department at Unicargo Global Logistic Ltd., or Unicargo, and was part of the management team that transformed Unicargo to become a leader in the field of outsourcing Amazon’s FBA warehousing. Mr. Bergman holds a B.A. in Economics & Sustainability from Reichman University, Israel.

In May 2022, we hired Ms. Shamian as our CFO effective May 31, 2022. Ms. Shamian has served in various managerial financial positions, including as the principal financial officer of MICT, Inc. (Nasdaq: MICT). Ms. Shamian holds a B.A. in Accounting and Business Management from The College of Management Academic Studies in Rishon LeZion, Israel, obtained an MBA from The Ono Academic College in Kiryat Ono, Israel and is a certified public accountant in Israel.

•        Sophisticated know-how of data analysis technology platforms:    We believe our use of research data and deep analysis software tools enables us to successfully identify new product opportunities, execute a fast and efficient procurement process and offer and sell our goods at a competitive yet lucrative price. Our deep knowledge of analyzing the Amazon.com platform is one of our key competitive advantages in the fast-changing online CPG market. We are able to identify product opportunities, including relevant product specifications, based on consumer preferences, product trends and attributes and competitive landscape analysis. We also have profound familiarity with Amazon’s algorithm and all the tools that its FBA platform has to offer.

•        Strong logistical capabilities, using sophisticated BI tools to optimize the supply chain management:    Our logistical capabilities were formulated prior to the establishment of our Company.

We view the logistical aspect of our business as a main and important factor to our success and we work hard to achieve it. Every product opportunity that we encounter is handled with strong and efficient logistical tools and no opportunity will be neglected due to lack of logistical capabilities or low profitability.

•        Strong proactive approach in purchasing new brands and active stores with law performance and high potential growth:    Our goal-oriented team consists of people with a combined business experience and Amazon.com knowledge, along with a competitive culture and attitude, which allow us to identify low performance brands with high growth potential. We believe in our improvement capabilities to increase brands sales and profitability.

•        Procurement of well targeted products reduces risk and costs:    We believe our approach of identifying products, procuring and handling all logistics fast and efficiently and selling products when they are most desirable reduces risks of not reaching sales targets and also reduces the cost of brand development and the process of introducing a new product to the market. We believe a company like ours should only move forward with products following thorough market research and analysis. We do not proceed before that; hence, we believe allowing us to sell products that the market is already looking for.

Industry Overview and Market Opportunity

The e-commerce CPG market continues to grow. The market had a break-out year in 2020 due to, among other things, the COVID-19 pandemic accelerating online shopping and spending, resulting in increased revenues on a global level.

According to United Nations Conference on Trade and Development, or UNCTAD, in How COVID-19 Triggered the Digital E-Commerce Turning Point, March 2021: “As lockdowns became the new normal, businesses and consumers increasingly “went digital”, providing and purchasing more goods and services online, raising e-commerce’s share of global retail trade from 14% in 2019 to about 17% in 2020”.

Furthermore, pursuant to Grand View Research, the global e-commerce market size was valued at US$9.09 trillion in 2019 and is expected to grow at a compound annual growth rate, or CAGR, of 14.7% from 2020 to 2027. The main reasons for this positive forecast are: growing access to high-speed internet service; growing number of small-size and medium-size businesses; increasing consumer wealth; and the positive impact of COVID-19 on online shopping.

We believe the growth trend in e-commerce will continue in the future. According to The Consumer Brand Association report, “The CPG Post-Pandemic Outlook: Five Trends Emerging from COVID-19 That Will Redefine the Industry”, the demand for CPG products remains high and is expected to remain at a higher level than prior to COVID-19. Americans’ slow emergence from the pandemic, combined with long-term or permanent lifestyle changes, is expected to keep CPG in high demand.

We believe, this new normal creates a huge opportunity for e-commerce players, such as Jeffs’ Brands, which has the capability to respond to the current demand and leverage the new post pandemic reality.

Moreover, Amazon, which is the primary platform that our business is based on, continues to rise and grow. In 2020 Amazon’s sales (by country (in billion U.S. dollars)) were: $263.5 in the U.S.; $29.5 in Germany; $26.4 in the U.K.; $20.4 in Japan; and $46.0 for the rest of the world. Amazon’s sales, however, are not necessarily indicative of our current or future sales, as Amazon.com sells vast and varied quantities of products on its platforms, whereas we sell only a limited quantity of products on Amazon.com and are not otherwise affiliated with Amazon. While our sales represent a small fraction of the sales on Amazon, we believe that the Amazon.com platform provides us with a unique opportunity to grow our sales.

We believe that doing business in the online CPG market requires a profound understating of material trends and factors impacting the market and this can only be done by analyzing massive amounts of data. We consider adopting new business models that are using high-end technologies for data analysis the only competitive way to succeed in this market. We see our data driven approach combined with our other capabilities and advantages as our strengths in succeeding in this market.

Our Unique Process

We believe in a 3-phase process of our business lifecycle:

Phase I: Search and Identification	Our sophisticated, know-how use of an advanced software, enables us to search and identify high value products. This analysis includes product history, client trends, etc.
Phase II: Acquisition of identified products	We then quickly and efficiently acquire identified products using our strong logistical capacities.
Phase III: Sell and Ship

We then sell the most desired products to our consumers, maximizing our positioning for high profitability (with minimal marketing required, offering the optimum price being both lucrative and competitive).

Our Strategy

Growth Strategy

The key elements of our growth strategy include:

•        High-end search and identification of high value products and their markets;

•        Frequent introduction of new products to our customers in various geographical markets;

•        Effective use of our competitive advantage — our know-how uses of software-based technology;

•        Leveraging our logistical capabilities and knowledge to reduce costs and increase purchasing power; and

•        Continued monitoring of our competitors to ensure we maintain our competitive differentiation and advantages.

Acquisition Strategy

Our growth, as described above, will be generated mainly by our strategic acquisition of high demand products. We also intend to supplement our product acquisitions by growing our logistical capabilities, which we believe will bolster our competitive advantage.

We also intend to pursue growth through strategic acquisitions of digital brands that have the potential to be efficiently and quickly integrated into our line of business and generate successful results. When examining new potential product categories and potential acquisition targets, we use AI analysis-based technology platform combined with our experienced assessment of the risks and costs.

We intend to execute on acquisitions when all the relevant factors and criteria fit our goals and business aspirations. We will target businesses that have built significant market share. We will aim for products with strong unit economics and high product quality. These products will also have to achieve significant positive customer reviews and high search ranking for relevant key words and are in product categories where frequent product improvement is not required.

We believe that acquisitions fitting the above criteria will contribute our revenue growth and operational efficiency, while reducing the risk involved in executing our process.

Our Competitive Advantage

The consumer goods and e-commerce market is a highly competitive environment. Our competitive landscape consists of various types of companies, such as: traditional and non-traditional CPG companies; discount stores; traditional retailers; independent retail stores; the online platforms of these traditional retail competitors; and e-commerce companies.

Among CPG companies, our competitors include: Thrasio Holdings, Inc.; Aterian, Inc. (Nasdaq: ATER); Amazon.com (Nasdaq: AMZN); Helen of Troy Ltd. (Nasdaq: HELE), Newell Brands Inc. (Nasdaq: NWL); Frigidaire Appliance Company; and Trademark Global Inc. Despite the seemingly harsh competitive landscape, we believe that our technology and experience enable us to successfully compete and achieve our financial goals.

We believe that our competitive advantages include:

•        Senior and experienced management team;

•        Strong logistical capabilities;

•        Skillful use of sophisticated data analytics software;

•        Fast and proactive approach to changes in the market; and

•        Well targeted products which we believe reduces risk and costs.

Recent Developments

Line of Credit

On February 22, 2022, the Company entered into a loan agreement with Bank Leumi Le-Israel, or the Lender, to provide for a line of credit in an aggregate amount of up to $1.0 million, which we may draw in two tranches at our request, but in no event after July 21, 2022. Pursuant to the loan agreement, amounts drawn bear interest at a rate of Secured Overnight Financing Rate, or SOFR, plus 3.25% per annum. Unless otherwise provided with respect to a particular draw, any unpaid principal together with accrued and unpaid interest under the line of credit is required to be repaid no later than August 21, 2022. In order to induce the Lender to provide the loan, the Company and certain of our shareholders entered into a controlling shareholders’ comfort letter, subordination agreements and a negative pledge. As of the date of this prospectus, we have $0.6 million outstanding under the line of credit. We intend to use a portion of the net proceeds from this offering to repay any amounts outstanding under this line of credit.

Bonus Shares Issuance and Reverse Share Split

On February 17, 2022, our Board of Directors approved the issuance of bonus shares (equivalent to a stock dividend) on a basis of 664.0547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares for each Ordinary Share issued and outstanding as of the close of business on February 17, 2022 (provided that any fractional shares be rounded down to the nearest whole number), pursuant to which holders of our Ordinary Shares received 664.0547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares for every one Ordinary Share held as of such date, resulting in an aggregate issuance by the Company of 6,630,547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares on such date.

On May 3, 2022, our Board of Directors approved a .806-for-1 reverse split of our issued and outstanding Ordinary Shares, effective as of May 3, 2022, pursuant to which holders of our Ordinary Shares received .806 of an Ordinary Share for every one Ordinary Share held as of such date. The reverse stock split proportionally reduced the number of authorized share capital.

On June 16, 2022, our Board of Directors approved a 1-for-1.85 reverse split of our issued and outstanding Ordinary Shares, effective as of June 16, 2022, pursuant to which holders of our Ordinary Shares received one Ordinary Share for every 1.85 Ordinary Shares held as of such date. The reverse stock split proportionally reduced the number of authorized share capital.

Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein give effect to the bonus shares issuance and the reverse share splits.

Our History

In December 2017, Smart Repair Pro, a California corporation, was founded by our CEO, Viki Hakmon, and began operating in June 2019. Following its acquisition of the KnifePlanet brand, Smart Repair Pro began selling KnifePlanet brand on Amazon, using the FBA model. In August 2019, Smart Repair Pro acquired the CC-Exquisite store, which owns the DARTS® brand.

In April 2020, Purex was incorporated in California for the purpose of purchasing an online store. At that point, Purex was 100% owned by affiliates of Mr. Hakmon’s affiliates.

In October 2020, Medigus, a publicly traded company (Nasdaq: MDGS) incorporated under the laws of the State of Israel, entered into a share purchase agreement to acquire 50.01% of Smart Repair Pro and 50.03% of Purex. This acquisition closed on January 4, 2021.

In March 2021, Jeffs’ Brands was formed as a wholly owned subsidiary of Medigus.

In April 2021, Top Rank, an Israeli company, was formed as a wholly owned subsidiary of Jeffs’ Brands.

On May 10, 2021, pursuant to the Stock Exchange and Plan of Restructuring Agreement, or the SEA, with Medigus, Purex and Smart Repair Pro became wholly-owned subsidiaries of Jeffs’ Brands. Pursuant to the SEA, Medigus and Mr. Hakmon, as a shareholder of Smart Repair Pro and Purex, contributed all of the equity interests they owned in Smart Repair Pro and Purex to Jeffs’ Brands in exchange for Ordinary Shares, or the Contribution Transactions. As of result of the Contribution Transactions pursuant to the SEA, Jeffs’ Brands holds all of the outstanding shares of Smart Repair Pro and Purex, Medigus holds 50.03% of the outstanding Ordinary Shares of Jeffs’ Brands and Mr. Hakmon, our CEO, holds the remaining 49.97% of our outstanding Ordinary Shares. Mr. Hakmon’s affiliates, who were minority shareholders of Smart Repair Pro and Purex, transferred all their holdings in Smart Repair Pro and Purex to Mr. Hakmon, effective immediately prior to the Contribution Transactions pursuant to a Share Transfer Deed dated May 10, 2021.

The result of the Contribution Transactions is reflected in the following diagram:

We, including through our subsidiaries, manage six online brands which are marketed and sold to consumers in the United States and on EU market. Our strategy is to achieve organic growth and profitability by improving the profitability of new and existing stores using sophisticated analytical tools to achieve supply chain and inventory management optimization, identifying and purchasing of brands with high growth potential. Expanding to new geographic regions, for existing products, development of new products and new private label brands. We have completed processes with Amazon, which allow us to open our stores for sale to consumers in the United Kingdom, Germany, France, Spain, Italy and Australia.

Summary Risk Factors

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks in full before you invest in our securities. The following is a summary of such risks.

Risks Related to Our Businesses, Strategies, Technology, and Industry

•        We have a short operating history in an evolving industry and, as a result, our past results may not be indicative of future operating performance;

•        We may not be able to manage our growth effectively, and such rapid growth may adversely affect our corporate culture;

•        Our e-commerce operations are reliant on the Amazon.com marketplace and fulfillment by Amazon.com and changes to the marketplace, Amazon’s services and their terms of use may harm our business;

•        We rely on data provided by third parties, the loss of which could limit the functionality of our platforms, cause us to invest in the wrong product or disrupt our business;

•        If we fail to keep up with rapid technological changes, our future success may be adversely affected;

•        Our business depends on our ability to build and maintain strong product listings on e-commerce platforms. We may not be able to maintain and enhance our product listings if we receive a substantial number of customer complaints, negative publicity or otherwise fail to live up to customers’ expectations, which could materially adversely affect our business, results of operations and growth prospects;

•        Our efforts to acquire or retain customers, and our efforts to sell new products or increase sales of our existing products, may not be successful, which could prevent us from maintaining or increasing our sales;

•        If we fail to acquire new customers or retain existing customers, or fail to do so in a cost-effective manner, we may not be able to achieve profitability;

•        Our efforts to expand our business into new brands, products, services, technologies and geographic regions will subject us to additional business, legal, financial and competitive risks and may not be successful;

•        Potential growth of our businesses is based on international expansion, making us susceptible to risks associated with international sales and operations;

•        Use of social media and email may adversely impact our reputation or subject us to fines or other penalties;

•        If our emails are not delivered and accepted or are routed by email providers less favorably than other emails, or our sites or mobile applications are not accessible or are treated disadvantageously by Internet service providers, our business may be substantially harmed;

•        We are subject to risks related to online payment methods;

•        If we are unable to manage our inventory effectively, our operating results could be adversely affected;

Risks Related to Information Technology

•        Assertions by third parties of infringement or misappropriation by us of their intellectual property rights or confidential know how could result in significant costs and substantially harm our business and results of operations;

•        Our inability to acquire, use or maintain our marks and domain names for our sites could substantially harm our business and operating results;

•        Any significant disruption in service on our websites or apps or in our computer systems, a number of which are currently hosted or provided by third-party providers, could materially affect our ability to operate, damage our reputation and result in a loss of customers, which would harm our business and results of operations;

Risks Related to Legal and Regulatory Matters

•        We may be subject to general litigation, regulatory disputes and government inquiries;

•        A failure to comply with current laws, rules and regulations or changes to such laws, rules and regulations and other legal uncertainties may adversely affect our business, financial performance, results of operations or business growth;

•        We are subject to U.S. governmental regulations and other legal obligations related to privacy, data protection and information security. If we are unable to comply with these, we may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity;

•        Our amended and restated articles of association to be effective upon the closing of this offering will provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act;

Risks Related to our Operations in Israel

•        Political, economic and military instability in Israel may impede our ability to operate and harm our financial results;

•        Exchange rate fluctuations between foreign currencies and the U.S. Dollar may negatively affect our earnings;

Risks Related to Our Status as a Public Company and Ownership of our Ordinary Shares and Warrants

•        We will incur significantly increased costs and devote substantial management time as a result of operating as a public company;

•        We have not yet determined whether our existing internal controls over financial reporting are in compliance with Section 404 of the Sarbanes-Oxley Act;

•        Future sales of our Ordinary Shares and Warrants could reduce the market price of our Ordinary Shares and/or Warrants;

•        As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers;

•        The estimates of market opportunity, market size and forecasts of market growth included in our publicly-filed documents may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all;

•        Our management team has limited experience managing a public company;

•        We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies or smaller reporting companies could make our securities less attractive to investors; and

•        our principal shareholders, directors and officers currently beneficially own 100% of our Ordinary Shares. Upon completion of this offering, our principal shareholders, directors and officers will beneficially own approximately 60.3% of our Ordinary Shares and as such will be able to exert significant control over matters submitted to our shareholders for approval.

Corporate Information

We are an Israeli corporation based in Tel Aviv, Israel and were incorporated in Israel in 2021 under the name “JEFFS’ BRANDS LTD” Our principal executive offices are located at 3 Hanechoshet Street Tel Aviv, Israel 6971068. Our telephone number in Israel is +972-3-6899124. Our website address is www.jeffsbrands.com. The information contained on, or that can be accessed through, our website is not part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under Nasdaq rules for domestic U.S. issuers. See “Risk Factors — Risks Related to Our Status as a Public Company and Ownership of our Ordinary Shares and Warrants.” These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

THE OFFERING

Units offered by us

Up to 2,500,000 Units, each consisting of one Ordinary Share and a Warrant to purchase one Ordinary Share. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Ordinary Shares and Warrants are immediately separable and will be issued separately in this offering.(1)

Pre-Funded Units offered by us

We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Ordinary Shares immediately following the consummation of this offering, Pre-Funded Units, each consisting of one Pre-Funded Warrant to purchase one Ordinary Share and a Warrant to purchase one Ordinary Share. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

Warrants

Each Warrant will have an exercise price of $6.20 (100% of the public offering price per Unit, based on an assumed public offering price of $6.20 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus) per Ordinary Share, will be immediately exercisable and will expire five years from the date of issuance. Subject to certain exemptions outlined in the Warrant, for a period until the later of: (i) two years from the date of issuance of the Warrant, or (ii) on the date there are no holders of at least Warrants, if the Company shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares or Convertible Security (as defined in the Warrant), at an effective price per share less than the exercise price of the Warrant then in effect, the exercise price of the Warrant shall be reduced to equal the effective price per share in such dilutive issuance; provided, however, that in no event shall the exercise price of the Warrant be reduced to an exercise price lower than 50% of the initial public offering price per Unit in this offering. On the date that is 90 calendar days immediately following the initial issuance date of the Warrants, or the Issuance Date, the exercise price of the Warrants will adjust to be equal to the greater of $             per share (which shall equal 50% of the exercise price of the Warrants on the issuance date) and 100% of the lowest volume weighted average price of our Ordinary Shares occurring during the 90 calendar days following the Issuance Date, provided that such value is less than the exercise price in effect on that date. Additionally, in the event of any adjustment under Section 3(e) or Section 3(h) of the Warrant that results in a reduction of the exercise price, in aggregate, to 50% of the initial public offering price of the Units in this offering, then in connection with such adjustment, each holder of at least Warrants shall receive one Additional Warrant for each Warrant held by such holder on the date of adjustment. To better understand the terms of the Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Pre-Funded Warrants

Each Pre-Funded Warrant will be immediately exercisable at an exercise price of $0.001 per Ordinary Share and may be exercised at any time until exercised in full. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Additional Warrants

The Additional Warrants shall have the same terms as the as-adjusted Warrant; provided, however, that the term of each Additional Warrant will be five (5) years from the issuance date and such Additional Warrant will not be listed on any securities exchange. In addition, as long as the Additional Warrants are outstanding, each holder of at least Warrants will receive semi-annual payments equal to 2% of our gross revenues, calculated for the first and second six-month fiscal periods, shared pro rata among such qualified holders. The Additional Warrants may be redeemed by us at any time at a price equal to three times the initial exercise price, or $18.60, assuming an exercise price of each warrant of $6.20 (100% of the public offering price per Unit, based on an assumed public offering price of $6.20 per Unit, the midpoint of the price range of the Units).

Ordinary Shares currently issued and outstanding	2,893,125 Ordinary Shares
Ordinary Shares to be issued and outstanding after this offering

6,856,744 Ordinary Shares (assuming no exercise of the over-allotment option, Warrants or Underwriter’s Warrants and the exercise of any Pre-Funded Warrants), or 7,231,744 Ordinary Shares if the underwriter exercises in full its over-allotment option to purchase additional Ordinary Shares.(1)(2)

Over-allotment option

We have granted the underwriter an option for a period of up to 45 days following the date of this prospectus to purchase from us up to 375,000 additional Ordinary Shares, 375,000 Pre-Funded Warrants and/or up to an additional 375,000 Warrants solely to cover over-allotments, if any. The underwriter may exercise the over-allotment option with respect to Ordinary Shares only, Pre-Funded Warrants only, Warrants only, or any combination thereof. The purchase price to be paid per additional Ordinary Share or Pre-Funded Warrant will be equal to the public offering price of one Unit or Pre-Funded

Unit (less the purchase price allocated to the Warrant, $0.01 per Warrant), as applicable, less the underwriting discounts and commissions, and the purchase price to be paid per Additional Warrant will be $0.01. No underwriting discounts and commissions will be payable by us if the underwriter exercises the over-allotment option for Warrants.

Underwriter’s Warrants(1)

We will issue to the underwriter, or its permitted designees, warrants to purchase up to 125,000 Ordinary Shares, representing 5.0% of the Ordinary Shares included in the Units or issuable upon the exercise of any Pre-Funded Warrants included in the Pre-Funded Units sold in this offering (excluding any Ordinary Shares or Ordinary Shares issuable upon the exercise of any Pre-Funded Warrants or Warrants sold pursuant to the over-allotment option). The Underwriter’s Warrants will have an exercise price of $7.75, or equal to 125% of the per Unit public offering price, will be exercisable beginning on a date that is 180 days following the commencement of sales pursuant to this prospectus and will expire five years from the date of such commencement of sales.

Use of proceeds

We expect to receive approximately $13.5 million in net proceeds from the sale of the securities offered by us in this offering (approximately $15.6 million if the underwriter exercises its over-allotment option in full for Ordinary Shares and/or Pre-Funded Warrants and Warrants), based upon an assumed public offering price of $6.20 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. No underwriting discounts and commissions will be payable by us if the underwriter exercises its over-allotment option for Warrants and the total additional proceeds to us, before expenses, if the underwriter exercises its option in full for Warrants only, will be $3,750.00.

We currently expect to use the net proceeds from this offering for the following purposes:

•   approximately $7.5 million for the purchase of new Amazon.com brands, the development of our own new brands, and improvement of existing brands;

•   approximately $1.8 million for the repayment of certain outstanding indebtedness; and

•   the remainder for working capital and general corporate purposes, including potential acquisitions and collaborations and investments in warehouse, logistics software and facilities to strengthen our supply chain process.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering.

Lock-up agreements

We and our directors, officers and certain principal shareholders have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 180 days after the date of this prospectus. See “Underwriting — Lock-Up Agreements.”

Risk factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 13 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Ordinary Shares and Warrants.

Proposed Nasdaq symbol	The Ordinary Shares and Warrants have been approved for listing on Nasdaq under the symbol “JFBR” and “JFBRW”, respectively.

____________

(1)      The actual number of Units and Underwriter’s Warrants that we will offer and that will be outstanding after this offering will be determined based on the actual public offering price.

(2)      The number of Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Units offered hereby are sold, and is based on 2,893,125 Ordinary Shares issued and outstanding as of June 27, 2022, includes 1,463,619 Ordinary Shares issuable upon the closing of this offering in connection with the conversion of certain outstanding related party loans and excludes 52,419 Ordinary Shares issuable pursuant to warrants to be issued to certain investors and an advisor upon the closing of this offering at an exercise price equal to the public offering price in this offering and 1,307,027 Ordinary Shares reserved for future issuance under our 2022 Incentive Option Plan, or our 2022 Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

•        the issuance of 6,630,547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares on February 17, 2022 in connection with the bonus shares declared by our Board of Directors on February 17, 2022;

•        the exercise of any Pre-Funded Warrants purchased in this offering;

•        a .806-for-1 reverse split of the issued and outstanding Ordinary Shares effected on May 3, 2022;

•        a 1-for-1.85 reverse split of the issued and outstanding Ordinary Shares effected on June 16, 2022;

•        no exercise of the underwriter’s over-allotment option; and

•        no exercise of the Warrants, Additional Warrants or Underwriter’s Warrants.

RISK FACTORS

Investing in the securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, before making a decision to invest in our securities. The risks and uncertainties described below may not be the only ones we face. If any of the risks actually occur, our business, financial condition, cash flows and results of operations could be materially and adversely affected. In that event, the trading price of our Ordinary Shares and Warrants could decline, and you could lose part or all of your investment.

Risks Related to Our Businesses, Strategies, Technology, and Industry

We have a short operating history in an evolving industry and, as a result, our past results may not be indicative of future operating performance.

We have a short operating history in a rapidly evolving industry that may not develop in a manner favorable to our business. Our relatively short operating history makes it difficult to assess our future performance. You should consider our business and prospects in light of the risks and difficulties we may encounter.

Our future success will depend in large part upon our ability to, among other things:

•        manage our inventory effectively;

•        successfully develop, retain and expand our consumer product offerings and geographic reach;

•        compete effectively;

•        anticipate and respond to macroeconomic changes;

•        effectively manage our growth;

•        hire, integrate and retain talented people at all levels of our organization;

•        avoid interruptions in our business from information technology downtime, cybersecurity breaches or labor stoppages;

•        maintain the quality of our technology infrastructure; and

•        develop new features to enhance functionality.

We may not be able to manage our growth effectively, and such rapid growth may adversely affect our corporate culture.

We expect to rapidly and significantly expand our operations and anticipate expanding further as we pursue our growth strategies. Such expansion increases the complexity of our business and places a significant strain on our management, operations, technical systems, financial resources and internal control over financial reporting functions. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in several geographic locations.

We are currently in the process of transitioning certain of our business and financial systems to systems on a scale reflecting the increased size, scope and complexity of our operations, and the process of migrating our legacy systems could disrupt our ability to timely and accurately process information, which could adversely affect our results of operations and cause harm to our reputation. As a result, we may not be able to manage our expansion effectively.

Our entrepreneurial and collaborative culture is important to us, and we believe it has been a major contributor to our success. We may have difficulties maintaining our culture or adapting it sufficiently to meet the needs of our future and evolving operations as we continue to grow, in particular as we grow internationally.

In addition, in the period following this offering, we expect to experience some challenges in developing and maintaining our culture as a public company, with the attendant changes in policies, practices, corporate governance and management requirements. Failure to successfully develop or maintain such a culture could have a material adverse effect on our business, results of operations, financial condition and prospects.

Our e-commerce operations are reliant on the Amazon.com marketplace and fulfillment by Amazon.com and changes to the Amazon.com marketplace, Amazon’s services and their terms of use may harm our business.

Our products are sold predominantly on the Amazon.com marketplace and orders are fulfilled entirely by Amazon.com utilizing the fulfilled by Amazon, or FBA, model. In order to continue to utilize the Amazon.com marketplace and FBA, we must comply with the applicable policies and terms of use relating to these services. Such policies and terms of use may be altered or amended at Amazon’s sole discretion, including changes regarding the cost of securing these services, and changes that increase the burden of compliance with its requirements, may cause us to significantly alter our business model or incur additional costs in order to comply, which could negatively impact our results of operations. Non-compliance with applicable terms of use and policies can result in the removal of one or more products from the marketplace and suspension of fulfillment services either of which could have a material adverse effect on our business and results of our operations. Although we exert efforts in order to ensure ongoing compliance and no notices of non-compliance have been received to date, we cannot assure you that events of this kind will not occur in the future.

We rely on other information technologies and systems to operate our business and to maintain our competitiveness, and any failure to invest in and adapt to technological developments and industry trends could harm our business.

We depend on sophisticated information technologies and systems, technology and systems used for websites and apps, customer service, logistics and fulfillment, supplier connectivity, communications and administration. As our operations grow in size, scope and complexity, we will need to continuously improve and upgrade our systems and infrastructure to offer an increasing number of consumer-enhanced services, features and functionalities, while maintaining and improving the reliability and integrity of our systems and infrastructure.

Our future success also depends on our ability to use A.I. tools and infrastructure, including logistics and fulfillment platform which leverages, to meet rapidly evolving e-commerce trends and demands. The emergence of alternative platforms may require us to continue to invest in new and costly technology. We may not be successful, or we may be less successful than our competitors, in adopting technologies that operate effectively across multiple e-commerce platforms, which would negatively impact our business and financial performance. New developments in other areas, such as cloud computing providers, could also make it easier for competitors to enter our markets due to lower up-front technology costs. In addition, we may not be able to maintain our existing systems or replace our current systems or introduce new technologies and systems as quickly or cost effectively as we would like. Failure to invest in and adapt to technological developments and industry trends may have a material adverse effect on our business, results of operations, financial condition and prospects.

We rely on data provided by third parties, the loss of which could limit the functionality of our platforms, cause us to invest in the wrong product or disrupt our business.

We use third party software to determine market trends and what markets to enter into. Our ability to successfully use this software depends on our ability to analyze and utilize data, including search engine results, provided by unaffiliated third parties, primarily, Google and Amazon. Some of this data is provided to us pursuant to third-party data sharing policies and terms of use, under data sharing agreements by third-party providers or by customer consent. The majority of this data is sourced for free or for de minimis amounts. These sources of data allow us, along with A.I. tools, to determine trends, performance and consumer sentiment on products and searches within e-commerce platforms. This functionality allows us to help determine which products to market, in some cases manufacture through contract manufacturers, import and sell on e-commerce marketplaces. The connection to multiple e-commerce platforms through APIs allows us to develop the automation of the purchase of marketing and automate the change of pricing of product listings on those e-commerce platforms.

In the future, any of these third parties could change its data sharing policies, including making them more restrictive, charging fees or altering its algorithms that determine the placement, display and accessibility of search results and social media updates, any of which could result in the loss of, or significant impairment to, our ability to collect useful data. These third parties could also interpret our, or our service providers’, data collection policies or practices as being inconsistent with their policies, which could result in the loss of our ability to collect this data. Privacy concerns may cause end users to resist providing the personal data necessary to allow us to determine market trends as well as our ability to effectively retain existing customers. Privacy advocacy groups and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. Any such changes could impair our ability to use data and could adversely impact select functionality of our proprietary software, impairing our ability to use this data to anticipate customer demand and market trends, as well as adversely affecting our business and our ability to generate revenue.

If we fail to keep up with rapid technological changes, our future success may be adversely affected.

A.I. and machine learning technologies are subject to rapid changes and our technology is yet to be fully automated. Our future success will depend on our ability to respond to rapidly changing technologies, to adapt and further develop our own functionality or our services to our evolving industry and to improve the performance and reliability of our systems. Our failure to adapt to such changes could harm our business.

In addition, the widespread adoption of new internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our products, services or infrastructure. If we fail to keep up with rapid technological changes to remain competitive in our rapidly evolving industry, our future success may be adversely affected.

Our business depends on our ability to build and maintain strong product listings on e-commerce platforms. We may not be able to maintain and enhance our product listings if we receive a substantial number of customer complaints, negative publicity or otherwise fail to live up to customers’ expectations, any of which could materially adversely affect our business, results of operations and growth prospects.

Maintaining and enhancing our product listings is critical in expanding and growing our business. However, a significant portion of our perceived performance to the customer depends on third parties outside of our control, including suppliers and logistics providers such as FedEx, UPS, postal services and other third-party delivery agents and online retailers, mainly Amazon. Because our agreements with our online retail partners are generally terminable at will, we may be unable to maintain these relationships, and our results of operations could fluctuate significantly from period to period. Because we rely on third party logistics companies, like FedEx, to deliver our products, we are subject to shipping delays or disruptions caused by inclement weather, natural disasters, labor activism, health epidemics or bioterrorism. In addition, because we rely on national, regional and local transportation companies for the delivery of some of our other products, we are also subject to risks of breakage or other damage during delivery by any of these third parties. If these third parties do not meet our or our customers’ expectations, our brands may suffer irreparable damage. In addition, maintaining and enhancing our current and future brands may require us to make substantial investments, and these investments may not be yield sufficient returns. If we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to anticipate market trends and customer demand and to provide high quality products to our customers and a reliable, trustworthy and profitable sales channel to our suppliers, which we may not be able to do successfully.

A substantial number of customer complaints or negative publicity about our sites, products, delivery times, customer data handling and security practices or customer support, especially on blogs, social media websites or our sites, could rapidly and severely diminish consumer views of our products and result in harm to our brands. Customers may also make safety-related claims regarding products sold through our online retail partners, such as Amazon, which may result in an online retail partner removing the product from its marketplace. Such removal may materially impact our financial results depending on the product that is removed and length of time that it is removed. We also use and rely on other services from third parties, such as our telecommunications services, and those services may be subject to outages and interruptions that are not within our control.

Our efforts to acquire or retain customers, and our efforts to sell new products or increase sales of our existing products, may not be successful, which could prevent us from maintaining or increasing our sales.

If we do not successfully promote and sustain our new and/or existing product listings and brands through marketing and other tools, we may fail to maintain or increase our sales. Promoting and positioning our brands and product listings will depend largely on the success of our marketing efforts, our ability to attract customers cost effectively and our ability to consistently provide a high-quality product and maintain consumer satisfaction. We also use promotions to drive sales, which may not be effective and may adversely affect our gross margins. Our investments in marketing may not effectively reach potential customers, potential customers may decide not to buy our products or the spending of customers that purchase from us may not yield the intended return on investment, any of which could negatively affect our financial results. The failure of our marketing activities could also adversely affect our ability to promote our product listings and sell our products, and to develop and maintain relationships with our customers, retailers and brands, which may have a material adverse effect on our business, results of operations, financial condition and prospects.

If we fail to acquire new customers or retain existing customers, or fail to do so in a cost-effective manner, we may not be able to achieve profitability.

Our success depends on our ability to acquire and retain customers in a cost-effective manner. In order to expand our customer base, we must appeal to and acquire customers who have historically used other channels to purchase the wide variety of products we offer and may prefer alternatives to our offerings, such as those offered by other vendors on Amazon, traditional brick-and-mortar retailers and the websites of our competitors or our suppliers’ own websites. We expect competition in e-commerce generally to continue to increase. Competitors have introduced lower cost or differentiated products that are perceived to compete with our products. If we are unable to correctly anticipate market trends and customer demand, our ability to sell our products could be impaired. If we fail to deliver quality products, or if customers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, we may not be able to generate the scale necessary to drive beneficial network effects with our suppliers, our net revenue may decrease and our business, financial condition and operating results may be materially adversely affected.

We believe new customers can originate from word-of-mouth and other non-paid referrals from existing customers. Therefore, we must ensure that our existing customers remain loyal to us in order to continue receiving those referrals. If our efforts to satisfy our existing customers are not successful, we may lose these customers or we may not be able to acquire new customers in sufficient numbers to continue to grow our business, or we may be required to incur significantly higher marketing expenses in order to acquire new customers. For example, since 2016, Amazon.com has maintained a policy whereby they will purge all reviews they believe are paid for. While we do not ask customers to leave a positive review or change a review, some of our reviews may be purged by Amazon.com in accordance with this policy if Amazon.com believes they were questionable or not authentic. If Amazon.com purges reviews or if we are unable to maintain our positive reviews, it may adversely affect our ability to acquire new customers or retain existing ones.

In addition, we believe that Amazon.com has, from time to time, placed limitations on the daily volume of reviews that may be provided for any specific product listing. This limitation or others relating to customer engagement with our product listings could impact the success of our product listings, which could adversely impact our financial performance.

If we fail to offer high-quality customer support, our business and reputation may suffer.

High-quality education and training of customer support personnel to deliver high-quality customer support are important for the successful retention of existing customers. Providing this education, training and support requires that our support personnel have specific knowledge and expertise of our products and markets, making it more difficult for us to hire experienced personnel and to scale up our support operations. The importance of high-quality customer support will increase as we expand our business and pursue new customers. If we do not provide effective and timely ongoing support, our ability to retain existing customers may suffer, and our reputation with existing or potential customers may be harmed, which would have a material adverse effect on our business, results of operations, financial condition and prospects.

Our efforts to expand our business into new brands, products, services, technologies and geographic regions will subject us to additional business, legal, financial and competitive risks and may not be successful.

Our business success depends to some extent on our ability to expand our consumer offerings by launching new brands, products and services and by expanding our existing offerings into new geographic regions.

Our strategy is to use our skills to determine which markets to enter and optimize the mix of products and services that we offer.

Launching new brands, products and services requires significant upfront investments, including investments in marketing (namely digital marketing and PPC (Pay Per Click), information technology and additional personnel. We operate in highly competitive industries with relatively low barriers to entry and must compete successfully in order to grow our business. We may not be able to generate satisfactory revenue from these efforts to offset these costs. Any lack of market acceptance of our efforts to launch new brands, products or services or to expand our existing offerings could have a material adverse effect on our business, prospects, financial condition and results of operations. Further, as we continue to expand our fulfillment capability or add new businesses with different requirements, our logistics networks will become increasingly complex and operating them will become more challenging. There can be no assurance that we will be able to operate our networks effectively.

We have also entered and may continue to enter new markets and provide product offerings in which we have limited or no experience, which may not be successful or appealing to our customers.

The CPG industry is subject to evolving standards and practices, as well as changing consumer needs, requirements and preferences. Our ability to attract new customers and increase revenue from existing customers depends, in part, on our ability to enhance and improve our existing tools that enable us to pinpoint new markets and introduce new products. The success of any enhancements or new instruments depends on, in part, market-accepted pricing levels and overall market acceptance. We may not be successful in these efforts, which could result in significant expenditures that could impact our revenue or distract management’s attention from current offerings.

Increased emphasis on the sale of new products could distract us from sales of our existing products in existing markets, negatively affecting our overall sales. We have invested and expect to continue to invest in new businesses, products, features, services and technologies. Such endeavors may involve significant risks and uncertainties, including insufficient revenue from such investments to offset any new liabilities assumed and expenses associated with these new investments, inadequate return of capital on our investments, distraction of management from current operations and unidentified issues not discovered in our due diligence of such investments that could cause us to fail to realize the anticipated benefits of such investments and incur unanticipated liabilities. Because these new strategies and offerings are inherently risky, no assurance can be given that they will be successful. Our new features or enhancements could fail to attain sufficient market acceptance for many reasons, including:

•        delays in introducing products in new markets;

•        failure to accurately predict market demand or end consumer preferences;

•        introduction of competing products;

•        poor financial conditions for our customers or poor general macroeconomic conditions;

•        changes in legal or regulatory requirements, or increased legal or regulatory scrutiny, adversely affecting our products;

•        failure of our brands and products digital promotion activities or negative publicity about the performance or effectiveness of our existing brands and products; and

•        disruptions or delays in the online retailers and, or in addition to, logistics providers distributing our products.

There is no assurance that we will successfully identify new opportunities or develop and bring new products to market on a timely basis, which could materially and adversely affect our business and operating results and compromise our ability to generate revenue.

Potential growth of our businesses is based on international expansion, making us susceptible to risks associated with international sales and operations.

We have historically mainly sold products in the U.S., and in 2021 also began selling products in the United Kingdom and Germany. Following the completion of this offering, we intend to expand our operations to reach new markets and localities. For example, we expect to increase our sales in the United Kingdom and Germany and have completed the requisite processes in order to offer certain of our products through the Amazon.com marketplace in other major European countries, Singapore and Australia. We may not be successful in increasing our sales in the United Kingdom and Germany and currently do not have an estimated starting date for sales in these other major European countries, Australia and Singapore. Conducting international operations subjects us to certain risks, which include localization of solutions and products and adapting them to local practices and regulatory requirements, exchange rate fluctuations and unexpected changes in tax, trade laws, tariffs, governmental controls and other trade restriction. To the extent that we do not succeed in expanding our operations internationally and managing the associated legal and operational risks, our results of operations may be adversely affected.

Use of social media and email may adversely impact our reputation or subject us to fines or other penalties.

We use social media and email as part of our digital marketing efforts. As laws and regulations rapidly evolve to govern the use of these channels, the failure by us, our employees or third parties acting at on our behalf to abide by applicable laws and regulations in the use of these channels could adversely affect our reputation or subject us to fines or other penalties. In addition, our employees or third parties acting on our behalf may knowingly or inadvertently make use of social media in ways that could lead to the loss or infringement of intellectual property, as well as the public disclosure of proprietary, confidential or sensitive personal information of our business, employees, customers or others. Any such inappropriate use of social media or email could also cause reputational damage.

Customers value readily available information concerning retailers and their goods and services and often act on such information without further investigation and with no regard to its accuracy. Our customers may engage with us online through our social media platforms, including Facebook and Instagram, by providing feedback and public commentary about all aspects of our business. Information concerning us or our retailers and brands, whether accurate or not, may be posted on social media platforms at any time and may have a disproportionately adverse impact on our brand, reputation or business. The harm may be immediate without affording us an opportunity for redress or correction and could have a material adverse effect on our business, results of operations, financial condition and prospects.

If our emails are not delivered and accepted or are routed by email providers less favorably than other emails, or our sites or mobile applications are not accessible or are treated disadvantageously by Internet service providers, our business may be substantially harmed.

If email providers or Internet service providers, or ISPs, implement new restrictive email or content delivery or accessibility policies, including with respect to net neutrality, or begin enforcement of existing policies, it may become more difficult to deliver emails to our customers or for customers to access our sites, products and services. For example, certain email providers, including Google, categorize our emails as “promotional”, and these emails are directed to an alternate, and less readily accessible, section of a customer’s inbox. If email providers materially limit or halt the delivery of our emails, or if we fail to deliver emails to customers in a manner compatible with email providers’ email handling or authentication technologies, our ability to contact customers through email could be significantly restricted. In addition, if we are placed on “spam” lists or lists of entities that have been involved in sending unwanted, unsolicited emails, our operating results and financial condition could be substantially harmed. Further, if ISPs prioritize or provide superior access to our competitors’ content, our business and results of operations may be negatively impacted.

We are subject to risks related to online payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, Payoneer, credit accounts (including promotional financing) and gift cards. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. In addition, our credit card and other payment processors could impose receivable holdback or reserve requirements in the future. We rely on third parties to provide payment processing services, including the processing of credit cards and debit cards, and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card or debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

If we are unable to manage our inventory effectively, our operating results could be adversely affected.

To ensure timely delivery of products, we generally enter into purchase orders in advance with manufacturers. As a result, we are vulnerable to demand and pricing shifts and to suboptimal selection and timing of product purchases. We rely on our procurement team to order products and we rely on our data analytics to inform the levels of inventory we purchase, including when to reorder items that are selling well and when to write off items that are not selling well. In these instances, we may be unable to always predict the appropriate demand for our products by customers with accuracy, which may result in inventory shortages, inventory write offs and lower gross margins.

If our sales and procurement teams do not predict demand well or if our algorithms do not help us reorder the right products or write off the right products timely, we may not effectively manage our inventory, which could result in inventory excess or shortages, and our operating results and financial condition could be adversely affected.

Our business, including our costs and supply chain, is subject to risks associated with sourcing, importing and warehousing.

We source the products we offer from third-party vendors and, as a result, we may be subject to price fluctuations or demand disruptions. Our operating results could be negatively impacted by increases in the prices of our products, and we have no guarantees that prices will not rise. In addition, as we expand into new categories and types of products, we expect that we may not have strong purchasing power in these new areas, which could lead to higher costs than we have historically seen in our current product categories and types. We may not be able to pass increased costs on to customers, which could adversely affect our operating results.

In addition, we cannot guarantee that products we receive from vendors will be of sufficient quality or free from damage or defects, or that such merchandise will not be damaged during shipping or storage. While we take measures to ensure product quality and avoid damage, including evaluating vendor facilities, operations and product samples, conducting inventory inspections and inspecting returned products, we cannot control merchandise while it is out of our possession or prevent all damage while in our distribution centers. We may incur additional expenses and our reputation could be harmed if or current or potential customers believe that our merchandise is not of high quality or may be damaged.

Risks associated with the suppliers from whom our products are sourced could materially adversely affect our financial performance, as well as our reputation and brand.

We depend on our ability to provide our customers with a wide range of products from high quality suppliers in a timely and efficient manner. Our agreements with most of our suppliers do not provide for the long-term availability of merchandise or the continuation of particular pricing practices, nor do they usually restrict such suppliers from selling products to other buyers or directly themselves. There can be no assurance that our current suppliers will continue to seek to sell us products on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. Our ability to develop and maintain relationships with reputable suppliers and offer high quality products to our customers is critical to our success. If we are unable to develop and maintain relationships with suppliers that would allow us to offer a sufficient amount and variety of quality products on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected.

We also are unable to predict whether any of the countries in which our suppliers’ products are currently manufactured or may be manufactured in the future will be subject to trade restrictions imposed by the U.S. or foreign governments or the likelihood, type or effect of any such restrictions. Any event causing a disruption or delay of imports from suppliers with international manufacturing operations, including the imposition of additional import restrictions, restrictions on the transfer of funds or increased tariffs or quotas, could increase the cost or reduce the supply of merchandise available to our customers and materially adversely affect our financial performance as well as our reputation and brand. Our competitors may have greater existing inventory positions and other advantages that may allow them to price more competitively relative to our products. Furthermore, some or all of our suppliers’ foreign operations may be adversely affected by political and financial instability, resulting in the disruption of trade from exporting countries, restrictions on the transfer of funds or other trade disruptions.

Manufacturing risks, including risks related to manufacturing in China, may adversely affect our ability to manufacture our products and could reduce our gross margin and our profitability.

We rely on third party manufacturers in China to manufacture our products. As a result, our business is subject to risks associated with doing business in China, including:

•        trade protection measures, such as tariff increases, and import and export licensing and control requirements;

•        potentially negative consequences from changes in tax laws;

•        difficulties associated with the Chinese legal system, including increased costs and uncertainties associated with enforcing contractual obligations in China;

•        historically lower protection of intellectual property rights;

•        unexpected or unfavorable changes in regulatory requirements; and

•        changes and volatility in currency exchange rates.

Economic regulation, trade restrictions, and increasing manufacturing costs in China could adversely impact our business and results of operations.

We contract with manufacturing facilities in the People’s Republic of China. For many years, the Chinese economy has experienced periods of rapid growth. An increase in the cost of labor or taxes on wages in China may lead to an increase in the cost of goods manufactured in China. Significant increases in wages or wage taxes paid by contract manufacturing facilities may increase the cost of goods manufactured in China which could have a material adverse effect on the Company’s profit margins and profitability. Additionally, government trade policies, including the imposition of tariffs, export restrictions, sanctions or other retaliatory measures could limit our ability to source materials and products from China at acceptable prices or at all. For example, both the United States and China have implemented several rounds of tariffs and retaliations with respect to certain products imported from the other country, some of which may impact certain products we import. Moreover, the U.S. Congress recently passed the Uyghur Forced Labor Prevention Act in an effort to prevent what it views as forced labor and human rights abuses in the Xinjiang Uyghur Autonomous Region, or XUAR. If it is determined that our third-party suppliers and manufacturers mine, produce or manufacture our products wholly or in part from the XUAR, then we could be prohibited from importing such products into the U.S. In addition, Chinese trade regulations are in a state of flux, and we may become subject to other forms of taxation, tariffs and duties in China. We do not currently have arrangements with contract manufacturers in other countries that may be acceptable substitutes. We cannot predict what actions may ultimately be taken with respect to tariffs, export controls, countermeasures, or other trade measures between the U.S. and China or other countries and what products may be subject to such actions. To the extent such actions inhibit our transactions with contract manufacturing facilities and suppliers in China, our business may be materially adversely affected.

Shipping is a critical part of our business and any changes in our shipping arrangements or any interruptions in shipping could adversely affect our operating results.

We currently rely on 3 vendors for our shipping. While we are not substantially dependent on any one vendor and believe we have strong business relationships with each of these vendors, under the terms of our agreements with such vendors, we can terminate such agreements at any time and replace them with other vendors. If we are not able to negotiate acceptable pricing and other terms with these entities or they experience performance problems or other difficulties, it could negatively impact our operating results and our customers’ experience. We are also subject to volatility in ocean freight rates that are driven, in part, by seasonality, capacity availability and other factors, including fuel-related regulations affecting the shipping industry. In addition, our ability to receive inbound inventory efficiently and ship merchandise to clients may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism and similar factors. We are also subject to risk of damage or loss during delivery by our shipping vendors. If our products are not delivered in a timely fashion or are damaged or lost during the delivery process, our customers could become dissatisfied and cease using our products or services, which would adversely affect our business and operating results.

We depend on highly skilled personnel, including senior management and our technology professionals, and if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business could be harmed.

We believe our past success has depended, and our future success depends, on the efforts and talents of our senior management and our highly skilled team members, including our data scientists and technology professionals. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The loss of one or more of our key personnel or the inability to promptly identify a suitable successor to a key role could have an adverse effect on our business. In particular, our Founder and Chief Executive Officer has unique and valuable experience leading our Company from our inception through today. If he were to depart or otherwise reduce his focus on our Company, our business may be disrupted.

Competition for key personnel is strong, especially in Israel where our headquarters are located, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel in the future, or that the compensation costs of doing so will not adversely affect our operating results. Similarly, competition for well-qualified employees in all aspects of our business, including software engineers and other technology professionals, is intense globally. We do not have long-term employment or non-competition agreements with any of our employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees and key senior management with the appropriate skills at cost-effective compensation levels, or if changes to our business adversely affect morale or retention, our business, results of operations, financial condition and prospects may be adversely affected.

In addition, in making employment decisions, job candidates often consider the value of the stock options or other equity incentives they are to receive in connection with their employment. If the price of our shares declines, or experiences significant volatility, our ability to attract or retain key employees may be adversely affected. Also, as employee options vest and the lock-up agreements expire, we may have difficulty retaining key employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, our growth prospects could be severely harmed.

We may not accurately forecast revenues, profitability and appropriately plan our expenses.

We base our current and future expense levels on our operating forecasts and estimates of future income and operating results. Income and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Additionally, our business is affected by general economic and business conditions around the world. A softening in income, whether caused by changes in consumer preferences or a weakening in global economies, may result in decreased net revenue levels, and we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in income. This inability could cause our income (loss) from operations after tax in a given quarter to be lower or higher than expected. We also make certain assumptions when forecasting the amount of expense we expect related to our share-based payments, which includes the expected volatility of our share price, and the expected life of equity awards granted. These assumptions are partly based on historical results. If actual results differ from our estimates, our operating results in a given quarter may be lower than expected.

Our operating results are subject to seasonal fluctuations.

The e-commerce business is seasonal in nature and the fourth quarter is a significant period for our operating results due to the holiday season. As a result, revenue generally declines and loss from operations generally increases in the first quarter sequentially from the fourth quarter of the previous year. Any disruption in our ability to process and fulfill customer orders during the fourth quarter could have a negative effect on our quarterly and annual operating results. For example, if a large number of customers purchase our products in a short period of time due to increased holiday demand, inefficient management of our inventory may prevent us from efficiently fulfilling orders, which may reduce sales and harm our brands.

General economic factors may adversely affect our business, financial performance and results of operations.

Our business, financial performance and results of operations depend significantly on worldwide macroeconomic economic conditions and their impact on consumer spending. Recessionary economic cycles, higher interest rates, volatile fuel and energy costs, inflation, levels of unemployment, conditions in the residential real estate and mortgage markets, access to credit, consumer debt levels, unsettled financial markets and other economic factors that may affect consumer spending or buying habits could materially and adversely affect demand for our products. In addition, volatility in the financial markets has had and may continue to have a negative impact on consumer spending patterns. A reduction in consumer spending or disposable income may affect us more significantly than companies in other industries and companies with a more diversified product offering. In addition, negative national or global economic conditions may materially and adversely affect our suppliers’ financial performance, liquidity and access to capital. This may affect their ability to maintain their inventories, production levels and/or product quality and could cause them to raise prices, lower production levels or cease their operations.

Economic factors such as increased commodity prices, shipping costs, higher costs of labor, insurance and healthcare, and changes in or interpretations of other laws, regulations and taxes may also increase our cost of goods sold and our selling, general and administrative expenses, and otherwise adversely affect our financial condition and results of operations. Global inflation has risen in 2022. To date, we have not been subject to inflationary pressures. However, to mitigate any identified potential inflationary pressures, the Company purchased more inventory at the beginning of the year in order to avoid price increases that may be caused by the increase in inflation or shipping costs. We cannot assure you that we will not be adversely affected in the future.

Any significant increases in costs may affect our business disproportionately than our competitors. Changes in trade policies or increases in tariffs, may have a material adverse effect on global economic conditions and the stability of global financial markets and may reduce international trade.

Natural disasters or other unexpected events may adversely affect our operations, particularly our merchandise supply chain and shipping efforts.

Natural disasters, such as earthquakes, hurricanes, tornadoes, floods and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics; political crises, such as terrorist attacks, war and other political instability; or other catastrophic events, whether occurring in Israel or internationally, could disrupt our operations in any of our offices and fulfillment centers or the operations of one or more of our third-party providers or vendors. In particular, these types of events could impact our merchandise supply chain, including our ability to ship merchandise to customers from or to the impacted region, and could impact our ability or the ability of third parties to operate our sites and ship merchandise. In addition, these types of events could negatively impact consumer spending in the impacted regions. To the extent any of these events occur, our business and operating results could be adversely affected.

The impact of COVID-19 may adversely affect our business and financial results.

The COVID-19 pandemic in 2020 has resulted in a widespread health crisis that has adversely affected businesses, economies and financial markets worldwide, placed constraints on the operations of businesses, decreased consumer mobility and activity, and caused significant economic volatility in the United States, Israel and international capital markets. We have followed guidance issued by the U.S. and Israeli governments and the other local governments in territories in which we operate to protect our employees.

Our online business and warehouse operations have remained active to serve its customers during the COVID-19 pandemic, and to-date we have seen increased demand for our products and services during the pandemic. However, the course of the pandemic remains uncertain, and a prolonged global economic slowdown and increased unemployment could have a material adverse impact on economic conditions, which in turn could lead to a reduced demand for our products and services.

As a consequence of the COVID-19 pandemic, we have experienced occasional supply constraints, primarily in the form of increases in freight costs from approximately $2,000 per container pre-COVID-19 to approximately $20,000 per container in the midst of the pandemic, and delays in shipment of inventory. Currently, the shipping costs per container vary between $8,000 to $10,000 per container and we expect such costs to further decrease. We have also experienced increases in the cost of certain products, as well as a decrease in promotions by some manufacturers. While we consider such events to be relatively minor and temporary, continued supply chain disruptions could lead to delayed receipt of, or shortages in, inventory and higher costs, and negatively impact our sales.

COVID-19 impacted the supply chain of our brand partners, and our ability to timely fulfill orders and deliver such orders to our customers, particularly as a result of mandatory shutdowns in different countries and cities to mitigate the spread of the virus. As long as the COVID-19 pandemic continues, the components’ lead time may be longer than normal and shortage in components may continue or get worse. Therefore, we maintain a comprehensive network of manufacturers. In order to mitigate such risks, in cases where certain components are purchased from single source manufacturers, we have adjusted and modified designs based on different components from different suppliers, to allow for more versatility and flexibility.

Although we cannot estimate the length or severity of the impact of the COVID-19 pandemic at this time, if the pandemic continues, it may have an adverse effect on the results of our future operations. The potential negative impact of COVID-19 on our operations remains uncertain and potentially wide-spread, including:

•        our ability to successfully forecast sales and execute our long-term growth strategy during these uncertain times;

•        the build-up of excess inventory as a result of lower consumer demand;

•        supply chain disruptions experienced by brand partners resulting from closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas, along with increased freight costs for us;

•        our ability to access capital sources and repay our loans, as well as the ability of our key customers, suppliers, and vendors to do the same in regard to their own obligations; and

•        diversion of management and employee attention and resources from key business activities and risk management outside of COVID-19 response efforts, including cybersecurity and maintenance of internal controls, with resulting potential loss of employee productivity.

We cannot predict the other future potential impacts of the COVID-19 pandemic on our business or operations, and there is no guarantee that any near-term trends in our results of operations will continue, particularly if the COVID-19 pandemic and the adverse consequences thereof return. Additional waves of infections, a continuation of the current environment, or any further adverse impacts caused by the COVID-19 pandemic could further impact employment rates and the economy, affecting our consumer base and divert consumers’ discretionary income to other uses, including for essential items. These events could impact our cash flows, results of operations and financial conditions and heighten many of the other risks described in this prospectus.

We may acquire other companies or technologies, which could divert our management’s attention, result in additional dilution to our shareholders and otherwise disrupt our operations and adversely affect our operating results.

We may in the future seek to acquire or invest in businesses, features or technologies that we believe could complement or expand our market, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. In addition, to the extent that we enter into any term sheets or agreements or otherwise announce any intention to acquire any businesses, features or technologies, any such acquisition would generally be subject to completion of due diligence and required approvals, and there can be no assurance that any such acquisition will occur or be completed in a timely manner, or at all.

If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations, existing contracts and technologies successfully or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from any future acquired business due to a number of factors, including:

•        failure to identify all of the issues, liabilities or other shortcomings or challenges of an acquired company or technology, including issues related to intellectual property, regulatory compliance practices, revenue recognition or other accounting practices, or employee or client issues;

•        difficulty incorporating acquired technology and rights into our existing algorithm and operations and of maintaining quality and security standards consistent with our brands;

•        inability to generate sufficient revenue to offset acquisition or investment costs;

•        incurrence of acquisition-related costs or equity dilution associated with funding the acquisition;

•        difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

•        risks of entering new markets or new product categories in which we have limited or no experience;

•        difficulty converting the customers of the acquired business into our customers;

•        diversion of our management’s attention from other business concerns;

•        adverse effects to our existing business relationships as a result of the acquisition;

•        potential loss of key employees, customers, vendors and suppliers from either our current business or an acquired company’s business;

•        use of resources that are needed in other parts of our business;

•        possible write offs or impairment charges relating to acquired businesses;

•        compliance with regulatory matters related to the acquired business or its products; and

•        use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. If an acquired business fails to meet our expectations, our business, operating results and financial condition may suffer.

Risks Related to Information Technology

Assertions by third parties of infringement or misappropriation by us of their intellectual property rights or confidential know how could result in significant costs and substantially harm our business and results of operations.

Our business relies on sophisticated and experienced use and know-how of Amazon’s A.I. market tracker. Third parties may in the future assert that we have infringed or misappropriated their trademarks, copyrights, confidential know how, trade secrets, patents or other intellectual property rights. We cannot predict whether any such assertions or claims arising from such assertions will substantially harm our business and results of operations, whether or not they are successful. If we are forced to defend against any infringement or other claims relating to the trademarks, copyright, confidential know how, trade secrets, patents or other intellectual property rights of third parties, whether they are with or without merit or are determined in our favor, we may face costly litigation or diversion of technical and management personnel. Furthermore, the outcome of a dispute may be that we would need to cease use of some portion of our systems. Any such assertions or litigation could materially adversely affect our business, results of operations, financial condition and prospects.

The e-commerce industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. Some companies, including some of our competitors, own large numbers of patents, copyrights and trademarks, which they may use to assert claims against us.

In addition, because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover one or more of the technologies we use.

Certain third parties have substantially greater resources than we have and may be able to sustain the costs of intellectual property litigation for longer periods of time than we can. Even if we were to prevail in such a dispute, any litigation regarding the way we operate and utilize our technologies, could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

The inability to acquire, use or maintain our marks and domain names for our sites could substantially harm our business and operating results.

We currently have registered trademarks for our brands in numerous jurisdictions and have registered the Internet domain names for our websites, as well as various related domain names. However, we have not registered our trademarks or domain names in all major international jurisdictions. Domain names generally are regulated by Internet regulatory bodies. If we do not have, or cannot obtain on reasonable terms, the ability to use our marks in a particular country or to use or register any of our domain names, we could be forced either to incur significant additional expenses to market our products within that country, including the development of a new brand and the creation of new promotional materials and packaging, or to elect not to sell products in that country. Either result could materially adversely affect our business, financial condition and operating results.

Furthermore, the regulations governing domain names and laws protecting marks and similar proprietary rights could change in ways that block or interfere with our ability to use relevant domains or our current brand names. Furthermore, we might not be able to prevent third parties from registering, using or retaining domain names that interfere with our consumer communications or infringe or otherwise decrease the value of our marks, domain names and other proprietary rights. Regulatory bodies also may establish additional generic or country-code top-level domains or may allow modifications of the requirements for registering, holding or using domain names. As a result, we may not be able to register, use or maintain the domain names that utilize the name Jeffs’ Brands or our other brands in all of the countries in which we currently or intend to conduct business.

Any significant disruption in service on our websites or apps or in our computer systems, a number of which are currently hosted or provided by third-party providers, could materially affect our ability to operate, damage our reputation and result in a loss of customers, which would harm our business and results of operations.

Our ability to sell and market our products relies on FBA platform whose functionality relies upon a number of third-party related services, including those relating to cloud infrastructure, technology services, servers, open-source libraries and vendor APIs. Any disruption or loss of any of these third-party services could have a negative effect on our business, results of operations, financial condition and prospects. We may experience interruptions in our systems, including server failures that temporarily slow down or interfere with the performance of our platforms and the ability to sell on e-commerce marketplaces.

Interruptions in these systems, whether due to system failures, human input errors, computer viruses or physical or electronic break-ins, and denial-of-service attacks on us, third-party vendors or communications infrastructure, could affect the availability of our services on our platform and prevent or inhibit the ability of selling our products. Volume of traffic and activity on e-commerce marketplaces spikes on certain days, such as during a Black Friday promotion, and any such interruption would be particularly problematic if it were to occur at such a high-volume time. Problems with the reliability of our systems or third-party marketplaces could prevent us from earning revenue and could harm our reputation. Damage to our reputation, any resulting loss of customers, e-commerce confidence and the cost of remedying these problems could negatively affect our business, results of operations, financial condition and prospects.

Our ability to maintain communications, network and computer hardware in the countries in which they are used may in the future be subject to regulatory review and licensing, and the failure to obtain any required licenses could negatively affect our business. Our systems and infrastructure are predominately reliant on third parties. Problems faced by our third-party service providers with the telecommunications network providers with whom they contract or with the systems by which they allocate capacity among their users, including us, could adversely affect the experience of our customers. Our third-party service providers could decide to close their facilities without adequate notice. Any financial difficulties, such as bankruptcy or reorganization, faced by our third-party service providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. If our third-party service providers are unable to keep up with our needs for capacity, this could have an adverse effect on our business. Any errors, defects, disruptions or other performance problems with our services could harm our reputation and may have a material adverse effect on our business, results of operations, financial condition and prospects.

Our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect our confidential information and practices, could damage our reputation and brands and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, brands and others, including credit card information and personally identifiable information, as well as other confidential information. We also engage third parties that store, process and transmit these types of information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction data or other confidential and sensitive information from being breached or compromised. In addition, our brand’s e-commerce websites are often attacked through compromised credentials, including those obtained through phishing and credential stuffing. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to breach our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our websites, networks and systems or that we or such third parties otherwise maintain, including payment card systems, which may subject us to fines or higher transaction fees or limit or terminate our access to certain payment methods. We and such third parties may not anticipate or prevent all types of attacks until after they have already been launched. Further, techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by third parties. These risks may increase over time as the complexity and number of technical systems and applications we use also increases.

Breaches of our security measures or those of our third-party service providers or cyber security incidents could result in unauthorized access to our sites, networks, systems and accounts; unauthorized access to, and misappropriation of, consumer information, including customers’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from our sites, networks or systems; deletion or modification of content or the display of unauthorized content on our sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third-party experts and consultants; or litigation, regulatory action and other potential liabilities. In the past, we have experienced social engineering, phishing, malware and similar attacks and threats of denial-of-service attacks; however, such attacks could in the future have a material adverse effect on our operations. If any of these breaches of security should occur, our reputation and brand could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by such breaches, and we could be exposed to a risk of loss, litigation or regulatory action and possible liability. We cannot guarantee that recovery protocols and backup systems will be sufficient to prevent data loss. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants

We may experience periodic system interruptions from time to time. In addition, continued growth in our transaction volume, as well as surges in online traffic and orders associated with promotional activities or seasonal trends in our business, place additional demands on our marketplace platforms and could cause or exacerbate slowdowns or interruptions. If there is a substantial increase in the volume of traffic on our sites or the number of orders placed by customers, we will be required to further expand and upgrade our technology, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our sites or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis. In order to remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our sites, which is particularly challenging given the rapid rate at which new technologies, customer preferences and expectations and industry standards and practices are evolving in the

e-commerce industry. Accordingly, we redesign and enhance various functions on our sites on a regular basis, and we may experience instability and performance issues as a result of these changes. Our disaster recovery plan may be inadequate, and our business interruption insurance may not be sufficient to compensate us for the losses that could occur.

Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data protection, data security, network and information systems security and other laws and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, results of operations, financial condition and prospects. We continue to devote significant resources to protect against security breaches, or we may need to devote significant resources in the future to address problems caused by breaches, including notifying affected subscribers and responding to any resulting litigation, which in turn, diverts resources from the growth and expansion of our business. To date, we are not aware of any material compromises or breaches of our networks or systems.

Risks Related to Legal and Regulatory Matters

We may be subject to general litigation, regulatory disputes and government inquiries.

As a growing company with expanding operations, we may in the future increasingly face the risk of claims, lawsuits, government investigations and other proceedings involving competition and antitrust, intellectual property, privacy, consumer protection, accessibility claims, securities, tax, labor and employment, commercial disputes, services and other matters. The number and significance of these disputes and inquiries have increased as the political and regulatory landscape changes, and as we have grown larger and expanded in scope and geographic reach, and our services have increased in complexity.

We cannot predict the outcome of such disputes and inquiries with certainty. Regardless of the outcome, these can have an adverse impact on us because of legal costs, diversion of management resources and other factors. Determining reserves for any litigation is a complex, fact-intensive process that is subject to judgment calls. It is possible that a resolution of one or more such proceedings could require us to make substantial payments to satisfy judgments, fines or penalties or to settle claims or proceedings, any of which could harm our business. These proceedings could also result in reputational harm, criminal sanctions, consent decrees or orders preventing us from offering certain products or services or requiring a change in our business practices in costly ways or requiring development of non-infringing or otherwise altered products or technologies. Litigation and other claims and regulatory proceedings against us could result in unexpected expenses and liabilities, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

A failure to comply with current laws, rules and regulations or changes to such laws, rules and regulations and other legal uncertainties may adversely affect our business, financial performance, results of operations or business growth.

Our business and financial performance could be adversely affected by unfavorable changes in or interpretations of existing laws, rules and regulations or the promulgation of new laws, rules and regulations applicable to us and our businesses, including those relating to the internet and e-commerce, internet advertising and price display, consumer protection, anti-corruption, antitrust and competition, economic and trade sanctions, energy usage and emissions, tax, banking, data security, network and information systems security, data protection and privacy. As a result, regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with applicable regulatory or licensing requirements or any binding interpretation of such requirements. Unfavorable changes or interpretations could decrease demand for our products or services, limit marketing methods and capabilities, affect our margins, increase costs or subject us to additional liabilities.

For example, there are, and will likely continue to be, an increasing number of laws and regulations pertaining to the internet and e-commerce that may relate to liability for information retrieved from or transmitted over the internet, display of certain taxes and fees, online editorial and consumer-generated content, user privacy, data security, network and information systems security, behavioral targeting and online advertising, taxation, liability for third-party activities and the quality of services. Furthermore, the growth and development of e-commerce may prompt calls for more stringent consumer protection laws and more aggressive enforcement efforts, which may impose additional burdens on online businesses generally.

If our products experience any recalls, product liability claims, or government, customer or consumer concerns about product safety, our reputation and operating results could be harmed.

Our products are subject to regulation by the U.S. Consumer Product Safety Commission, or the CPSC, and similar state and international regulatory authorities, and could be subject to involuntary recalls and other actions by these authorities. Concerns about product safety including concerns about the safety of products manufactured in developing countries, could lead us to recall selected products. Recalls and government, customer or consumer concerns about product safety could harm our reputation and reduce sales, either of which could have a material adverse effect on our business, results of operations, financial condition and prospects.

We may also be subject to product liability claims if people or property are harmed by the products we sell. Some of the products we sell may expose us to product liability claims and litigation (including class actions) or regulatory action relating to safety, personal injury, death or environmental or property damage.

Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. Some of our agreements with members of our supply chain may not indemnify us from product liability claims for a particular product, and some members of our supply chain may not have sufficient resources or insurance to satisfy their indemnity and defense obligations.

Any failure by us or our vendors to comply with product safety, labor or other laws, or our standard vendor terms and conditions, or to provide safe factory conditions for our or their workers may damage our reputation and brand and harm our business.

The products we sell to our customers are subject to regulation by the CPSC, the Federal Trade Commission, or the FTC, and similar state and international regulatory authorities. As a result, such products could be in the future subject to recalls and other remedial actions. Product safety, labeling and licensing concerns may require us to voluntarily remove selected merchandise from our inventory. Such recalls or voluntary removal of merchandise can result in, among other things, suspension of our seller accounts on Amazon.com and other online marketplaces, lost sales, diverted resources, potential harm to our reputation and increased client service costs and legal expenses, which could have a material adverse effect on our operating results.

Some of the products we sell may expose us to product liability claims and litigation or regulatory action relating to personal injury or environmental or property damage. Although we maintain liability insurance and implemented a quality assurance program that includes obtaining necessary certifications, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms or at all. In addition, some of our agreements with our vendors may not indemnify us from product liability claims for a particular vendor’s products or our vendors may not have sufficient resources or insurance to satisfy their indemnity and defense obligations.

We are subject to U.S. governmental regulation and other legal obligations related to privacy, data protection and information security. If we are unable to comply with these, we may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity.

We collect personally identifiable information and other data from our customers and prospective customers. We collect this info automatically through the automated sales processes with e-commerce marketplaces. We, at times, may use this information to provide, support, expand and improve our business and tailor our digital marketing and advertising efforts.

Our handling of data is subject to a variety of laws and regulations, including regulation by various government agencies, such as the FTC, and various state, local and foreign agencies. Our data handling also is subject to contractual obligations and industry standards.

The U.S. federal and various state and foreign governments have adopted or proposed limitations on the collection, distribution, use and storage of data relating to individuals, including the use of contact information and other data for digital marketing, advertising and other communications with individuals and businesses. In the United States, various laws and regulations apply to the collection, processing, disclosure and security of certain types of data. Additionally, the FTC and many state attorneys general are interpreting federal and state consumer protection laws as imposing standards for the online collection, use, dissemination and security of data. The laws and regulations relating to privacy and data security are evolving, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions.

In the United States, federal and various state governments have adopted or are considering laws, guidelines or rules for the collection, distribution, use and storage of information collected from or about customers or their devices. For example, California recently passed the California Consumer Privacy Act, which has an effective date of January 1, 2020 and introduces substantial changes to privacy law for businesses that collect personal information from California residents.

Additionally, the FTC and many state attorneys general are applying federal and state consumer protection laws to impose standards for the online collection, use and dissemination of data. Furthermore, these obligations may be interpreted and applied inconsistently from one jurisdiction to another and may conflict with other requirements or our practices.

Numerous data protection regimes apply based on where a customer is located, and as we expand and new laws are enacted or existing laws change, we may be subject to new laws, regulations or standards or new interpretations of existing laws, regulations or standards, which could require us to incur additional costs and restrict our business operations. Any failure or perceived failure by us to comply with rapidly evolving privacy or security laws, policies (including our own stated privacy policies), legal obligations or industry standards or any security incident that results in the unauthorized release or transfer of personally identifiable information or other consumer data may result in governmental enforcement actions, litigation (including consumer class actions), fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

In Europe, where we expect to expand our business operations in the future as part of our growth, the data privacy and information security regime recently underwent a significant change and continues to evolve and is subject to increasing regulatory scrutiny.

The General Data Protection Regulation, or GDPR, which came into force on May 25, 2018, implemented more stringent operational requirements for our use of personal data. These more stringent requirements include expanded disclosures to tell our customers about how we may use their personal data, increased controls on profiling customers and increased rights for customers to access, control and delete their personal data. In addition, there are mandatory data breach notification requirements and significantly increased penalties of the greater of €20 million or 4% of global turnover for the preceding financial year.

The U.K.’s Network and Information Systems Regulations 2018, or NID Regulations, which came into force on May 10, 2018, apply to us as an online marketplace and place additional network and information systems security obligations on us, as well as mandatory security incident notification in certain circumstances with penalties of up to £17 million.

In recent years, U.S. and European lawmakers and regulators have expressed concern over the use of third-party cookies and similar technologies for online behavioral advertising, and laws in this area are also under reform. Such regulations may have a negative effect on businesses, including ours, that collect and use online usage information for consumer acquisition and marketing, it may increase the cost of operating a business that collects or uses such information and undertakes online marketing, it may also increase regulatory scrutiny and increase potential civil liability under data protection or consumer protection laws.

We could incur substantial costs to comply with these regulations. The changes could require significant systems changes, limit the effectiveness of our marketing activities, adversely affect our margins, increase costs and subject us to additional liabilities.

Amendments to existing tax laws, rules or regulations or enactment of new unfavorable tax laws, rules or regulations could have an adverse effect on our business and financial performance.

Many of the laws, rules or regulations imposing taxes and other similar obligations were established before the growth of the internet and e-commerce. Tax authorities in non-U.S. jurisdictions, including Israel, and at the U.S. federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in e-commerce and considering changes to existing tax or other laws that could regulate our transmissions and/or levy sales, income, consumption, use or other taxes relating to our activities, and/or impose obligations on us to collect such taxes. For example, in March 2018, the European Commission proposed new rules for taxing digital business activities in the EU. In addition, state and local taxing authorities in the United States and taxing authorities in other countries have identified e-commerce platforms as a means to calculate, collect and remit indirect taxes for transactions taking place over the internet. Multiple U.S. states have enacted related legislation and other states are now considering such legislation. Furthermore, the U.S. Supreme Court recently has held in South Dakota v. Wayfair that a U.S. state may require an online retailer to collect sales taxes imposed by that state, even if the retailer has no physical presence in that state, thus permitting a wider enforcement of such sales tax collection requirements. Such legislation could require us or our retailers and brands to incur substantial costs in order to comply, including costs associated with legal advice, tax calculation, collection, remittance and audit requirements, which could make selling in such markets less attractive and could adversely affect our business.

We cannot predict the effect of current attempts to impose taxes on commerce over the internet. If such tax or other laws, rules or regulations were amended, or if new unfavorable laws, rules or regulations were enacted, the results could increase our tax payments or other obligations, prospectively or retrospectively, subject us to interest and penalties, decrease the demand for our products if we pass on such costs to the consumer, result in increased costs to update or expand our technical or administrative infrastructure or effectively limit the scope of our business activities if we decided not to conduct business in particular jurisdictions. As a result, these changes may have a material adverse effect on our business, results of operations, financial condition and prospects.

We are subject to anti-corruption, anti-bribery, anti-money laundering and similar laws, and non-compliance with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.

Israel Money Laundering and Terror Financing Prohibition Authority, the SEC, the U.S. Department of Justice, the U.S. Treasury Department’s Office of Foreign Assets Controls, or OFAC, the U.S. Department of State, and other foreign regulatory authorities, continue to enforce economic and trade regulations and anti-corruption laws across industries. U.S. trade sanctions relate to transactions with designated foreign countries and territories, including Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine, or Crimea, as well as specifically targeted individuals and entities that are identified on U.S. and other blacklists, and those owned by them or those acting on their behalf.

Anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, or the FCPA, the U.K. Bribery Act, or the Bribery Act, and Israel Penal Code section 291a, generally prohibit direct or indirect corrupt payments to government officials and, under certain laws, private persons to obtain or retain business or an improper business advantage. Some of our international operations are conducted in parts of the world where it is common to engage in business practices that are prohibited by these laws.

Although we comply with laws and regulations, especially as we expand our operations in existing and new jurisdictions which proportionately adds risks of non-compliance with applicable laws and regulations, our employees, partners or agents could take actions that violate applicable laws or regulations. As regulations continue to develop and regulatory oversight continues to focus on these areas, we cannot ensure compliance at all times with all applicable laws or regulations.

In the event our controls should fail, or we are found to be not in compliance for other reasons, we could be subject to monetary damages, civil and criminal monetary penalties, withdrawal of business licenses or permits, litigation and damage to our reputation and the value of our brand.

As we expand our operations in existing and new jurisdictions internationally, we will need to increase the scope of our compliance programs to address the risks relating to the potential for violations of the FCPA and the Bribery Act and other anti-bribery and anti-corruption laws. Further, the promulgation of new laws, rules and regulations, or the new interpretation of existing laws, rules and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we or our retailers and brands conduct business could require us to change certain aspects of our business, operations and commercial relationships to ensure compliance, which could decrease demand for products or services, reduce net revenue, increase costs or subject us to additional liabilities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years, are interpreted broadly and prohibit companies and their employees and agents from promising, authorizing, making, offering, soliciting or accepting improper payments or other benefits to or from government officials and others in the private sector. As we increase our international sales and business, particularly in countries with a low score on the Corruptions Perceptions Index by Transparency International and increase our use of third-party business partners such as sales agents, distributors, resellers or consultants, our risks under these laws may increase. Under these laws, we could be held liable for the corrupt or other illegal activities of our employees, representatives, contractors, business partners and agents, even if we do not explicitly authorize or have actual knowledge of such activities. Noncompliance with these laws could subject us to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension or debarment from contracting with certain persons, the loss of export privileges, whistle-blower complaints, reputational harm, adverse media coverage and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense and compliance costs and other professional fees.

In certain cases, enforcement authorities may even require us to appoint an independent compliance monitor, which can result in added costs and administrative burdens. Any investigations, actions, sanctions or other previously mentioned harm could have a material negative effect on our business, operating results and financial condition.

Our amended and restated articles of association to be effective upon the closing of this offering will provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act.

Our amended and restated articles of association to be effective upon the closing this offering will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any claim asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated articles of association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our amended and restated articles of association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Risks Related to our Operations in Israel

Political, economic and military instability in Israel may impede our ability to operate and harm our financial results.

Our offices and management team are located in Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect our business and operations. In recent years, Israel has been engaged in sporadic armed conflicts with Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, prospects, financial condition and results of operations.

Exchange rate fluctuations between foreign currencies and the U.S. Dollar may negatively affect our earnings.

Our reporting and functional currency is the U.S. dollar. Our revenues are currently primarily payable in U.S. dollars and we expect our future revenues to be denominated primarily in U.S. dollars. However, certain amounts of our revenues and expenses is also in NIS and Euro. As a result, we are exposed to the currency fluctuation risks relating to the recording of our expenses in U.S. dollars.

It may be difficult to enforce a judgment of a U.S. court against us and our executive officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our executive officers and directors and these experts.

We are incorporated in Israel. All of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court (see “Enforceability of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus).

Your rights and responsibilities as a shareholder will be governed in key respects by Israeli laws, which differ in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our Ordinary Shares are governed by our articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S. companies. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders, and to refrain from abusing its power in such company, including, among other things, in voting at a general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and related party transactions requiring shareholder approval, as well as a general duty to refrain from discriminating against other shareholders. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a vote at a meeting of the shareholders or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the nature of these duties or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our ordinary shares that are not typically imposed on shareholders of U.S. companies.

Certain provisions of our amended and restated articles of association may be deemed to have an anti-takeover effect.

Certain provisions of our amended and restated articles of association to be effective upon the effective date of the registration statement of which this prospectus forms a part may make a change in control of us more difficult to effect. Our amended and restated articles of association will provide for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our shareholders. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent an attempt to change control of us, even though a change in control might be considered by our shareholders to be in their best interest.

Risks Related to Our Status as a Public Company and Ownership of our Ordinary Shares and Warrants

We will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will become subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.

We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, which will increase when we are no longer an emerging growth company, as defined by the JOBS Act. We will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function. We cannot predict or estimate the amount of additional costs we may incur as a result of operating as a public company or the timing of such costs.

We believe that being a public company will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and skilled executive officers.

As a result of disclosure of information in our publicly-filed documents, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be materially adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially adversely affect our business, financial condition and operating results.

We have not yet determined whether our existing internal controls over financial reporting are in compliance with Section 404 of the Sarbanes-Oxley Act.

We are not currently required to comply with the rules of the SEC implementing Section 404 and therefore are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of control over financial reporting. Though we will be required to disclose material changes in internal control over financial reporting on an annual basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. Additionally, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. We currently have limited accounting personnel and we have begun the process of evaluating the adequacy of our accounting personnel staffing level and other matters related to our internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses once we are a public company, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. As a result, the market price of our Ordinary Shares and Warrants could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

Future sales of our Ordinary Shares or Warrants could reduce the market price of our Ordinary Shares and Warrants.

Substantial sales of our Ordinary Shares and Warrants on Nasdaq, including following this offering, may cause the market price of our Ordinary Shares and/or Warrants to decline. Sales by us or our security holders of substantial amounts of our Ordinary Shares and/or Warrants, or the perception that these sales may occur in the future, could cause a reduction in the market price of our Ordinary Shares and/or Warrants.

The issuance of any additional Ordinary Shares or any securities that are exercisable for or convertible into Ordinary Shares, may have an adverse effect on the market price of our Ordinary Shares and will have a dilutive effect on our existing shareholders and holders of Ordinary Shares.

As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer also exempts us from compliance with certain SEC laws and regulations and certain regulations of Nasdaq, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we will not be required under the Exchange Act to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC. Also, although the Israeli Companies Law, 5759-1999, or the Companies Law, requires us to disclose the annual compensation of our five most highly compensated senior officers on an individual basis (rather than on an aggregate basis), this disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our first annual meeting of shareholders following the closing of this offering, which will be filed under cover of a report on Form 6-K. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

These exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2022. In the future, we would lose our foreign private issuer status if a majority of our shareholders, directors or management are U.S. citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic registrant may be significantly higher.

The estimates of market opportunity, market size and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity, size estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. For example, several of the reports and data on which our estimates and forecasts are based rely on projections of consumer adoption and incorporate data from secondary sources, such as company websites as well as industry, trade and government publications.

Net revenue and operating results are difficult to forecast because they generally depend on the volume, timing and type of orders we receive, all of which are uncertain. We base our expense levels and investment plans on our estimates of total net revenue and gross margins using human judgment combined with our machine learning, natural language processing and data analytics. We cannot be sure the same growth rates, trends and other key performance metrics are meaningful predictors of future growth. If our assumptions and calculations prove to be wrong, we may spend more than we anticipate acquiring and retaining customers or may generate less net revenue per active customer than anticipated, any of which could have a negative impact on our business and results of operations.

In addition, as we enter a new consumer product markets in the future, we may initially provide discounts to customers to gain market traction, and the amount and effect of these discounts may vary greatly. No such discounts have been given to date.

Finally, we are evaluating our total addressable market with respect to new product offerings and new markets. These estimates of total addressable market and growth forecasts are subject to significant uncertainty, are based on assumptions and estimates that may not prove to be accurate and are based on data published by third parties that we have not independently verified. Even if the market in which we compete meets the size estimates and growth forecasted in our this prospectus, our business could fail to grow at similar rates, if at all.

Our business is also affected by general economic and business conditions in international markets.

In addition, we experience seasonal trends in our business, and our mix of product offerings is highly variable from day-to-day and quarter-to-quarter. This variability makes it difficult to predict sales and could result in significant fluctuations in our net revenue from period-to-period. A significant portion of our expenses is fixed, and as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net revenue. Any failure to accurately predict net revenue or gross margins could cause our operating results to be lower than expected, which could materially adversely affect our financial condition and share price.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares included as part of the Units or that may be issued upon exercise of any Pre-Funded Warrants included in the Pre-Funded Units.

The assumed public offering price of the Ordinary Shares included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included in the Pre-Funded Units being offered hereby is substantially higher than the net tangible book value per share of our outstanding Ordinary Shares. Therefore, if you purchase securities in this offering, you will pay a price per Ordinary Share included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included in the Pre-Funded Units that substantially exceeds our net tangible book value per Ordinary Share included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included in the Pre-Funded Units after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. Based on an assumed offering price of $6.20 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, you will experience immediate dilution of $5.47 per Ordinary Share included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included in the Pre-Funded Units, representing the difference between our as adjusted net tangible book value per Ordinary Share after giving effect to this offering and the offering price (see “Dilution” for further information).

Our management team has limited experience managing a public company.

Our chief executive officer has limited experience managing a public company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Accordingly, our management team, as a whole, may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management, particularly from our chief executive officer, and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, operating results and financial condition.

Our principal shareholders, officers and directors currently beneficially own 100% of our Ordinary Shares. Upon completion of this offering, our principal shareholders, officers and directors will beneficially own approximately 60.3% of our Ordinary Shares and as such, they will therefore be able to exert significant control over matters submitted to our shareholders for approval.

As of June 27, 2022, our principal shareholders, officers and directors, in the aggregate beneficially owned 100% of our outstanding Ordinary Shares. Upon completion of this offering, our principal shareholders, officers and directors will, in the aggregate, beneficially own approximately 60.3% of our outstanding Ordinary Shares. This significant concentration of share ownership may adversely affect the trading price for our Ordinary Shares because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders, if they acted together, will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendment of our articles of association and approval of significant corporate transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders.

We are an emerging growth company and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our Ordinary Shares and Warrants less attractive to investors.

We are an emerging growth company and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•        not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•        permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;

•        reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

•        exemptions from the requirements of holding non-binding advisory votes on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage some or all of these and other exemptions until we are no longer an “emerging growth company”. We could be an emerging growth company up to the end of the fiscal year in which the fifth anniversary of the completion our initial public offering, or IPO, occurs, although we expect to not be an emerging growth company sooner. Our status as an emerging growth company will end as soon as any of the following take place:

•        the last day of the fiscal year in which we have more than $1.07 billion in annual revenue;

•        the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•        the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•        the last day of the fiscal year ending after the fifth anniversary after we become a public company.

We cannot predict if investors will find our Ordinary Shares or Warrants less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our Ordinary Shares or Warrants less attractive because we rely on any of these exemptions, there may be a less active trading market for our Ordinary Shares and/or Warrants and the market price of our Ordinary Shares and/or Warrants may be more volatile.

In addition, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption and, as a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. Section 107 of the JOBS Act provides that we can elect to opt out of the extended transition period at any time, which election is irrevocable.

Even after we no longer qualify as an emerging growth company, we may qualify as a “smaller reporting company”, which would allow us to take advantage of many of the same exemptions from disclosure requirements (excluding the exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act) and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. However, as a foreign private issuer we are not eligible to use the requirements for smaller reporting companies unless we use the forms and rules designated for domestic issuers and provide financial statements prepared in accordance with U.S. generally accepted accounting principles. We cannot predict if investors will find our Ordinary Shares and/or Warrants less attractive because we may rely on either of these exemptions. If some investors find our Ordinary Shares and/or Warrants less attractive as a result, there may be a less active trading market for our Ordinary Shares and/or Warrants and our share price may be more volatile.

There has been no public market for the Ordinary Shares or Warrants being offered by this prospectus, and we cannot guarantee that one will in fact develop in the future.

There has been no public market for our Ordinary Shares or Warrants prior to this offering, therefore there can be no guarantee that an active trading market for our Ordinary Shares or Warrants will in fact arise or that the price of our Ordinary Shares or Warrants will increase. There may be relatively few prospective buyers or sellers of our Ordinary Shares or Warrants on the exchange at any given time.

The market price of our Ordinary Shares and/or Warrants may be volatile. Market volatility may affect the value of an investment in our Ordinary Shares and/or Warrants and could subject us to litigation.

Technology shares have historically experienced high levels of volatility. There has been and could continue to be significant volatility in the market price and trading volume of equity securities. The market price of our Ordinary Shares and/or Warrants could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

•        actual or anticipated fluctuations in our financial condition and operating results;

•        the financial projections we may provide to the public, and any changes in projected operational and financial results;

•        addition or loss of significant customers;

•        changes in laws or regulations applicable to our products;

•        actual or anticipated changes in our growth rate relative to our competitors;

•        announcements of technological innovations or new offerings by us or our competitors;

•        announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital-raising activities or commitments;

•        additions or departures of key personnel;

•        changes in our financial guidance or securities analysts’ estimates of our financial performance;

•        discussion of us or our share price by the financial press and in online investor communities;

•        reaction to our press releases and filings with the SEC;

•        changes in accounting principles;

•        lawsuits threatened or filed against us;

•        fluctuations in operating performance and the valuation of companies perceived by investors to be comparable to us;

•        sales of our Ordinary Shares by us or our shareholders;

•        share price and volume fluctuations attributable to inconsistent trading volume levels of our Ordinary Shares;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        changes in laws or regulations applicable to our business;

•        changes in our capital structure, such as future issuances of debt or equity securities;

•        short sales, hedging and other derivative transactions involving our shares;

•        the expiration of contractual lock-up periods;

•        other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•        general economic and market conditions.

Furthermore, in recent years, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, and technology companies in particular. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our Ordinary Shares or Warrants.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could also harm our business.

The Warrants included in the Units and Pre-Funded Units are expected to be listed on Nasdaq separately upon the pricing of this offering, and may provide investors with an arbitrage opportunity that could adversely affect the trading price of our Ordinary Shares.

Because the Units and Pre-Funded Units will never trade as a unit, and the Warrants are expected to be traded on Nasdaq, investors may be provided with an arbitrage opportunity that could depress the price of our Ordinary Shares.

The Warrants are speculative in nature.

Except as otherwise set forth therein, the Warrants offered in this offering do not confer any rights of Ordinary Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Ordinary Shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire Ordinary Shares and pay an exercise price of $6.20 (based on an assumed public offering price of $6.20 per Unit, the midpoint of the range set forth on the cover page of this prospectus) per Ordinary Share, 100% of the public offering price per Unit, prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. There can be no assurance that the market price of our Ordinary Shares will ever equal or exceed the exercise price of the Warrants offered by this prospectus. In the event that our Ordinary Shares price does not exceed the exercise price of such Warrants during the period when such Warrants are exercisable, the Warrants may not have any value.

There is no established market for the Warrants or Pre-Funded Warrants being offered in this offering.

There is no established trading market for the Warrants or Pre-Funded Warrants offered in this offering. We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Although the Warrants have been approved for listing on Nasdaq, there can be no assurance that the application will be approved or that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Our articles of association provide that, unless we consent to an alternative forum, the federal district courts of the United States shall be the exclusive forum for resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our shareholders’ ability to choose the judicial forum for disputes with us, our directors, shareholders, or other employees. In addition, the agreements governing the Pre-Funded Warrants and Warrants provide that disputes shall be brought in the state and federal courts sitting in the City of New York, Borough of Manhattan, and that a claim under the U.S. federal securities laws may be made in any federal district court.

Section 22 of the Securities Act creates concurrent jurisdiction for U.S. federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our articles of association that will be in effect upon the effective time of the registration statement of which this prospectus form a part provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, and our shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provision. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the foregoing provision of our articles of association.

Similarly, the agreements governing the Pre-Funded Warrants and Warrants provide that, and by purchasing Pre-Funded Warrants or Warrants in this offering investors will agree that, all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any such dispute and irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The warrant agent agreements have similar provisions with respect to the Company and the warrant agent. Each of the agreements governing the Pre-Funded Warrants and Warrants and the warrant agent agreements provide that the foregoing provisions do not limit or restrict the federal district court in which a party may bring a claim under the U.S. federal securities laws.

However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits, or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents and similar agreements has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provision in our articles of association or the agreements governing the Pre-Funded Warrants and Warrants. If a court were to find the exclusive forum provision contained in our articles of association or the agreements governing the Pre-Funded Warrants and Warrants to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and results of operations.

Although we believe the exclusive forum provision benefit us by providing increased consistency in the application of U.S. federal securities laws, the Israeli Companies Law, 1999, or the Companies Law, or New York law, as applicable, in the types of lawsuits to which they apply, such exclusive forum provision may limit a shareholder’s ability to bring a claim in the judicial forum of their choosing for disputes with us or any of our directors, shareholders, officers, or other employees, which may discourage lawsuits with respect to such claims against us and our current and former directors, shareholders, officers, or other employees.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, or if they change their recommendations regarding our Ordinary Shares adversely, the trading price or trading volume of our Ordinary Shares could decline.

The trading market for our Ordinary Shares will be influenced in part by the research and reports that securities or industry analysts may or may not publish about us, our business, our market or our competitors. If one or more of the analysts do not publish research about us or initiate research with an unfavorable rating or downgrade our Ordinary Shares, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, the market prices of our Ordinary Shares would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Ordinary Shares to decline.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our Ordinary Shares.

The Financial Industry Regulatory Authority, Inc., or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Ordinary Shares, which may limit the ability of our shareholders to buy and sell our Ordinary Shares and could have an adverse effect on the market for and price of our Ordinary Shares.

We do not intend to pay dividends for the foreseeable future.

We may not declare or pay cash dividends on our Ordinary Shares in the near future, and our revolving credit facility and term loan contain restrictive covenants that limit our ability to pay dividends. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Consequently, shareholders must rely on sales of their Ordinary Share after price appreciation as the only way to realize any future gains on their investment.

We may become a “passive foreign investment company”, or PFIC, for U.S. federal income tax purposes in the current taxable year or may become one in any subsequent taxable year. There generally would be negative tax consequences for U.S. taxpayers that are holders of the Ordinary Shares if we are or were to become a PFIC.

Based on the projected composition of our income and valuation of our assets, we do not expect to be a PFIC for 2022, and we do not expect to become a PFIC in the future, although there can be no assurance in this regard. The determination of whether we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of the Ordinary Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC in the future. If we are a PFIC in any taxable year during which a U.S. taxpayer holds the Ordinary Shares, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund”, or QEF, or make a “mark-to-market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of the Ordinary Shares by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for the Ordinary Shares; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a timely QEF or mark-to-market election. U.S. taxpayers that have held the Ordinary Shares during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. A U.S. taxpayer can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. We do not intend to notify U.S. taxpayers that hold the Ordinary Shares if we believe we will be treated as a PFIC for any taxable year in order to enable U.S. taxpayers to consider whether to make a QEF election. In addition, we do not intend to furnish such U.S. taxpayers annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. U.S. taxpayers that hold the Ordinary Shares are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to the Ordinary Shares in the event that we are a PFIC. See “Taxation — U.S. Federal Income Tax Considerations — Passive Foreign Investment Companies” for additional information.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

General Risk Factors

We will incur significant increased costs as a result of the listing of our securities for trading on Nasdaq. By becoming a public company in the United States, our management will be required to devote substantial time to new compliance initiatives as well as compliance with ongoing U.S. requirements.

Upon the listing of Ordinary Shares and Warrants on Nasdaq, we will become a publicly traded company in the United States. As a public company in the United States, we will incur additional significant accounting, legal and other expenses that we did not incur before the offering. We also anticipate that we will incur costs associated with corporate governance requirements of the SEC, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

If we are not able to attract and retain highly skilled managerial, technical and marketing personnel, we may not be able to implement our business model successfully.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management. We are highly dependent upon our senior management as well as other employees and consultants. Our management team must be able to act decisively to apply and adapt our business model in the rapidly changing markets in which we will compete. In addition, we will rely upon technical employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than currently expected and such higher compensation payments may have a negative effect on our operating results. Competition for experienced, high-quality personnel in the digital video and data transfer technologies field is intense. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain quality personnel on acceptable terms could impair our ability to develop new products and services and manage our business effectively.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our shareholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

We may evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•        increased operating expenses and cash requirements;

•        the assumption of additional indebtedness or contingent liabilities;

•        the issuance of our equity securities;

•        assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

•        the diversion of our management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;

•        retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;

•        risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and

•        our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

We are subject to certain U.S. and foreign anticorruption, anti-money laundering, export control, sanctions and other trade laws and regulations. We can face serious consequences for violations.

Among other matters, U.S. and foreign anticorruption, anti-money laundering, export control, sanctions and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, legal counsel, accountants, consultants, contractors and other partners from authorizing, promising, offering, providing, soliciting or receiving, directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities and other organizations. We also expect our non-U.S. activities to increase over time. We can be held liable for the corrupt or other illegal activities of our personnel, agents or partners, even if we do not explicitly authorize or have prior knowledge of such activities.

Our business and operations might be adversely affected by security breaches, including any cybersecurity incidents.

We depend on the efficient and uninterrupted operation of our computer and communications systems, and those of our consultants, contractors and vendors, which we use for, among other things, sensitive company data, including our intellectual property, financial data and other proprietary business information.

While certain of our operations have business continuity and disaster recovery plans and other security measures intended to prevent and minimize the impact of IT-related interruptions, our IT infrastructure and the IT infrastructure of our consultants, contractors and vendors are vulnerable to damage from cyberattacks, computer viruses, unauthorized access, electrical failures and natural disasters or other catastrophic events. We could experience failures in our information systems and computer servers, which could result in an interruption of our normal business operations and require substantial expenditure of financial and administrative resources to remedy. System failures, accidents or security breaches can cause interruptions in our operations and can result in a material disruption of our targeted phage therapies, product candidates and other business operations. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur regulatory investigations and redresses, penalties and liabilities and the development of our product candidates could be delayed or otherwise adversely affected.

Even though we believe we carry commercially reasonable business interruption and liability insurance, we might suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies or for which we do not have coverage. For example, we are not insured against terrorist attacks or cyberattacks. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results. Moreover, any such event could delay the development of our product candidates.

Sales of a significant number of our Ordinary Shares in the public markets or significant short sales of our Ordinary Shares, or the perception that such sales could occur, could depress the market price of our Ordinary Shares and impair our ability to raise capital.

Sales of a substantial number of our Ordinary Shares or other equity-related securities in the public markets, could depress the market price of our Ordinary Shares. If there are significant short sales of our Ordinary Shares, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Ordinary Shares to sell their shares, thereby contributing to sales of Ordinary Shares in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•        our ability to raise capital through the issuance of additional securities;

•        our ability to adapt to significant future alterations in Amazon’s policies;

•        our ability to sell our existing products and grow our brands and product offerings, including by acquiring new brands;

•        our ability to meet our expectations regarding the revenue growth and the demand for e-commerce;

•        the overall global economic environment;

•        the impact of the COVID-19 pandemic and resulting government actions on us;

•        the impact of competition and new e-commerce technologies;

•        general market, political and economic conditions in the countries in which we operate;

•        projected capital expenditures and liquidity;

•        the impact of possible changes in Amazon’s policies and terms of use;

•        changes in our strategy; and

•        litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

LISTING

The Ordinary Shares and Warrants have been approved for listing on Nasdaq under the symbol “JFBR” and “JFBRW”, respectively. No public market currently exists for the Ordinary Shares or Warrants. This offering is contingent upon the Ordinary Shares and Warrants being listed; however, no assurance can be given that a liquid trading market will develop for our Ordinary Shares or Warrants. All of the Ordinary Shares have the same rights and privileges. See “Description of Share Capital”.

USE OF PROCEEDS

We expect to receive approximately $13.5 million in net proceeds from the sale of 2,500,000 Units offered by us in this offering (approximately $15.6 million if the underwriter exercises its over-allotment option in full for Ordinary Shares and/or Pre-Funded Warrants and Warrants), based upon an assumed public offering price of $6.20 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus. No underwriting discounts and commissions will be payable by us if the underwriter exercises the over-allotment option for Warrants, and the total additional proceeds to us, before expenses, if the underwriter exercises the option in full for Warrants only, will be $3,750.00.

A $1.00 increase or decrease in the assumed public offering price of $6.20 per Unit would increase or decrease the proceeds from this offering by approximately $2.3 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 Units offered would increase or decrease our proceeds by approximately $560,000, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

•        Approximately $7.5 million for the purchase of new Amazon.com brands, the development of our own new brands, and improvement of existing brands;

•        Approximately $1.8 million in aggregate for the repayment of the following outstanding indebtedness:

(i)     approximately $812,500 for the repayment of third party loans, which mature on the earlier of (i) March 31, 2023 and (ii) the closing of this offering and bears an interest at a rate of 10% per annum;

(ii)    approximately $400,000 for the repayment of a bank loan, which matures in July 21, 2022 and bears interest at a rate equal to the Secured Overnight Financing Rate, or SOFR, plus 3.25% per annum;

(iii)   approximately $200,000 for the repayment of a short-term loan, which bears no interest, with respect to certain related party loans upon the conversion of such loans at the closing of this offering; and

(iv)   approximately $326,000 for the repayment of accrued interest with respect to certain related party loans upon the conversion of such loans at the closing of this offering. See “Related Party Transactions” for additional information; and

•        The remainder for working capital and general corporate purposes, including potential acquisitions and collaborations and investments in warehouse, logistics software and facilities to strengthen our supply chain process.

To the extent the underwriter exercises its over-allotment option or any Warrants, Pre-Funded Warrants or Underwriter’s Warrants are exercised, we currently expect to use the net proceeds from such exercise for working capital and general corporate purposes, including potential acquisitions.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, the development efforts and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Under the Israeli Companies Law, 5759-1999, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Payment of dividends may be subject to Israeli withholding taxes. See “Taxation — Israeli Tax Considerations and Government Programs” for additional information.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2021:

•        on an actual basis;

•        on a pro forma basis to give effect to the: (i) debt extinguishment and revaluation of the related party loans pursuant to the Assignments to Loan Agreements; (ii) issuance of 1,463,619 Ordinary Shares and payment of accrued interest upon the conversion of certain related party loan agreements at the closing of this offering; (iii) repayment of third party loans and accrued interest at the closing of this offering; and (iv) reclassification of certain derivative liabilities to equity upon the closing of this offering, as if they had occurred as of December 31, 2021; and

•        on a pro forma as adjusted basis to give effect to the issuance of 2,500,000 Units in this offering, at an assumed public offering price of $6.20 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the over-allotment option and no exercise of any of the Warrants or Underwriter’s Warrants issued pursuant to this offering, as if such issuance of Ordinary Shares had occurred on December 31, 2021.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

U.S. dollars in thousands	As of December 31, 2021
	Actual	Pro Forma	Pro Forma As Adjusted(1)
Cash and cash equivalents(2)	$393	$(653)	$13,208
Other assets(3)	$7,019	$7,019	$6,653
Other liabilities(4)	1,598	764	764
Short-term loans(5)	927	101	101
Loans from shareholders(5)	3,634	—	—
Warrant liabilities(6)	—	—	8,942
Shareholders’ equity (deficit):	—	—	—
Share capital and premium(7)	1,250	5,339	11,055
Capital reserve from transactions with controlling shareholders(8)	1,345	1,250	1,250
Accumulated deficit(9)	(1,477)	(1,223)	(2,386)
Other capital reserve	135	135	135
Total shareholders’ equity (deficit)	1,253	5,501	10,054
Total capitalization(**)	$4,887	$5,501	$19,996

____________

(*)      less than a thousand

(**)    Total capitalization is the sum of long-term debt and equity

(1)      The as adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing. Assumes no exercise of the underwriter’s over-allotment option and no exercise of the Warrants or Underwriter’s Warrants issued pursuant to this offering.

(2)      The reduction in cash and cash equivalents in the pro forma column reflects the payment of an aggregate of $258,000 in accrued interest with respect to the related party loans upon the conversion of such loans and payment of an aggregate of $788,000 in third-party loans and accrued interest. The pro forma as adjusted column reflects the receipt of approximately $13.861 million in net proceeds from this offering.

(3)      The reduction in other assets in the pro forma as adjusted column reflects the elimination of deferred offering costs in an amount of $366,000 which was recorded net of the offering proceeds within share capital and premium.

(4)      The reduction in other liabilities in the pro forma and the pro forma as adjusted columns reflect (i) payment of an aggregate of $295,000 in accrued interest with respect to the third-party and related party loans upon the repayment and conversion of such loans, respectively; (ii) elimination of the deferred tax liability in the amount of $402,000 with respect to the related party loans to Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd. pursuant to the Assignments to Loan Agreements; and (iii) reclassification of derivative liabilities to equity in the amount of $137,000 (immediately prior to revaluation), following the conversion price of the instrument becoming fixed upon the closing of this offering.

(5)      The reduction in short-term loans and the loans from shareholders in the pro forma and the pro forma as adjusted columns to reflect the extinguishment of the related party loans to Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd. pursuant to the Assignments to Loan Agreements and the short-term third party loan in the amount of $715,000.

          The carrying value of these loans as of December 31, 2021, was $3,745,000 which represents the amortized cost of these loans, resulting from the initial recognition of these loans at fair values, using a discount rate of approximately 12%, as further described in Note 10 of our financial statements.

          The fair value of the related party loan as of December 31, 2021, assuming the modification pursuant to the Assignments to Loan Agreements had occurred on December 31, 2021, is $3,839,000. This fair value was determined based on the fair value of the Ordinary Shares to be issued upon automatic conversion of the related party loans. The value of the shares was determined based on the offering price of $6.20 per Unit, and taking into consideration the value of the Warrants included in the Units offered at no additional cost (see note 6 below regarding the fair value of the Warrants).

          The difference between the fair value of the related party loans bearing the modified terms and the carrying values of the original loans immediately prior to the modification in the total amount of $95,000, is recorded as a decrease in the capital reserve from transactions with controlling shareholders.

          Upon the closing of this offering and automatic conversion of such related party loans, the amortized cost of the loan component as of the closing date of this offering is to be derecognized with a corresponding increase in share capital and premium, as reflected in the pro forma as adjusted column.

          The fair value of the equity feature is to be determined based on the difference between the total fair value of the modified loans and the fair value of a similar debt instrument bearing an equity conversion feature. Consummation of the IPO and automatic conversion of the related party loans is assumed to occur as of December 31, 2021, and immediately after the modification, the loan components of the compound instruments assumed to be immediately derecognized subsequent such modification. Accordingly, the allocation of the total fair value of the modified loans of $3,839,000 to the equity conversion feature and the debt components has not impact on pro forma information presented herein.

          The additional reduction in short-term loans in the pro forma column reflects the repayment of third-party loans in the amount of $715,000 upon the closing of this offering.

(6)      The Warrants were valued using the Black-Scholes option pricing model, based on 2,500,000 Warrants included as part of the Units, and the potential 2,500,000 additional Warrants that may be issued for each Warrant held by certain holders in the event of any adjustment under Section 3(e) or Section 3(h) of the Warrant that results in a reduction of the exercise price, in aggregate, to 50% of the public offering price of the Units in this offering. See “Description of the Securities We are Offering — Warrants — Warrants Included in the Units and Pre-funded Units” for more information. The key assumptions used in the valuation of the Warrants were the assumed initial public offering price of each Unit ($6.20), the term of each Warrant (five years from the date of issuance), a risk-free interest rate (3.56%, based on the interest rate statistics published by the U.S. Department of the Treasury, as of June 13, 2022), volatility probability of 80% (based of Company valuations), probability of issuing 2,500,000 Additional Warrants, and management’s forecast of revenues over the term of the Warrant.

(7)      The increase in share capital and premium in the pro forma column reflects: (i) the automatic conversion of related party loans to Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd into 1,463,619 Ordinary Shares based on a contractual conversion ratio of $3.46; and (ii) reclassification of certain derivative liabilities to equity in the amount of $250,000. The increase in the pro forma as adjusted column reflects the net cash proceeds of $13,495,000 from the issuance of 2,500,000 Units in this offering less the value of the allocated to warrant liabilities less some additional offering costs.

(8)      In connection with the extinguishment of related party loans pursuant to the Assignments to Loan Agreements (see note 5 above), the difference between the fair value of the related party loans bearing the modified terms and the carrying values of the original loans immediately prior to the modification in the total amount of $95,000, is recorded as a decrease in the capital reserve from transactions with controlling shareholders.

(9)      The change in accumulated deficit in the pro forma column reflects the: (i) elimination of the deferred tax in the amount of $402,000 with respect to the related party loans to Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd pursuant to the Assignments to Loan Agreements; and (ii) the revaluation of derivative liabilities prior to reclassification to equity in the amount of $148,000. The additional increase in the pro forma as adjusted column reflects the offering costs in an amount of $1,163,000 that wrote as expenses in the P&L and not against the share capital.

A $1.00 increase or decrease in the assumed public offering price of $6.20 per Unit would increase or decrease the amount of each of cash and cash equivalents and total shareholders’ equity by approximately $2.7 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A 100,000 increase or decrease in the number of Units offered by us would increase or decrease each of cash and cash equivalents and total shareholders’ equity by approximately $473,000 thousand, assuming the assumed public offering price remains the same after deducting estimated underwriting discounts and commissions and any estimated offering expenses payable by us.

The number of Ordinary Shares outstanding immediately after this offering assumes that all of the Units offered hereby are sold, and is based on 6,856,744 Ordinary Shares issued and outstanding as of June 20, 2022, includes 1,463,619 Ordinary Shares issuable upon the closing of this offering in connection with the conversion of certain outstanding related party loans and excludes 52,419 Ordinary Shares issuable pursuant to warrants to be issued to certain investors and an advisor upon the closing of this offering at an exercise price equal to the public offering price in this offering and 1,307,027 Ordinary Shares reserved for future issuance under our 2022 Incentive Plan.

DETERMINATION OF OFFERING PRICE

The public offering price of the Units will be determined by the underwriter. Among the factors to be considered in determining the public offering price of the Units will be:

•        our history and our prospects;

•        the industry in which we operate;

•        our past and present operating results;

•        the previous experience of our executive officers; and

•        the general condition of the securities markets at the time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. The value of the securities is subject to change as a result of market conditions and other factors.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per Ordinary Share included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included in the Pre-Funded Units and the as adjusted net tangible book value per Ordinary Share after this offering.

Our net tangible book value (deficit) as of December 31, 2021 was approximately $(3,768) thousand, representing approximately $(1.3) per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 2,893,125, the total number of Ordinary Shares issued and outstanding at December 31, 2021, after giving effect to the bonus shares issuance and reverse share split.

Our pro forma net tangible book value (deficit) as of December 31, 2021 was approximately $480 thousand, representing approximately $0.11 per Ordinary Share. Pro forma net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 4,356,744 the total number of Ordinary Shares issued and outstanding at December 31, 2021, after giving effect to the issuance of 1,463,619 Ordinary Shares upon the closing of this offering in connection with the conversion of certain outstanding related party loans, as if such issuance of Ordinary Shares had occurred on December 31, 2021.

After giving effect to the issuance and sale of the securities offered by us in this offering, assuming the exercise of any Pre-Funded Warrants that are sold in the offering, no exercise of the underwriter’s over-allotment option and no exercise of any of the Warrants or Underwriter’s Warrant issued pursuant to this offering, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value estimated at December 31, 2021 would have been approximately $5,032,486, representing $0.73 per Ordinary Share. Based on the assumed public offering price of $6.20 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, this represents an immediate increase in historical net tangible book value of $0.62 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of $5.47 per Ordinary Share to purchasers of Units and Pre-Funded Units assuming the exercise of any Pre-Funded Warrants in this offering. Dilution for this purpose represents the difference between the price per Ordinary Share paid by investors in this offering and as adjusted net tangible book value per Ordinary Share immediately after the completion of this offering.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

The following table illustrates this dilution on a per Ordinary Share basis to investors in this offering:

Assumed public offering price per Ordinary Share			$6.20
Historical net tangible book value (deficit) per Ordinary share as of December 31, 2021 (giving effect to the reverse split)		$(1.3)
Increase in pro forma net tangible book value per Ordinary Share attributable to the conversion of related party loans		$1.41
Pro forma net tangible book value per Ordinary Share as of December 31, 2021		$0.11
Increase in pro forma net tangible book value per Ordinary Share attributable to new investors		$0.62
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$		0.73
Dilution per Ordinary Share to new investors	$		5.47

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $1.00 increase or decrease in the assumed initial public offering price of $6.20 per Unit would increase or decrease our pro forma as adjusted net tangible book value per Ordinary Share after this offering by $0.33 and the dilution per Ordinary Share to new investors by $0.33, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the over-allotment option and no exercise of any of the Warrants or Underwriter’s Warrants issued pursuant to this offering and no sale of Pre-Funded Units. We may also increase or decrease the number of Units we are offering. An increase or decrease of 100,000 in the number of Units offered by us would increase or decrease our pro forma as adjusted net tangible book value after this offering by approximately $0.04 and the increase or decrease as adjusted net tangible book value per Ordinary Share after this offering by $0.33 per Ordinary Share and would increase or decrease the dilution per Ordinary Share to new investors by $0.33, assuming the assumed initial public offering price remains the same and after deducting estimated underwriting discounts and estimated offering expenses payable by us.

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full for Ordinary Shares and/or Pre-Funded Warrants and Warrants, the pro forma as adjusted net tangible book value for the offering will increase to $1.05 per Ordinary Share, representing an immediate increase to existing shareholders of $0.94 per Ordinary Share and an immediate dilution of $5.15 per Ordinary Share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise or conversion of outstanding warrants and options having a per share exercise or conversion price less than the per Ordinary Share initial public offering price in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The following table summarizes, on an as adjusted basis as of December 31, 2021, the differences between the number of Ordinary Shares acquired from us as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included in the Pre-Funded Units, the total amount paid and the average price per Ordinary Share paid by the existing holders of our Ordinary Shares and by investors in this offering and based upon an assumed public offering price of $6.20 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus.

	Shares		Total Consideration		Average Price Per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	4,356,744	63.5%	$5,059,000	24.6%	$1.16
New investors	2,500,000	36.5%	$15,474,500	75.4%	$6.18
Total	6,856,744	100.0%	$20,533,500	100%	$2.99

The number of Ordinary Shares held by existing shareholders (and related consideration amounts) and to be outstanding immediately after this offering in the table above assumes that all of the Units offered hereby are sold, and is based on 2,893,125 Ordinary Shares outstanding as of June 27, 2022, gives effect to the bonus shares issuance and reverse share split and includes 1,463,619 Ordinary Shares issuable upon the closing of this offering in connection with the conversion of certain outstanding related party loans and excludes 52,419 Ordinary Shares issuable pursuant to the exercise of warrants to be issued to certain investors and an advisor upon the closing of this offering at an exercise price equal to the public offering price in this offering and 1,307,027 Ordinary Shares reserved for future issuance under our 2022 Incentive Plan.

If the underwriter exercises its option to purchase additional Ordinary Shares in full in this offering, the number of Ordinary Shares held by new investors will increase to 2,875,000, or 41.9% of the total number of Ordinary Shares issued and outstanding after this offering and the percentage of Ordinary Shares held by existing shareholders will decrease to 58.1% of the total Ordinary Shares issued and outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited and unaudited consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion below contains forward-looking statements that are based upon our current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to inaccurate assumptions and known or unknown risks and uncertainties, including those identified in “Cautionary Note Regarding Forward-Looking Statements” and under “Risk Factors” elsewhere in this prospectus.

The amounts below are in U.S. dollars in thousands.

Overview

We are a fast-growing e-commerce CPG company, operating primarily on the Amazon.com platform. We were incorporated in Israel in March 2021, under the name Jeffs’ Brands Ltd, to serve as the holding company of three other e-commerce companies that operate online stores for the sale of various consumer products on the Amazon.com online marketplace, utilizing the FBA model — Smart Repair Pro, Purex and Top Rank. As a result of the Contribution Transactions which occurred in May 2021 and discussed above, Smart Repair Pro and Purex became wholly owned subsidiaries of Jeffs’ Brands. As the Contribution Transactions were consummated among entities under common control, i.e. there was no change in the ownership percentages of Medigus and Mr. Hakmon before and after the Contribution Transactions, Jeffs’ Brands accounted for the Contribution Transactions as a pooling of interests, resulting in the comparative financial information of the Company being replaced with the combined financial information of Smart Repair Pro and Purex, the carrying values of asset and liabilities being retained, and no purchase accounting applied. Therefore this prospectus and the registration statement of which it forms a part includes the audited financial statements of Jeffs’ Brands as of and for the twelve months December 31, 2021, with the financial information in these financial statements being the combined financial information of Smart Repair Pro and Purex based on the pooling method of accounting.

In addition to executing the FBA business model, we utilize A.I. and machine learning technologies to analyze sales data and patterns on the Amazon.com marketplace in order to identify existing stores, niches and products that have the potential for development and growth, as well as maximize sales of its existing proprietary products. We also use our own skills, know-how and profound familiarity with the Amazon.com algorithm and all the tools that the FBA platform FBA has to offer. In some circumstances we scale the products and improve them.

Comparison of the results year ended December 31, 2021 and 2020

Results of Operations

	Year Ended December 31,
U.S. dollars in thousands	2021	2020
Revenues	6,509	2,289
Cost of sales	4,560	1,165
Gross Profit	1,949	1,124

Sales and marketing	1,314	376
General and administrative	1,480	328
Other expense	87	—
Operating Profit (loss)	(932)	420
Financial expense, net	629	232
Net profit (loss) and total comprehensive profit (loss)	(1,540)	112
Profit (Loss) attributable to holders of Ordinary Shares	(1,540)	112

Revenues

Our revenues consist of revenue derived from sales on Amazon. The following table discloses the breakdown of our revenues, cost of sales and gross profit for the periods set forth below:

	Year Ended December 31,
U.S. dollars in thousands	2021	2020
Revenues	$6,509	$2,289
Cost of sales	4,560	1,165
Gross profit	1,949	1,124

Our revenues for the year ended December 31, 2021 were $6,509 compared to $2,289 for the year ended December 31, 2020, an increase of $4,220. The increase is mainly attributable to the activity of six brands (of which three new brands were acquired in the beginning of 2021) during the year 2021 as compared to two main brands and partial year of activity for one minor brand in year ended December 31, 2020.

Cost of goods sold

Our cost of goods sold consist of the purchase of finished goods, freight, cost of commissions to Amazon.com and change in inventory.

The following table discloses the breakdown of cost of goods sold for the periods set forth below:

	Year Ended December 31,
U.S. dollars in thousands	2021	2020
Purchases of finished goods	$2,050	$904
Freight	553	41
Cost of commissions	2,406	693
Decrease (increase) in inventory	(449)	(473)
Total	4,560	1,165

The increase of $3,395 for the year ended December 31, 2021 as compared to the year ended December 31, 2020 is mainly attributable to the increase of $1,146 related to the purchase of finished goods, an increase of $512 related to freight and increase of $1,713 related to cost of commissions as result of the operation of six brands in year ended December 31, 2021, as compared to two main brands and partial year of activity for one minor brand in year ended December 31, 2020, and as result of increase in freight costs following the delays in the global supply chain, as a result of the impact of the COVID-19 pandemic.

Gross Profit

Our gross profit for the year ended December 31, 2021 was $1,949, compared to gross profit of $1,124 for the period ended December 31, 2020, an increase of $825. The increase is mainly attributable to the activity of six brands in year 2021 as compared to a full year of activity for two brands and on minor brand in the year ended December 31, 2021 and to the increase in costs of shipping following the delays in the global supply chain in year 2021, as a result of the impact of the COVID-19 pandemic.

Operating Expenses

Our current operating expenses consist of three components — cost of goods sold, marketing and sales expenses and general and administrative expenses.

Marketing and Sales Expenses

Our marketing and sales expenses consist primarily of Amazon.com marketing fees, consultants and other marketing and sales expenses.

The following table discloses the breakdown of marketing and sales expenses for the periods set forth below:

	Year Ended December 31,
U.S. dollars in thousands	2021	2020
Advertising	$1,211	$371
Wages, salaries and related expenses	76	—
Other	27	5
Total	1,314	376

The increase of $938 for the year ended December 31, 2021 as compared to the year ended December 31, 2020 is mainly attributable to increase of $840 in advertising costs on the Amazon.com platform as result of the operation of six brands in 2021 as compared to two main brands and partial year of activity for one minor brand in the year ended December 31, 2020.

General and Administrative Expenses

Our general and administrative expenses consist primarily of salaries and related expenses, professional service fees for accounting, legal and bookkeeping, facilities, amortization of intellectual property assets and other general and administrative expenses. The increase of $1,152 for the year ended December 31, 2021 as compared to the year ended December 31, 2020 is mainly attributable to increase in payroll and related expenses of $358 as result of increase in hiring new employees, consulting fees and subcontractors services of $260 related to increase in the activity from three brands in 2020 to six brands in 2021, increase in amortization related to intangible assets of $420 as result of enquiring three new brands in 2021 and increase in other expenses of $65.

The following table discloses the breakdown of our general and administrative expenses for the periods set forth below:

	Year Ended December 31,
U.S. dollars in thousands	2021	2020
Payroll and related expenses	$448	$90
Subcontractors	78	38
Consulting fees	297	37
Rent and office maintenance	37	28
Amortization of intangible assets	524	104
Other expenses	96	31
Total	1,480	328

Operating Profit (Loss)

Our operating loss for the year ended December 31, 2021 was $932, compared to an operating profit of $420 for the period ended December 31, 2020, a decrease of $1,352. The decrease is mainly attributable to the activity of three new main brands in 2021 and the increase in related operation and general and administration expenses compared to the activity of two main brands in 2020.

Financial Expense and Income

Financial expense consists of mainly interest on related party loans and third party loans, bank fees and other transactional costs.

Our financial expenses, net were $629 for the year ended December 31, 2021, compared to net financial expenses of $232 for the period ended December 31, 2020, an increase of $397. The increase was primarily attributable to interest on related party loans and third party loans.

Net profit (loss) and total comprehensive profit (loss)

Our net loss and total comprehensive loss for the year ended December 31, 2021 was $1,540, compared to net profit of $112 for the period ended December 31, 2020, a decrease of $1,652. The decrease was primarily attributable to an increase in operating expenses of $2,177 and an increase of $397 in the financial expenses, net.

Critical Accounting Policies and Estimates

We describe our significant accounting policies more fully in Note 2 to our audited financial statements for the year ended December 31, 2021. We believe that the accounting policies below is critical in order to fully understand and evaluate our financial condition and results of operations.

We prepare our financial statements in accordance with IFRS. At the time of the preparation of the financial statements, our management is required to use estimates, evaluations and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, income and expenses. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change to the estimate is made.

Estimates and judgments are continuously evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

We make estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Estimates and assumptions

Determining the fair value of related party loans:

During the years 2020 and 2021, the Company received loans from related parties.

On the borrowing date, the Company estimates the value of the benefit granted to it as the difference between the interest rate that the Company is required to pay to investors for the loans provided by them and secured by such lien and the interest rate required to pay for similar unsecured loans to non-related parties. The value of the benefit is recorded within equity on the borrowing date.

Impairment of intangible assets

Intangible assets with finite lives are amortized over their estimated useful life on a straight-line basis. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization. The Company tests these assets for potential impairment whenever its management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset’s useful life and the impact of an event or circumstance on either an asset’s useful life or carrying value involve significant judgment regarding estimates of the future cash flows associated with each asset.

Provision for products return

The Company uses its past experience to analyze the number of returns using the expectation method. According to the previous refunds amounts, the Company expects at a high degree that there will not be a material returns of sold products that have been recognized in revenue.

Segment reporting

Operating segments are reported according to the same basis that is used for internal reporting purposes which is submitted to the CEO who is responsible for the allocation of resources to the Company’s operating segments and the evaluation of their performances.

As from the date of its establishment, the Company operates in one operating segment which is operating stores on e- commerce on Amazon platform. In light thereof, segment reporting is not included in the financial statements.

Liquidity and Capital Resources

Overview

We have funded our operations primarily through funds we received from loans and proceeds from sales on Amazon.com (after deducting FBA fees and advertising fees). As of December 31, 2021 and 2020, we had approximately $393 and $291, respectively, in cash and cash equivalents.

The table below presents our cash flow for the periods indicated:

	Year Ended December 31,
U.S. dollars in thousands	2021	2020
Net cash from (used in) operating activities	$(863)	$126
Net cash used in investing activities	(4,730)	(101)
Net cash provided by financing activities	5,695	159
Net increase (decrease) in cash and cash equivalents	102	184

We expect that for the foreseeable future we will finance our activities using the proceeds we expect to receive in this offering or from additional related party or investor loans and proceeds from sales in Amazon.com of our existing and future new brands.

Operating Activities

Our net cash used in operating activities was $863 for the year ended December 31, 2021, as compared to net cash from operating activities of $126 for the year ended December 31, 2020. The increase in the proceeds used in operating activities is mainly attributable to the increase in proceeds from the operation of six brands less the related operating expenses, amortization expenses of three new brands and financing interest mainly on new related parties and shareholders loans, and new third party loans in 2021 as compared to proceeds from sales from Smart Repair Pro’s two Amazon.com brands (after FBA fees and advertising fees) less related operation expenses and interest on related parties loans.

Investing Activities

Our net cash used in investing activities was $4,730 for the year ended December 31, 2021, as compared to net cash used in financing activities of $101 for the year ended December 31, 2020. The increase is mainly attributable to the investment in of three new intangible assets in 2021 as compared to the investment in one intangible asset in 2020.

Financing Activities

Our net cash provided by financing activities was $5,695 for the year ended December 31, 2021, as compared to net cash provided by investing activities of $159 for the year ended December 31, 2020. The increase is mainly attributable to a short term loan received in the amount of $981, loans received from shareholders in the amount of $4,800, issuance of share capital in the amount of $1,250, offset by loan repaid to a related party in the amount of $1,102 and other loans in amount of $234.

Financial Arrangements

Since Jeffs’ Brands inception in March 2021 and since the earlier inception of our subsidiaries Smart Repair Pro and Purex in 2019 and 2020, respectively, to date, we have financed our operations primarily through funds we received from loans and proceeds from sales on Amazon.com (after deducting FBA fees and advertising fees).

On May 23, 2019, Smart Repair Pro entered into loan agreements, or the May 2019 Loans, with a relative of its then operating manager and controlling shareholder, Viki Hakmon, and L.I.A. Pure Capital Ltd., a company owned by this family relative, or collectively, the Investors. The May 2019 Loans bear an annual interest rate of 4% (which is paid quarterly commencing on December 2020) and is due on August 13, 2022. The May 2019 Loans are secured by a pledge of 50% on the issued share capital of Smart Repair Pro held by its shareholders. During July and August 2019, Smart Repair Pro entered into additional loan agreements with the Investors, or the August 2019 Loans, on the same terms. The total amount of loans made during 2019 was $1,106. During April and May 2020, additional loans, or the May 2020 Loans, were provided to Smart Repair Pro by the Investors in the aggregate sum of $105, on the same terms. During the first quarter of 2021, an amount of approximately $1,102 was repaid to the Investors.

On September 11, 2019, Smart Repair Pro entered into a loan agreement with Amazon.com, or the Amazon Loan. Pursuant to the Amazon Loan, Smart Repair Pro borrowed from Amazon.com an aggregate amount of $193. The Amazon Loan matured within 12 months and bore interest at a rate of 16.72% per year. In order to secure the Amazon Loan, Smart Repair Pro pledged its financial balances on its Amazon.com account on Amazon.com and its inventories held in Amazon’s warehouses, in favor of Amazon. In January 2020, the loan was fully repaid.

On March 1, 2020, Smart Repair Pro, entered into a loan agreement, or the March 1, 2020 Loan Agreement, with Purex. Pursuant to the March 1, 2020 Loan Agreement, Smart Repair Pro loaned Purex an aggregate amount of $135. The loan was due on July 13, 2021 and bears an interest rate of 4% per year. In order to secure the loan until its full repayment, Purex pledged its full rights in the seller account on Amazon.com, in Smart Repair Pro’s favor.

On October 8, 2020, Smart Repair Pro and Purex and their then shareholders, entered into a share purchase agreement, or the Medigus SPA, with Medigus. Pursuant to the Medigus SPA, Medigus and Smart Repair Pro’s shareholders committed to transfer funds, as loans to Smart Repair Pro, in order to finance its day-to-day operations in exchange for its shares. During October and November 2020, an amount of $250 was transferred to Smart Repair Pro, on account of the loans. The loans bear an annual interest rate of 4%. On January 4, 2021, the terms and conditions to the Medigus SPA were satisfied and Medigus advanced approximately $1,100 on behalf of a loan from investors, which the first principal was borrowed on October 2020 and in exchange for the repayment of the loan, Smart Repair Pro issued to Medigus 5,572 of its shares of common stock. Also on January 4, 2021, Purex issued 557 shares of its common stock to Medigus in exchange for its payment of $150.

In February 2021, Smart Repair Pro, received additional loans under the Medigus SPA, on the same terms (annual interest rate of 4% and repayment after five years). Subsequently, on February 3, 2021, Medigus transferred to Smart Repair Pro an amount of $560 as a controlling shareholder loan, in order to finance the purchase of two additional Amazon.com stores, PetEvo and Wellted.

In addition, according to the terms of the Medigus SPA, the minority shareholders (Mr. Hakmon’s affiliates, as detailed below) are obligated to keep a 20:80 ratio with Medigus for amounts transferred to Smart Repair Pro by Medigus for the purpose of purchasing two stores. To illustrate, when a new store is being purchased, Medigus is obligated to invest 80% of the purchase price, and Mr. Hakmon’s affiliates are obligated to invest 20% of the purchase price. Therefore, on March 5, 2021 and on April 29, 2021, a total sum of $140,000 was transferred from the minority shareholders to the broker in the store purchase transaction, on account of the loan to Smart Repair Pro.

On February 2, 2021, Smart Repair Pro acquired a virtual store pursuant to a purchase agreement entered into with a third party, or Seller. Pursuant to the agreement, Smart Repair Pro purchased Seller’s seller account which operates on the Amazon.com website under the name “Whoobli”, which markets a private label of basketball hoops, children’s punching bags and related party decorations, including the intellectual property attributed to it and including trademarks attributed to products sold on the account’s sales page, for a total of $4,000. In addition, in accordance with the agreement, Smart Repair Pro purchased from the Seller the remaining inventory for a total amount of approximately $350, which is the cost of the inventory purchased by the Seller. In order to finance the purchase of the Whoobli store, Smart Repair Pro received an additional loan from its shareholders in a ratio of 20:80, as described above, whereby Medigus transferred directly to the Seller an amount of approximately $3,200 and the minority shareholders transferred an amount of approximately $800.

On April 8, 2021, Smart Repair Pro entered into a Loan Agreement with Amazon.com. Pursuant to the loan agreement, the company loaned from Amazon.com an aggregate amount of $78. The loan matured within six months and bears interest at a rate of 10.99% per year. In order to secure the loan, Smart Repair Pro pledged its financial balances on its Amazon.com account on Amazon.com and its inventories held in Amazon’s warehouses, in favor of Amazon. As the date of this prospectus, the loan was fully repaid.

Effective May 10, 2021, pursuant to the transactions contemplated by the SEA, Purex and Smart Repair Pro became wholly-owned subsidiaries of Jeffs’ Brands and the Contribution Transactions were completed. Pursuant to the SEA, Medigus and Mr. Hakmon, as the shareholders of Smart Repair Pro and Purex, contributed all of the equity interests they owned in Smart Repair Pro and Purex to Jeffs’ Brands in exchange for Ordinary Shares, or the

Contribution Transactions. As of result of the Contribution Transactions pursuant to the SEA, Jeffs’ Brands holds all of the outstanding shares of Smart Repair Pro and Purex, Medigus holds 50.03% of the outstanding Ordinary Shares of Jeffs’ Brands and Mr. Hakmon, our CEO, holds the remaining 49.97% of our outstanding Ordinary Shares. Mr. Hakmon’s affiliates, who were minority shareholders of Smart Repair Pro and Purex, transferred all their holdings in Smart Repair Pro and Purex to Mr. Hakmon, effective immediately prior to the Contribution Transactions pursuant to a Share Transfer Deed dated May 10, 2021.

On July 1, 2021, Smart Repair Pro entered into a loan agreement, which was amended on November 23, 2021, or the July 1 Loan Agreement, with Tamrid Ltd., or the Tamrid. The July 1 Loan Agreement bears an annual interest rate of 10% and is payable upon the earlier of: (i) March 31, 2023, or (ii) the closing of an initial public offering, or IPO, of Jeffs’ Brands, in NIS or USD currency at the company’s option. Smart Repair Pro has the right to extend the loan period by an additional sixty days, while the interest rate will be 1% per month. In addition, pursuant to the July 1 Loan Agreement, in the event of an IPO of Jeffs’ Brands, Jeffs’ Brands shall issue to Tamrid warrants to purchase Ordinary Shares having an aggregate value of $125, based on the IPO price per share, exercisable for a three year period beginning on the closing date of the IPO. On July 6, 2021, the loan principal of $375 was received. In accordance with the July 1 Loan Agreement, based on the assumed public offering price, warrants to purchase 20,161 Ordinary Shares would be issued to Tamrid upon the closing of this offering, or 0.19% of the Ordinary Shares to be issued and outstanding immediately following the closing of this offering.

On July 5, 2021, Smart Repair Pro entered into a loan agreement, which was amended on November 23, 2021, or the July 5 Loan Agreement, with M.R.M. Merhavit Holdings and Management Ltd., or MRM. The July 5 Loan Agreement bears an annual interest at a rate of 10% and is payable upon the earlier of: (i) March 31, 2023, or (ii) the closing of an IPO of Jeffs’ Brands, in NIS or USD currency at the company’s option. Smart Repair Pro will have the right to extend the loan period by an additional sixty days, while the interest rate will be 1% per month. In addition, pursuant to the July 5 Loan Agreement, in the event of an IPO, Jeffs’ Brands shall issue to MRM, warrants to purchase Ordinary Shares with aggregate value of $125, based on the IPO price per share, exercisable for a three year period beginning on the closing date of the IPO. On July 9, 2021, the loan principal of $375 was received. In accordance with the July 5 Loan Agreement, based on the assumed public offering price, warrants to purchase 20,161 Ordinary Shares would be issued to MRM upon the closing of this offering, or 0.19% of the Ordinary Shares to be issued and outstanding immediately following the closing of this offering.

On September 22, 2021, Smart Repair Pro entered into a Loan Agreement with Amazon, pursuant to which, Smart Repair Pro received from Amazon.com an aggregate amount of $153 thousands. The loan matures in nine months and bears an annual interest at a rate of 9.99% per annum. In order to secure the loan, Smart Repair Pro pledged its financial balances on its Amazon.com account and its inventories held in Amazon’s warehouses, in favor of Amazon.

As of June 27, 2022, Smart Repair Pro had outstanding loans to Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd. of $4,010,000, $940,000 and $109,000, respectively. On May 3, 2022, we entered into Assignments to Loan Agreements with Smart Repair Pro, Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd., pursuant to which we assumed Smart Repair Pro’s obligations under the outstanding loans and we agreed that unless earlier repaid pursuant to the terms of the respective loan agreements with such parties, effective immediately upon the consummation of this offering, all outstanding principal due to each such party shall be automatically converted into a number of Ordinary Shares equal to the quotient obtained by dividing the outstanding principal amount due to such party, by the per Ordinary Share price of $3.46 per share, obtained by dividing $10,000,000 by the issued and outstanding Ordinary Shares immediately prior to the completion of the IPO. In accordance with such assignment agreements, the outstanding amounts due to Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd., as of June 27, 2022, would be converted into 1,160,133 Ordinary Shares, 271,951 Ordinary Shares and 31,535 Ordinary Shares, respectively, upon the consummation of this offering. Any accrued and unpaid interest due to each such party at that time will be paid in cash.

On February 22, 2022, the Company entered into a loan agreement with Bank Leumi Le-Israel, or the Bank, to provide for a line of credit in an aggregate amount of up to $1.0 million, which we may draw in two tranches at our request, but in no event after July 21, 2022. Pursuant to the loan agreement, amounts drawn bear interest at a rate of Secured Overnight Financing Rate, or SOFR plus 3.25% per annum. Unless otherwise provided with respect to a particular draw, any unpaid principal together with accrued and unpaid interest under the line of credit is required to be repaid no later than August 21, 2022. In order to induce the Bank to provide the loan, the Company and certain of our shareholders entered into a controlling shareholders’ comfort letter, subordination agreements and a negative pledge. On March 3, 2022, we drew $0.4 million under the line of credit, which we are required to repay on May 5, 2022. We intend to use a portion of the net proceeds from this offering to repay any amount outstanding under this line of credit.

Current Outlook

We have financed our operations to date primarily through loans and proceeds from sales in Amazon.com (after FBA fees and advertising fees)

As of December 31, 2021 and 2020, our cash and cash equivalents were $393 and $291, respectively. For the year ended December 31, 2021, the Company incurred negative cash flows from operating activities. Management intends, in the event that this offering is not successfully consummated, to reduce operating expenses to the level at which we operated as a private entity prior to the hiring of additional staff in preparation for an IPO. Accordingly, management currently estimates that our expected cash flow is sufficient to support our current operations for more than 12 months from June 27, 2022. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future capital requirements will depend on many factors, including:

•        the progress and costs of purchasing new brands and their development plans;

•        the costs of manufacturing and shipment of our products;

•        the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

•        the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally; and

•        the magnitude of our general and administrative expenses.

Until we can generate significant recurring revenues and profit, we expect to satisfy our future cash needs through debt or equity financings. We cannot be certain that additional funding will be available to us when needed, on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products. This may raise substantial doubts about our ability to continue as a going concern.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of U.S. dollar/NIS exchange rates, which is discussed in detail in the following paragraph.

Impact of Inflation and Currency Fluctuations

Our functional and reporting currency is the U.S. dollar. We incur some of our expenses in other currencies. As a result, we are exposed to the risk that the rate of inflation in countries in which we are active other than the United States will exceed the rate of devaluation of such countries’ currencies in relation to the dollar or that the timing of any such devaluation will lag behind inflation in such countries.

Global inflation has risen in 2022. To date, we have not been subject to inflationary pressures. However, to mitigate any identified potential inflationary pressures, the Company purchased more inventory at the beginning of the year in order to avoid price increases that may be caused by the increase in inflation or shipping costs. We cannot assure you that we will not be adversely affected in the future.

The annual rate of inflation in Israel was 2.8% in 2021 and (0.7%) in 2020. The NIS revaluated against the U.S. dollar by approximately 3.26% in 2021 and 6.9% in 2020.

Impact of Supply Chain Disruptions

As a result of the COVID-19 pandemic, we have experienced occasional supply constraints, primarily in the form of increases in freight costs from approximately $2,000 per container pre-COVID-19 to approximately $20,000 per container in the midst of the pandemic, and delays in shipment of inventory. Shipping costs per container have decreased significantly during the year ended December 31, 2022 in comparison to such costs during the year ended December 31, 2021; therefore, we do not believe that the supply chain challenges will continue to impact our business and profitability. Currently, the shipping costs per container vary between $8,000 to $10,000 per container and we expect such costs to further decrease. We have also experienced increases in the cost of certain products, as well as a decrease in promotions by some manufacturers. The COVID-19 pandemic also impacted the supply chain of our brand partners, and our ability to timely fulfill orders and deliver such orders to our customers, particularly as a result of mandatory shutdowns in different countries and cities to mitigate the spread of the virus.

As of the date of this prospectus, we consider such events to be relatively minor and temporary, and our outlook and business goals, as well as results of operations, capital resources and quantity, sales, profits, and/or liquidity are not materially adversely affected by supply chain disruptions related to the COVID-19 pandemic. However, continued supply chain disruptions could lead to delayed receipt of, or shortages in, inventory and higher costs, and negatively impact our sales. Therefore, we maintain a comprehensive network of manufacturers. In order to mitigate such risks, in cases where certain components are purchased from single source manufacturers, we have adjusted and modified designs based on different components from different suppliers, to allow for more versatility and flexibility. We do not believe that such mitigation efforts have introduced any other new material risks, including but not limited to, those related to product quality or reliability or regulatory approval of products.

In addition, as of the date of this prospectus, our business segments, products, lines of service, projects and operations are not materially adversely affected by supply chain disruptions in light of Russia’s invasion of Ukraine and/or related geopolitical tension, and we do not expect to be materially impacted by any supply chain disruptions in the future.

BUSINESS

Unless otherwise stated, all amounts reported in this summary are in thousands of U.S. Dollars.

Overview

We are an e-commerce CPG company, operating primarily on the Amazon.com platform. We were incorporated in Israel in March 2021, under the name Jeffs’ Brands Ltd, to serve as the holding company of three other e-commerce companies, Smart Repair Pro, Purex, and Top Rank, that operate online stores for the sale of various consumer products on the Amazon.com online marketplace, utilizing the FBA model. Under the FBA model, sellers’ products are stored in Amazon.com fulfillment centers in order to take advantage of Amazon’s fulfillment infrastructure and allow their products to be eligible for Amazon.com promotional activities, including free shipping to Prime subscribers. These products are subject to the same inventory control, fulfillment and shipping processes as Amazon.com owned products; and for multiple item shipments are included in the same box as Amazon.com owned inventory.

In addition to executing the FBA business model, we utilize A.I. and machine learning technologies to analyze sales data and patterns on the Amazon.com marketplace in order to identify existing stores, niches and products that have the potential for development and growth, and for maximizing sales of existing proprietary products. We also use our own skills, know-how and profound familiarity with the Amazon.com algorithm and all the tools that the FBA platform FBA has to offer. In some circumstances we scale the products and improve them.

Our revenues for the year ended December 31, 2021 were $6,509 compared to $2,289 for the year ended December 31, 2020, an increase of $4,220.

Our net loss and total comprehensive loss for the year ended December 31, 2021 was $1,540, compared to net profit of $112 for the period ended December 31, 2020, a decrease of $1,652.

Since Jeffs’ Brands inception in March 2021 and since the earlier inception of our subsidiaries, Smart Repair Pro and Purex in 2019 and 2020, respectively, to date, we have financed our operations primarily through funds we received from loans and proceeds from sales on Amazon.com (after deducting FBA fees and advertising fees). As of December 31, 2021, we had $5,317 in principal and interest in outstanding related party loans. As of June 27, 2022, we had $5,404 in principal and interest in outstanding related party loans and 1,463,619 Ordinary Shares are issuable upon the closing of this offering in connection with the conversion of certain outstanding related party loans.

As previously mentioned, we are an “emerging growth company”, as defined in the JOBS Act, and, therefore, are subject to reduced public company reporting requirements. Our total annual gross revenues during the fiscal year ended in December 31, 2021, was less than $1.07 billion.

Our Stores, Brands and Products

As of the date of this prospectus:

•        Smart Repair Pro operates three stores on Amazon, which sell 12 products under the KnifePlanet, CC-Exquisite and PetEvo brands. Under the KnifePlanet brand, we offer a complete premium stone knife-sharpening sets, sharpeners and nonslip rubber bases. Under the CC-Exquisite brand, we offer professional steel-tip dart sets. Under the PetEvo brand, we offer car door pet scratches protectors;

•        Jeffs’ Brands operates one store on Amazon, which sells six products under the Whoobli brand. Under the Whoobli brand, we offer punching bag sets, including adjustable stands and boxing gloves, and party supply kits for children;

•        Purex operates one store on Amazon, which sells one product under the Zendora brand used for filtering and purifying air in vehicles; and

•        Top Rank operates one store on Amazon, which sells six products under the Wellted brand. Under the Wellted brand, we offer reusable, self-cleansing pet hair removers for cats and dogs.

As of the date of this prospectus, our material stores on the Amazon.com platform, brands and products consist of the following:

Whoobli Store

Our revenues from sales on the Whoobli store for the year ended December 31, 2021 were approximately $4,248, or 65% of our total revenues for such period.

The Whoobli store sells the following products:

1.      Whoobli Adjustable Kids Punching Bag with Stand (for 3-10 year olds);

2.      Whoobli Ninja Inflatable Kids Punching Bag;

3.      Whoobli Unicorn Birthday Party Supplies (Serves 16);

4.      Whoobli Mermaid Party Supplies (Serves 16);

5.      Whoobli Dinosaur Party Supplies (Serves 16); and

6.      Whoobli Construction Birthday Party Supplies (Serves 16).

KnifePlanet Store

Our revenues from sales on the KnifePlanet store for the twelve months ended December 31, 2021 were approximately $1,766, or 27%, respectively, of our total revenues for such periods.

The KnifePlanet store sells the following products:

1.      CC-Exquisite Professional Steel Tip Darts Set. This darts set contains brass barrels with 12 flights, 12 aluminum shafts, 12 o-rings, dart tool, dart sharpener and case;

2.      Premium Knife Sharpening Stone Set. This knife sharpening stone set includes dual-grit wet stone kit has high-density single whetstones with different coarseness masterfully developed on both sides of the same water stone;

3.      Coarse Flattening Stone. This is a flattening stone to flatten sharpening stones and whetstones;

4.      Whetstone Knife Sharpening Stone Set. This is a deluxe high-density dual-grit wet sharpener waterstone for knives complete with angle guide and non-slip base for chef level results (blue with bamboo base);

5.      Premium Whetstone Set. This set contains dual grit stone bamboo base, leather honing strop, leather razor strop, compound and honing guide;

6.      Leather Strop and Stropping Compound Set. This is a complete knife strop block kit for sharpening knives and chisels with green & white honing compounds for chef level results;

7.      Whetstone Knife Sharpening Stone Set. This is a high-density dual-grit wet sharpener waterstone for knives complete with honing guide, premium holder base and angle tool for chef level results;

8.      Honing Guide and Angle Tool Set. This is a chisel sharpening jig & knife sharpener angle toolkit for all knives and wood chisels 1/8” to 1-7/8”, hand planer blades 1-3/8”;

9.      CC-Exquisite Professional Steel Tip Darts Set. This darts set contains steel barrels with 20 flights standard, 12 aluminum shafts 35/48mm, 12 o-rings, dart sharpener and case;

10.    CC-Exquisite Dart Caddy. This is a wooden dart caddy;

11.    Car Door Protector | Set of 2. This car door protector fits any vehicle and is anti-scratch waterproof, safe for large dogs; and

12.    Whetstone Knife Sharpening Stone Set. This stone set is a deluxe high-density dual-grit wet sharpener waterstone for knives with angle guide and non-slip base for chef level results (red and green).

Our Customers

Our customers are primarily individual online consumers who purchase our products primarily on the Amazon U.S. and Amazon EU marketplaces, which contributed to our increase in sales year over year.

In 2020 and 2021, approximately 95%-100% of our revenue was through or with the Amazon.com sales platform.

Like any other e-commerce business, we are affected by the high season shopping, which is from October through December. Our business model is to take into consideration this sales cycle and introduce new products right before high season.

Our Competitive Strengths

We believe that our competitive strengths include:

•        Senior and experienced management team;

•        Sophisticated know-how regarding use of data analysis technology platforms;

•        Strong logistical capabilities, using sophisticated BI tools to optimize the supply chain management;

•        Strong proactive approach in purchasing new brands and active stores with law performance and high potential growth; and

•        Procurement of well targeted products.

We believe that these strengths, as further described below, differentiate us from our competitors and provide us with numerous advantages:

•        Senior and experienced management team:    We are led by Mr. Viki Hakmon, our CEO. Mr. Hakmon has vast experience in the retail markets, having served in various capacities over the past 25 years, 15 of which were in U.S. markets. Mr. Hakmon also has a profound understanding and knowledge of developing and discovering products and leveraging their growing market demand.

In addition, in April 2021, we recruited Mr. Naor Bergman as our COO, who is responsible for all the operations and logistics of our business. Prior to joining the Company, Mr. Bergman established and led Amazon’s FBA logistics and warehousing department at Unicargo Global Logistic Ltd. and was part of the management team that transformed Unicargo to become a leader in the field of outsourcing Amazon’s FBA warehousing. Mr. Bergman holds a B.A. in Economics & Sustainability from Reichman University, Israel.

In addition, in May 2022, we hired Ms. Shamian as our CFO effective May 31, 2022. Ms. Shamian has served in various managerial financial positions, including as the principal financial officer of MICT, Inc. (Nasdaq: MICT). Ms. Shamian holds a B.A. in Accounting and Business Management from The College of Management Academic Studies in Rishon LeZion, Israel, obtained an MBA from The Ono Academic College in Kiryat Ono, Israel and is a certified public accountant in Israel.

•        Sophisticated know-how of data analysis technology platforms:    We believe our use of research data and deep analysis software tools enables us to successfully identify new product opportunities, execute a fast and efficient procurement process and offer and sell our goods at a competitive yet lucrative price. Our deep knowledge of analyzing the Amazon.com platform is one of our company’s key competitive advantages in the fast-changing online CPG market. We are able to identify product opportunities, including relevant product specifications, based on consumer preferences, product trends and attributes and competitive landscape analysis. We also have profound familiarity with Amazon’s algorithm and all the tools that its FBA platform has to offer.

•        Strong logistical capabilities, using sophisticated BI tools to optimize the supply chain management:    Our logistical capabilities were formulated prior to the establishment of our Company. We view the logistical aspect of our business as a main and important factor to our success and we work hard to achieve it. Every product opportunity that we encounter is handled with strong and efficient logistical tools and no opportunity will be neglected due to lack of logistical capabilities or low profitability.

•        Strong proactive approach in purchasing new brands and active stores with law performance and high potential growth:    Our goal-oriented team consists of people with a combined business experience and Amazon.com knowledge, along with a competitive culture and attitude, which allow us to identify low performance brands with high growth potential. We believe in our improvement capabilities to increase brands sales and profitability.

•        Procurement of well targeted products reduces risk and costs:    We believe our approach of identifying products, procuring and handling all logistics fast and efficiently and selling products when they are most desirable reduces risks of not reaching sales targets and also reduces the cost of brand development and the process of introducing a new product to the market. We believe a company like ours should only move forward with products following thorough market research and analysis. We do not proceed before that, hence, we believe allowing us to sell products that the market is already looking for.

Searching and Identifying +	Purchasing +	Selling and Shipping

Industry Overview and Market Opportunity

The e-commerce CPG market continues to grow. The market had a break-out year in 2020 due to, among other reasons, the COVID-19 pandemic accelerating online shopping and spending, resulting in increased revenues on a global level.

According to United States Conference on Trade and Development, or UNCTAD in How COVID-19 Triggered the Digital e-commerce Turning Point, March 2021: “As lockdowns became the new normal, businesses and consumers increasingly “went digital”, providing and purchasing more goods and services online, raising e-commerce’s share of global retail trade from 14% in 2019 to about 17% in 2020”.

Furthermore, pursuant to Grand View Research, the global e-commerce market size was valued at US$9.09 trillion in 2019 and is expected to grow at a compound annual growth rate, or CAGR, of 14.7% from 2020 to 2027. The main reasons for this positive forecast are: growing access to high-speed internet service; growing number of small-size and medium-size businesses; increasing consumer wealth; and the positive impact of COVID-19 on online shopping.

We believe the growth trend in e-commerce will continue in the future. According to The Consumer Brand Association report, “The CPG Post-Pandemic Outlook: Five Trends Emerging from COVID-19 That Will Redefine the Industry”, the demand for CPG products remains high and is expected to remain at a higher level than prior to COVID-19. Americans’ slow emergence from the pandemic, combined with long-term or permanent lifestyle changes, is expected to keep CPG in high demand.

We believe, this new normal creates a huge opportunity for e-commerce players, such as Jeffs’ Brands, which has the capability to respond to the current demand.

Moreover, Amazon, which is the primary platform that our business is based on, continues to rise and grow. In 2020, Amazon’s sales (by country (in billion U.S. dollars)) were: $263.5 in the U.S.; $29.5 in Germany; $26.4 in the U.K.; $20.4 in Japan; and $46.0 in Rest of the world. Amazon’s sales, however, are not necessarily indicative of our current or future sales, as Amazon.com sells vast and varied quantities of products on its platforms, whereas we sell only a limited quantity of products on Amazon.com and are not otherwise affiliated with Amazon. While our sales represent a small fraction of the sales on Amazon, we believe that the Amazon.com platform provides us with a unique opportunity to grow our sales.

Annual Net Sales of Amazon.com in Selected Leading Markets from 2014 to 2020 (in billion U.S. dollars)

500
400
300
200
100
0
Net sales in billion U.S. dollars
2014
2015
2016
2017
2018
2019
2020
United States
Germany
United Kingdom
Japan
Rest of world

Source: Statista — Annual net sales of Amazon.com in selected leading markets from 2014 to 2020

Note that Amazon’s net sales presented in this chart are not necessarily indicative of our current or future sales.

Annual Sales of Amazon.com 2002 to 2020 and Forecast till 2022 (in billion U.S. dollars)

400$
300$
200$
100$
0$
Net revenue in billion U.S. dollars
4$
5$
7$
8$
11$
15$
19$
25$
34$
48$
61$
74$
89$
107$
136$
166$
201$
238$
276$
316$
356$
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017*
2018*
2019*
2020*
2021*
2022*

Source: Statista, Projected global revenue of Amazon.com from 2002 to 2022

Note that Amazon’s sales presented in this chart are not necessarily indicative of our current or future sales.

We believe that doing business in the online consumer product market requires a profound understating of material trends and factors impacting the market and this can only be done by analyzing massive amounts of data. Adopting new business models that are using high-end technologies for data analysis is considered by us as the only competitive way to succeed in this market. We see our data driven approach combined with our other capabilities and advantages as our strengths in succeeding in this market.

Many CPG companies have yet to evolve and adopt new technology, especially in the wake of COVID-19

According to Boston Consulting Group (BCG) in CPG Companies Face an E-Commerce Tsunami, (July 2020) and How CPG Companies Can Catch Up as Online Sales Take Off (February 2019), large CPG companies continue to lag in e-commerce, presenting weaker performance in the online arena than they do in brick-and-mortar stores. Especially in the wake of the COVID-19 pandemic, CPG companies are facing a radically, permanently and less familiar sales environment. If these companies wish to succeed, they must nurture and adopt new business approaches and strategies and partnerships. BCG forecasts that CPG companies that are unable to move quickly and nimbly to change the way they view and respond to a changing sales environment, will find themselves struggling to survive.

Even before COVID-19 hit the global markets, the traditional brick-and-mortar CPG industry has been slow to react to changing consumer needs in the digital age.

BCG also notes that CPG companies have generally been slow to devote significant resources to e-commerce for several reasons, including that online sales have not taken off as quickly in CPG as they have in other categories, such as books and consumer electronics. According to Nielsen, in E-Commerce Measurements a Comprehensive View of Online Sales and Shopper Behavior, the online channel accounted for 5% of overall CPG sales, with penetration varying by product category. In Online CPG Sales in the US are Booming But There’s Still Room for Growth, February 2021, approximately 8.5% of revenues in the pet care category, for example, came from online sources, while the revenue attributable to household care was just about 7.4%. Given the relatively slow takeoff in most categories, companies have simply not been forced to adapt as quickly in the CPG space as they have in some other sectors. In addition, slow growth in the CPG industry in general has created financial pressure on companies, including the need to cut costs. As a result, CPG players have not had the financial flexibility to direct major energy and resources to the small — but fast growing — e-commerce channel.

We see this gap in adopting the needed technology and strategies by CGPs as a great opportunity for us. The competitive landscape allows us to take advantage of our unique capacities to capture the massive opportunity that the e-commerce market has to offer. We do that by better understanding what consumers are looking for in real time and by making our products visible to consumers at the relevant virtual shelves and at extremely valuable costs.

Amazon’s algorithm is a crucial factor in the success of CPG companies, and we believe we have a profound understating of it

According to BCG, top-selling brands on Amazon.com, often differ significantly from top sellers in brick-and-mortar stores. We believe this highlights how distinct Amazon’s market is and how critical it is for CPG companies to understand how Amazon.com algorithms drive traffic.

We believe our way of analyzing and understanding the consumer trends, searches and preferences enable us to react in the most optimum way. We ensure the availability of the most desired products on the market and we leverage it from buying to selling the product. We are able to do that by analyzing the data and to react to the insights we generate of it in the fastest way possible to us.

Our unique process

We believe in a 3-phase process of our business lifecycle:

Phase I: Search and Identification	Our sophisticated, know-how use of an advanced software, enables us to search and identify high value products. This analysis includes product history, client trends, etc.
Phase II: Acquisition of identified products	We then quickly and efficiently acquire identified products using our strong logistical capacities.
Phase III: Sell and Ship

We then sell the most desired products to our consumers, maximizing our positioning for high profitability (with minimal marketing required, offering the optimum price being both lucrative and competitive).

Below are recent examples of products that were identified by our process and offered to consumers, which significantly contributed to our increase in sales year over year:

Product Name and Description	Illustration
The Whoobli Store offers the Whoobli punching bag, adjustable stand and boxing gloves for children aged 3-8 years old.
The KnifePlanet Store offers a complete premium stone knife-sharpening set, which includes flattening stone, bamboo base, and two nonslip rubber bases.

Product Name and Description	Illustration
The Wellted Store offers the Pet Hair Remover for cats and dogs. It’s reusable, self-cleansing and includes a brush for cleaning furniture, carpets, clothing, car seats, etc.
The CC-Exquisite Store offers CC-exquisite professional steel-tip darts sets.
The PetEvo Store offers car door protectors in sets of two that fit any vehicle and protects from pet scratches and is also waterproof.

Product Case Studies

Below are two case studies that we believe show the strength of our process which rapidly and successfully identifies new product opportunities to acquire and sell in the U.S. and EU e-commerce markets.

Each case study shows information regarding two products that went through our three-phase process successfully. The products were chosen by our analysis process, then procured and sold.

Our target level of profitability is based on our products achieving a certain average listing price, which then allows us to achieve a certain gross margin and leverage certain of our sales and distribution expenses and our fixed costs.

The graphics below depict how we were able to achieve our target profitability level in a relatively short time. We believe this demonstrates our ability to successfully execute our process and achieve our goals.

Case Study 1: Knife Sharpening Stone

The following diagram presents the revenue yielded from the product in the 12-month period that preceded our acquisition of the product, while it was managed by the previous owner, compared to post-acquisition performance, after we used our sophisticated analytical tools, as well as, improvements we completed in the product.

In this case, under the previous owner, the Knife Sharpening Stone was only offered as part of one large set that included the full set of sharping levels. When Mr. Hakmon, our CEO purchased the store, he began marketing the sharping stone separately for its different parts and sharping levels as can be seen in the below diagram. We believe this marketing strategy, as well as, focused advertising campaigns, contributed increased the sales of this product.

The second scheme presents our product development and expansion of product lines.

KNIFEPLANET

Success Story #1
Knife Sharpening Stone

April 2019 Date of Acquisition

May 2018–Apr 2019 — REVENUE $0.5M (12-months Pre-Acquisition)

May 2019–May 2020 — REVENUE $1.1M (12-months Post-Acquisition)

- +1 New Product Developed
- Inventory Build-Up
- World-Wide Logistic & Production relations

© 2021 by SmartRepairPro

Case Study 2: Professional Steel Tip Darts

Similarly, the following diagram compares performance before and after we acquired the brand and improved it by marketing the Steel Tip Darts for their six different parts by size and color, as can be seen in the below diagram. We believe this marketing strategy, as well as, focused advertising campaigns, increased the sales of this product.

Case Study 3: Whoobli Stone

The diagram below presents the revenue yielded from the product in the 12-month period that preceded our acquisition of the Whoobli store, while it was managed by the previous owner, compared to post-acquisition performance, after we used our sophisticated analytical tools.

In this case, under the previous owner, the Whoobli store relied on organic searches for their products and did not employ any marketing campaigns with respect to its products, did not have a website to enable direct sales of its products and all its products were marked out of stock in beginning of December 2020, and as a result we believe the Whoobli store missed substantially all potential sales of their products for the holiday season. Following our acquisition of the Whoobli store in February 2021, we implemented our insights and after one year the Whoobli store became an Amazon best seller and it currently owns the largest market share among other toy stores on Amazon.

Strategy

Growth Strategy

The key elements of our growth strategy include:

•        High-end search and identification of high value products and their markets;

•        Frequent introduction of new products to our customers in various geographical markets;

•        Effective use of our competitive advantage — our know-how uses of software-based technology;

•        Leverage of our logistical capabilities and knowledge to reduce costs and increase purchasing power; and

•        Continued monetarization of our competitors to ensure we maintain our competitive differentiation and advantages.

Acquisition Strategy

Our growth, as described above, will be generated mainly by our strategic acquisition of high demand products. We also intend to supplement our acquisitions by growing our logistical capabilities, which we believe will bolster our competitive advantage.

We also intend to pursue growth through strategic acquisitions of digital brands that have the potential to be efficiently and quickly integrated into our line of business and generate successful results. When examining new potential product categories and potential acquisition targets, we use AI analysis-based technology platform combined with our experienced assessment of the risks and costs.

We intend to execute on acquisitions when all the relevant factors and criteria fit our goals and business aspirations. We will target businesses that have built significant market share. We will aim for products with strong unit economics and high product quality. These products will also have to achieve significant positive customer reviews and high search ranking for relevant key words and are in product categories where frequent product improvement is not required.

We believe that acquisitions fitting the above criteria will contribute our revenue growth and operational efficiency, while reducing the risk involved in executing our process.

Intellectual Property

We own 6 trademarks: KnifePlanet, CC-Exquisite, Zendora, Whoobli, PetEvo and Wellted.

Competition

The consumer goods and e-commerce market is a highly competitive environment. Our competitive landscape consists of various types of companies such as: traditional and non-traditional consumer good companies; discount stores; traditional retailers; independent retail stores; the online platforms of these traditional retail competitors; and e-commerce companies.

Among CPG companies, our competitors include: Thrasio Holdings, Inc.; Aterian, Inc. (Nasdaq: ATER); Amazon.com; Helen of Troy Ltd., Newell Brands (NASDAQ: NWL); Frigidaire Appliance Company; and Trademark Global Inc. Despite the seemingly harsh competitive landscape, we believe that our technology and experience enable us to successfully compete and achieve our financial goals.

Category	Companies
Main competition	Thrasio Holdings, Inc., Aterian, Inc. (Nasdaq: ATER)
Other CPG competitors	Helen of Troy Ltd., Newell Brands (NASDAQ: NWL), Frigidaire Appliance Company, Trademark Global Inc., and other CPG players who are operating on Amazon

We believe that our competitive advantages include:

•        Senior and experienced management team;

•        Strong logistical capabilities;

•        Skillful use of sophisticated data analytics software;

•        Fast and proactive approach to changes in the market; and

•        Well targeted products which we believe reduces risk and costs.

Development

After executing our procurement process and owning new products and brands, we then invest in additional development of the procured products. Our development is focused on upgrading the existing products and/or adding additional value and features to them, such as additional colors or shapes, new design or version. Our developments remain within the product history ranking and overviews on Amazon, hence, the upgraded products are being promoted under the same brand and its positioning on Amazon.

An example of such product development are the new parts added to our KnifePlanet product:

Brand : KNIFEPLANET
Seller : KNIFEPLANT
KNIFEPLANET storefront
★★★★★
97% positive in the last 12 months (390 ratings)

KNIFEPLANET is committed to providing each customer with the highest standard of customer service.

Third-Party Manufacturing and Logistics

Our products are currently produced by third party manufacturers in China pursuant to manufacturing agreements. These agreements generally provide that the manufacturers will manufacture and deliver to us the relevant products in accordance with our orders and subject to our timely payment. The manufacturing services under such contracts are on a non-exclusive basis, provided, however, that the manufacturers are not allowed to manufacture or supply the manufactured product to any third party. The products manufactured thereby are subject to our successful completion of testing and assembly checks before shipment. We may terminate these contracts at any time with an advance notice. We have strong and long-term relationships with these manufacturers and we believe we have a safe and stable supply chain.

As of the date of this prospectus, we use third party warehouses to fulfill direct-to-consumer orders, through agreements or terms of services.

As of the date of this prospectus, we have warehousing and distribution agreements with six warehouses in the U.S., two in UK and one in Germany, which generally provide that the service provider will provide warehousing services at its warehousing facility and distribution services for our products. Through these third parties and until we have our own warehouses, we believe we can deliver products within two days of the order being placed on the Amazon.com platform through ground shipment across approximately 95% of the U.S. market.

Marketing, Distribution Methods and Sales

We believe our marketing expenses are lower and more efficient than our competitors since we are only engaged with well established brands that are already familiar to many of our customers and potential customers on the Amazon.com platform. In addition, we expect to hire managers to handle our digital marketing and advertising efforts.

With respect to distribution, we see logistics as a main and important consideration and we prioritize creating an effective and efficient distribution channel. Every product opportunity that we encounter will be handled with strong and efficient logistical tools and no opportunity will be left out due to lack of logistical capabilities or low profitability. Furthermore, we plan to own warehouses in the future in lieu of relying on Amazon.com or other third- party warehouses, which would improve our distribution channel.

Our sales phase, as further described above, is the third phase after a deep analysis is conducted by our software, identification and procurement process. Using the most advanced software, provides us with all the data needed to launch and to operate our Amazon.com brands in the highest levels. We believe that this knowledge will bring significant competitive advantages for our products. Our spending and approach on advertising is aimed to be as low as possible given the resources we spent prior to the actual sale on selecting the different products depending on the life cycle of products on our platform.

Government Regulation and Product Approval

We do not anticipate any significant problems in obtaining future required licenses, permits or approvals that are necessary to expand our business.

We are subject to a variety of U.S. federal, state and local laws, as well as international laws.

These laws are defining and governing the legal ways to process payments, consumer protection, the privacy of consumer information and other laws regarding unfair and deceptive trade practices.

The products sold by us in the U.S. are also subject to regulation in the United States by governmental agencies, including the U.S. Consumer Product Safety Commission, the Federal Trade Commission, United States Food and Drug Administration, and similar state and international regulatory authorities. We do not engage in the sale of illegal, unsafe, or other high-risk products that are restricted or strictly prohibited.

As necessary, our carriers impose additional restrictions on dangerous products. Our carriers require compliance with international air regulations, such as the International Air Transport Association (IATA) Dangerous Goods Regulations.

We are also subject to environmental laws, rules and regulations, including but not limited to California’s Proposition 65, Management of Hazardous Wastes Removed from Discarded Appliances and Lead Poisoning Prevention Act. We are subject to state and municipality regulations on plastic bag warning labels. Statements we make on labels, packages and advertisements are truthful, not deceptive or unfair, and evidence-based.

As required by applicable law, we list and register our products with the appropriate governmental authorities, and obtain necessary authorizations and approvals therefrom. We require that our foreign and domestic facilities engaged in manufacturing, processing, packing, or warehousing submit additional registration information, such as good manufacturing practice (GMP) and other related quality management requirements. We request certificates and clearances as proof of compliance with the existing laws and regulations. We also declare, certify and conduct testing in reputable or accredited testing laboratories. For some products, we set out written warranties in compliance with the mandatory requirements of the Magnuson-Moss Warranty Act.

Some chemicals pose perceived or real risks to the environment and human health. We require our products that contain chemicals regulated by the U.S. Environmental Protection Agency, or EPA, to comply with certification reporting and other requirements of imposed by the EPA. Products with emission standards for formaldehyde from wood products are compliant with EPA and California Air Resources Board (CARB).

Moreover, on March 2021, we received an update from Amazon.com regarding a new EPA regulation. Following the new EPA regulation, Amazon.com categorized one of our products as a pesticide product. Amazon.com requires that pesticide products be filed with evidence of an EPA registration number and/or EPA establishment number or certification that the product is exempt from EPA regulation, otherwise the existing listing (of the product) may be subject to removal. The revenue from the sale of these products is immaterial to the Company and the Company does not currently expect to continue to sell such products on Amazon.com unless they can be sold absent these restrictions and will instead look to sell such products outside of Amazon.

We do not estimate any significant capital expenditures for environmental control matters either in the current fiscal year or in the near future.

We are also subject to regulations relating to our supply chain. For example, the California Transparency in Supply Chains Act requires retail sellers that do business in California to disclose their efforts to eradicate slavery and human trafficking in their supply chains. As part of our vendor qualification process, we review supplier’s operations with respect to compliance with applicable labor and workplace standards and other applicable laws, including laws prohibiting child labor, forced labor and unsafe working conditions.

Although we have not suffered any material restriction from doing business in the past due to government regulation, legal issues with potential implications may arise in the future as we expand our business.

From time to time, we dispose of obsolete inventory, which is disposed of or destroyed in compliance with applicable laws and regulations, such as extended producer responsibility (EPR) or product stewardship legislation.

China Government Regulation

Regulations Relating to Environmental Protection

China has adopted extensive environmental laws and regulations with national and local standards for emissions control, discharge of wastewater and storage and transportation, treatment and disposal of waste materials. At the national level, the relevant environmental protection laws and regulations include the Chinese Environmental Protection Law, the Chinese Law on the Prevention and Control of Air Pollution, the Chinese Law on the Prevention and Control of Water Pollution, the Chinese Law on the Promotion of Clean Production, the Chinese Law on the Prevention and Control of Noise Pollution, the Chinese Law on the Prevention and Control of Solid Waste Pollution, the Chinese Recycling Economy Promotion Law, the Chinese Law on Environmental Impact Assessment, the Administrative Regulations on the Levy and Use of Discharge Fees and the Measures for the Administration of the Charging Rates for Pollutant Discharge Fees. In recent years, the Chinese Government has introduced a series of new policies designed to generally promote the protection of the environment. For instance, on November 10, 2016, the General Office of the State Council has released the Implementing Plan for the Permit System for Controlling the Discharge of Pollutants, or the Plan. The Plan proposes the need of instituting a system for enterprises and public institutions to control their respective total amount of pollutants discharged, which shall be connected with the environmental impact assessment system organically. The Plan also stipulates that it is necessary to regulate the orderly issuance of pollutant discharge permits, to make a name list to manage the permission of pollutant discharge, to promote the administration of such permission system per industry and to impose severer administration and control over enterprises and public institutions located at such places where environment quality fails to reach relevant standards. Furthermore, the Plan requires that a national pollutant discharge permit management information platform shall be established by 2017 to strengthen the information disclosure and social supervision.

Regulations Relating to Intellectual Property Rights

Patents

Pursuant to the Patent Law of China and its implementation rules, patents in China fall into three categories, namely invention patent, utility model and design patent. Invention patent refers to a new technical solution proposed in respect of a product, method or its improvement; utility model refers to a new technical solution that is practicable for application and proposed in respect of the shape, structure or a combination of both of a product; and design patent refers to the new design of a certain product in shape, pattern or a combination of both and in color, shape and pattern combinations aesthetically suitable for industrial application. Under the Patent Law of China, the term of patent protection starts from the date the patent was filed. Patents relating to inventions are effective for twenty years from the initial date the patent application was filed, and the term for utility model and designed patents is ten years from the initial date the patent application was filed. The Patent Law of China adopts the principle of “first to file,” which means where more than one person files a patent application for the same invention, a patent will be granted to the person who first filed the application.

Existing patents can become invalid or unenforceable due to a number of factors, including known or unknown prior art, deficiencies in patent application and lack of novelty in technology. In China, a patent must have novelty, innovation and practical application. Under the Patent Law of China, novelty means that before a patent application is filed, no identical invention or utility model has been publicly disclosed in any publication in China or abroad or has been publicly used or made known to the public by any other means, whether in or outside of China, nor has any other person filed with the patent authority an application that describes an identical invention or utility model and is published after the filing date. Patents in China are filed with the State Intellectual Property Office, or SIPO. Normally, the SIPO publishes an application for a pharmaceutical invention 18 months after the application is filed, which may be shortened upon request by the applicant. The applicant must apply to the SIPO for a substantive examination within three years from the date the application is filed.

Article 20 of the Patent Law of China provides that, for an invention or utility model completed in China, any applicant (not just Chinese companies and individuals), before filing a patent application outside of China, must first submit it to the SIPO for a confidential examination. Failure to comply with this requirement will result in the denial of any Chinese patent for the subject invention. This added requirement of confidential examination by the SIPO has raised concerns by foreign companies who conduct research and development activities in China or outsource research and development activities to service providers in China.

Patent Enforcement

Unauthorized use of patents without consent from owners of patents, forgery of the patents belonging to other persons, or engagement in other infringement acts against patent rights, will subject the infringers to tortious liabilities. Serious offences may be subject to criminal penalties.

When a dispute arises as a result of infringement of the patent owner’s patent right, Chinese law requires that the parties first attempt to settle the dispute through consultation between them. However, if the dispute cannot be settled through consultation, the patent owner, or an interested party who believes the patent is being infringed, may either file a civil legal suit or file an administrative complaint with the relevant patent administration authority under the SIPO. A Chinese court may issue a preliminary injunction upon the patent owner’s or an interested party’s request before instituting any legal proceedings or during the proceedings. Damages for infringement are calculated as either the loss suffered by the patent holder arising from the infringement or the benefit gained by the infringer from the infringement. If it is difficult to ascertain damages in this manner, damages may be determined by using a reasonable multiple of the license fee under a contractual license. As in other jurisdictions, with one notable exception, the patent owner in China has the burden of proving that the patent is being infringed. However, if the owner of a manufacturing process patent alleges infringement of its patent, the alleged infringer has the burden of proving that it has not infringed. To our knowledge, there are no disputes as to our infringement of any third party’s patent.

Trade Secrets

According to the Anti-Unfair Competition Law of the China, the term “trade secrets” refers to technical information and business information that is unknown to the public, that has utility and may create business interest or profit for its legal owners or holders, and that is maintained as a secret by its legal owners or holders.

Under this law, business persons are prohibited from employing the following methods to infringe trade secrets: (1) obtaining the trade secrets from the legal owners or holders by any unfair methods such as stealing, solicitation or coercion; (2) disclosing, using or permitting others to use the trade secrets obtained illegally under item (1) above; or (3) disclosing, using or permitting others to use the trade secrets, in violation of any contractual agreements or any requirements of the legal owners or holders to keep such trade secrets in confidence. If a third party knows or should have known of the above-mentioned illegal conduct but nevertheless obtains, uses or discloses trade secrets of others, the third party may be deemed to have committed a misappropriation of the others’ trade secrets. The parties whose trade secrets are being misappropriated may petition for administrative corrections, and regulatory authorities may stop any illegal activities and fine infringing parties in the amount of RMB 10,000 — 200,000. Alternatively, persons whose trade secrets are being misappropriated may file lawsuits in a Chinese court for loss and damages caused by the misappropriation.

The measures to protect trade secrets include oral or written agreements or other reasonable measures to require the employees of, or persons in business contact with, legal owners or holders to keep trade secrets confidential. Once the legal owners or holders have asked others to keep trade secrets confidential and have adopted reasonable protection measures, the requested persons bear the responsibility for keeping the trade secrets confidential.

Recently Issued Policies on the Protection of Intellectual Property Rights

On November 4, 2016, the Central Committee of the Communist Party of China and the State Council jointly issued a Guideline on Improving the Property Rights Protection System and Providing Law-based Protection to Property Rights, or the Guideline, effective on the date of its release. The Guideline proposes that the country will provide equal, comprehensive and law-based protection to all kinds of property rights and requires that the punishment of intellectual property rights violations should be strengthened and the limits on compensation for violating intellectual property rights laws should be increased. In addition, the Guideline proposes to explore the establishment of infringement punitive compensation system for such intellectual property rights as patent and copyright, including allowing for punitive damages for serious malicious tort. The Guideline also stipulates to perfect the foreign-related intellectual property rights enforcement mechanism, and strengthen the international cooperation in criminal case enforcement and investigation in foreign-related intellectual property crimes. On November 28, 2016, the Supreme People’s Court released the Implementation Opinions on Appropriately and Lawfully Handling Long-standing Historical Property Rights Cases and the Opinions on Giving Full Play to Judicial Functions to Enhance Judicial Protection of Property Rights, or the Opinions, effective on the date of their releases. The Opinions stipulate that, among others, efforts shall be made to crack down on intellectual property rights infringement and crimes in accordance with relevant laws and regulations, provide stronger judicial protection to intellectual property rights, introduce judicial interpretations and guiding cases in due time, promote the lawful application of the punitive compensation system, and impose severer punishments on chain-type and industrialized crimes against intellectual property rights.

Foreign Exchange Regulation

The Foreign Exchange Administration Regulations, most recently amended in August 2008, are the principal regulations governing foreign currency exchange in China. Under the Chinese foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, may be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. In contrast, approval from or registration with appropriate government authorities is required when Chinese Renminbi, or RMB, is converted into a foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds by foreign investors in China, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not previously possible. In addition, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by the SAFE or its local branches over direct investment by foreign investors in China will be conducted by way of registration, and banks must process foreign exchange business relating to the direct investment in China based on the registration information provided by SAFE and its branches.

Under the Circular of the SAFE on Further Improving and Adjusting the Policies for Foreign Exchange Administration under Capital Accounts promulgated by the SAFE on January 10, 2014 and effective from February 10, 2014, administration over the outflow of the profits by domestic institutions has been further simplified. In principle, a bank is no longer required to examine transaction documents when handling the outflow of profits of no more than the equivalent of $50,000 by a domestic institution. When handling the outflow of profits exceeding the equivalent of $50,000, the bank, in principle, is no longer required to examine the financial audit report and capital verification report of the domestic institution, provided that it must examine, according to the principle of transaction authenticity, the profit distribution resolution of the board of directors (or the profit distribution resolution of the partners) relating to this profit outflow and the original copy of its tax record-filing form. After each profit outflow, the bank must affix its seal to and endorsements on the original copy of the relevant tax record-filing form to indicate the actual amount of the profit outflow and the date of the outflow.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, which became effective on June 1, 2015. According to SAFE Circular 19, the foreign exchange capital of foreign-invested enterprises may be settled on a discretionary basis, meaning that the foreign exchange capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operational needs of the foreign-invested enterprise. The proportion of such discretionary settlement is temporarily determined as 100%. The RMB converted from the foreign exchange capital will be kept in a designated account, and if a foreign-invested enterprise needs to make further payment from such account, it still must provide supporting documents and go through the review process with the banks.

Furthermore, SAFE Circular 19 stipulates that the use of capital by foreign-invested enterprises must adhere to the principles of authenticity and self-use within the business scope of enterprises. The capital of a foreign-invested enterprise and capital in RMB obtained by the foreign-invested enterprise from foreign exchange settlement must not be used for the following purposes:

(1)    directly or indirectly used for the payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations;

(2)     directly or indirectly used for investment in securities, unless otherwise provided by relevant laws and regulations;

(3)    directly or indirectly used for granting the entrusted loans in RMB, unless permitted by the scope of business, repaying the inter-enterprise borrowing (including advances by the third party), or repaying the bank loans in RMB that have been sub-lent to the third party; and/or

(4)    paying the expenses related to the purchase of real estate that is not for self-use, except for the foreign-invested real estate enterprises.

On June 9, 2016, SAFE issued the Notice to Reform and Regulate the Administration Policies of Foreign Exchange Capital Settlement to further reform foreign exchange capital settlement nationwide.

Recent Developments

Line of Credit

On February 22, 2022, the Company entered into a loan agreement with Bank Leumi Le-Israel, or the Lender, to provide for a line of credit in an aggregate amount of up to $1.0 million, which we may draw in two tranches at our request, but in no event after July 21, 2022. Pursuant to the loan agreement, amounts drawn bear interest at a rate of Secured Overnight Financing Rate, or SOFR, plus 3.25% per annum. Unless otherwise provided with respect to a particular draw, any unpaid principal together with accrued and unpaid interest under the line of credit is required to be repaid no later than August 21, 2022. In order to induce the Lender to provide the loan, the Company and certain of our shareholders entered into a controlling shareholders’ comfort letter, subordination agreements and a negative pledge. As of the date of this prospectus, we have $0.4 million outstanding under the line of credit. We intend to use a portion of the net proceeds from this offering to repay any amounts outstanding under this line of credit.

Bonus Shares Issuance and Reverse Share Split

On February 17, 2022, our Board of Directors approved the issuance of bonus shares (equivalent to a stock dividend) on a basis of 664.0547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares for each Ordinary Share issued and outstanding as of the close of business on February 17, 2022 (provided that any fractional shares be rounded down to the nearest whole number), pursuant to which holders of our Ordinary Shares received 664.0547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares for every one Ordinary Share held as of such date, resulting in an aggregate issuance by the Company of 6,630,547 (prior to adjustments for subsequent reverse share splits) Ordinary Shares on such date.

On May 3, 2022, our Board of Directors approved a .806-for-1 reverse split of our issued and outstanding Ordinary Shares, effective as of May 3, 2022, pursuant to which holders of our Ordinary Shares received .806 of an Ordinary Share for every one Ordinary Share held as of such date. The reverse stock split proportionally reduced the number of authorized share capital.

On         , 2022, our Board of Directors approved a 1-for-1.85 reverse split of our issued and outstanding Ordinary Shares, effective as of           , pursuant to which holders of our Ordinary Shares received one Ordinary Share for every 1.85 Ordinary Shares held as of such date. The reverse stock split proportionally reduced the number of authorized share capital.

Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein give effect to the bonus shares issuance and the reverse share splits.

Organizational Structure

Below is our organizational structure as of the date of this prospectus:

Property and Facilities

Our office is located in Israel and we have contracts with third party warehouses in 9 locations in the U.S., 1 location in UK and 1 location in Germany.

Our principal executive offices are located at 3 Hanechoshet St., Tel Aviv, and our telephone number is +972.3.6899124. Our website address is www.jeffsbrands.com. We do not incorporate the information on, or accessible through, our website into this prospectus or the registration statement of which it forms a part, and you should not consider any information on, or accessible through, our website as part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

Employees

As of the date of this prospectus, we employ 5 full-time employees. None of our employees are members of a union or subject to the terms of a collective bargaining agreement.

We expect to increase the number of warehouses we use as discussed above, as well as, the number of employees and independent contractors, which is expected to grow as we expand our business.

Legal Proceedings

We are not currently subject to any material legal proceedings. Similar to other active CPG companies we may be occasionally involved in various claims and/or legal proceedings relating to claims arising out of our operations, primarily with respect to the sale of our consumer products. We believe that there are no pending lawsuits or claims that, individually or in the aggregate, may have a material effect on our business, financial condition or operating results.

Company History

In December 2017, Smart Repair Pro, a California corporation, was founded by our CEO, Viki Hakmon, and began operating in June 2019. Following its acquisition of the KnifePlanet brand, Smart Repair Pro began selling KnifePlanet brand on Amazon, using the FBA model. In August 2019, Smart Repair Pro acquired the CC-Exquisite store, which owns the DARTS® brand.

In April 2020, Purex was incorporated in California for the purpose of purchasing an online store. At that time, Purex was 100% owned by affiliates of Mr. Hakmon’s affiliates.

In October 2020, Medigus, a publicly traded company (Nasdaq: MDGS) incorporated under the laws of the State of Israel, entered into a share purchase agreement to acquire 50.01% of Smart Repair Pro and 50.03% of Purex. This acquisition closed on January 4, 2021.

In March 2021, Jeffs’ Brands was formed as a wholly owned subsidiary of Medigus.

In April 2021, Top Rank, an Israeli company, was formed as a wholly owned subsidiary of Jeffs’ Brands. On May 10, 2021, pursuant to the SEA with Medigus and Mr. Hakmon, Purex and Smart Repair Pro became wholly-owned subsidiaries of Jeffs’ Brands. Pursuant to the SEA, Medigus and Mr. Hakmon, as shareholders of Smart Repair Pro and Purex, contributed all of the equity interests they owned in Smart Repair Pro and Purex to Jeffs’ Brands in exchange for Ordinary Shares, or the Contribution Transactions. As of result of the Contribution Transactions pursuant to the SEA, Jeffs’ Brands holds all of the outstanding shares of Smart Repair Pro and Purex, Medigus holds 50.03% of the outstanding Ordinary Shares of Jeffs’ Brands and Mr. Hakmon, our CEO, holds the remaining 49.97% of our outstanding Ordinary Shares. Mr. Hakmon’s affiliates, who were minority shareholders of Smart Repair Pro and Purex, transferred all their holdings in Smart Repair Pro and Purex to Mr. Hakmon, effective immediately prior to the Contribution Transactions pursuant to a Share Transfer Deed dated May 10, 2021.

The result of the Contribution Transactions is reflected in the following diagram:

We, including through our subsidiaries, manage six online brands which are marketed and sold to consumers in the United States and on EU market. Our strategy is to achieve organic growth and profitability by improving the profitability of new and existing stores using sophisticated analytical tools to achieve supply chain and inventory management optimization, identifying and purchasing of brands with high growth potential. Expanding to new geographic regions, for existing products, development of new products and new private label brands. We have completed processes with Amazon, which allow us to open our stores for sale to consumers in the United Kingdom, Germany, France, Spain, Italy and Australia.

MANAGEMENT

Directors and Senior Management

The following table sets forth information regarding our executive officers, key employees and directors as of June 27, 2022:

Name	Age	Position	Class
Viki Hakmon	44	Chief Executive Officer and Director	Class III(6)
Moran Shamian	41	Chief Financial Officer	N/A
Naor Bergman	31	Chief Operating Officer	N/A
Liron Carmel	37	Director	Class II(7)
Eliyahu Yoresh	51	Director	Class II(7)
Oz Adler	34	Director	Class III(6)
Tali Dinar	50	Director	Class I(8)
Moshe Revach(2)	45	Director	Class I(8)
Amitay Weiss(2)(3)(4)	62	Director Nominee	Class I(8)
Tomer Etzioni(2)(3)(4)(5)	59	External Director Nominee
Asaf Itzhaik(2)(3)(4)(5)	49	External Director Nominee

____________

(1)      To be effective as of the effective time of the registration statement of which this prospectus forms a part.

(2)      Independent Director (as defined under Nasdaq listing rules)

(3)      Member of the Audit Committee and Financial Statement Examination Committee

(4)      Member of the Compensation Committee

(5)      External Director (as defined under Israeli law)

(6)      Class III directors shall hold office until the annual general meeting to be held in 2025 and until their successors shall have been elected and qualified.

(7)      Class II directors shall hold office until the annual general meeting to be held in 2024 and until their successors shall have been elected and qualified.

(8)      Class I directors shall hold office until the annual general meeting to be held in 2023 and until their successors shall have been elected and qualified.

Viki Hakmon, Founder and Chief Executive Officer and Director

Mr. Hakmon has served as our CEO since our inception on March 7, 2021 and as our director since September 2021. Mr. Hakmon serves as Smart Repair Pro’s operating manager since its inception at December 2017. Mr. Hakmon has served as Purex’s operating manager since its inception in April 2020. Prior to founding Smart Repair Pro and Purex, and from April 2014 to April 2017, Mr. Hakmon owned and managed six businesses including two retail stores and four kiosks for computing hardware and software services, in various cities in California, including Pleasanton, San Jose and Palo Alto. We believe that Mr. Hakmon is qualified to serve on our board of directors because of his vast business, management and leadership experience.

Moran Shamian, Chief Financial Officer

Ms. Shamian has served as our CFO since May 31, 2022. Ms. Shamian has served as controller of MICT, Inc. (Nasdaq: MICT) since 2011 and in January 2019 was appointed to serve as the principal financial officer of MICT, Inc. From 2010 until 2011, she served as financial controller of the Global Consortium on Security Transformation, a global homeland security organization. From 2006 until 2007, she served as an assistant accountant for Agan Chemicals Ltd. Ms. Shamian holds a B.A. in Accounting and Business Management from The College of Management Academic Studies in Rishon LeZion, Israel, obtained an MBA from The Ono Academic College in Kiryat Ono, Israel and is a certified public accountant in Israel.

Naor Bergman, Chief Operating Officer

Mr. Bergman has served as our COO since April 2021. From September 2018 to April 2021, Mr. Bergman established and led Amazon’s FBA logistics and warehousing department at Unicargo, which has 11 warehouses in the U.S., Canada, England and Europe and was part of the management team that transformed Unicargo to become a leader in the field of outsourcing Amazon’s FBA warehousing. Unicargo is a one-stop-shop to Amazon.com FBA specializing in logistics services for Amazon.com sellers and e-commerce. From September 2017 to September 2018,

Mr. Bergman was a strategic customer manager at Pick & Pack Ltd., a company fully owned by Israel Cargo Logistics Ltd, an international shipping company. Mr. Bergman holds a B.A. in Economics & Sustainability from Reichman University, Israel.

Liron Carmel, Director

Mr. Carmel has served as our director since September 2021, and as chief executive officer of Medigus since April 2019. Mr. Carmel has vast experience in business and leadership across multiple industries, including bio pharma, internet technology, oil & gas exploration & production, real estate and financial services. In addition, since June 2018 he had served as chairman of the Israel Tennis Table Association. From January 2017 to May 2018, Mr. Carmel served as the chief executive officer and director of CannaPowder (PINK: CAPD), a bio-pharma company dedicated to developing and applying innovative technology in the cannabinoid field. From January 2018 to April 2019, Mr. Carmel served as a director of Chiron Refineries Ltd. (TASE: CHR), a company engaged in consulting and initiation of transactions in the refineries field, and as a director of Gix Internet Ltd. (TASE: GIX) which operates in the field of software development, marketing and distribution to internet users. From May 2016 to 2018, he also served as vice president, business development at Yaad Givatayim Development, a municipal corporation dedicated to initiate, develop and establish projects of public importance. From 2013 to 2015, Mr. Carmel served as an investment manager and as a research and strategy analyst at Excellence Nessuah, one of the leading companies in the field of provident and advanced studies funds in Israel. We believe that Mr. Carmel is qualified to serve on our board of directors because of his diverse business, management and leadership experience.

Eliyahu Yoresh, Director

Mr. Yoresh has served as our director since September 2021 and as chairman of the board of directors of Medigus, since February 2020. Since March 2010, Mr. Yoresh serves as chief financial officer of Foresight Autonomous Holdings Ltd. (Nasdaq, TASE: FRSX), an innovator in automotive vision systems. In addition, Mr. Yoresh has served as a director of Gix (TASE: GIX) since November 2020, as a director in Elbit Imaging (TASE: EMITF) since August 2021 and, from August 2014 until February 2020, as a director of Nano Dimension Ltd. (Nasdaq: NNDM). Mr. Yoresh served as the chief executive officer of Tomcar Global Holdings Ltd., a global manufacturer of off-road vehicles, from August 2005 to July 2008. Mr. Yoresh is an Israeli Certified Public Accountant. Yoresh acquired a B.A. in business administration from the Business College, Israel and an M.A. in Law Study from Bar-Ilan University, Israel. We believe that Mr. Yoresh is qualified to serve on our board of directors due to his financial background and expertise and experience in positions as officer and director of public companies.

Oz Adler, Director

Mr. Adler has served as our director since September 2021. Mr. Adler currently serves as the chief financial officer of SciSparc Ltd. since April 2018 and between September 2017 and March 2018 has served as VP Finance of SciSparc Ltd. Additionally, Mr. Adler currently serves on the board of directors of Elbit Imaging Ltd and Charging Robotics Ltd. and previously served as the chief financial officer of Medigus Ltd. Between December 2012 and August 2017 Mr. Adler worked in the audit department of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global. Mr. Adler is a certified public accountant in Israel and holds a B.A. degree in Accounting and Business Management from The College of Management, Israel. We believe that Mr. Adler is qualified to serve on our board of directors because of his diverse business, management, and leadership experience.

Tali Dinar, Director

Ms. Dinar has served as our director since September 2021. Ms. Dinar is a senior executive with a two-decade track record in public and private companies in a global environment. Mrs. Dinar served as chief financial officer of MICT Inc., a Nasdaq-listed company (NASDAQ: MICT) from May 2009 to January 2019, and as chief financial officer at Enertec Systems (2001) Ltd. (previously a subsidiary of MICT), an industrial company in the defense market from November 2009 to May 2014. Ms. Dinar has served as a director of Micronet Ltd. (TASE: MCRNT) (subsidiary of MICT), a company engaged in computer systems and terminals for the management of vehicle fleets since July 2016. In addition, she has also served as a director of Canzon Israel Ltd. (TASE: CNZN) since August 2020.

Ms. Dinar holds a B.A. in Accounting and Business Administration from The College of Management. Ms. Dinar is qualified to serve on our board of directors because of her diverse business, management and proven leadership skills in managing global finance, holding and industrial organizations.

Moshe Revach, Director

Mr. Revach has served as our Director since September 2021. Mr. Revach serves as deputy mayor of the city of Ramat Gan, Israel, has held both the sports and government relations portfolios in the Ramat Gan municipality since 2013, and has served in various other Ramat Gan municipality positions since 2008. Mr. Revach serves as a director of L.L.N IT solutions, a wholly-owned subsidiary of the Jewish Agency for Israel and of Biomedico Hadarim Ltd. Mr. Revach previously served as a director of the RPG Economic Society and Jewish Experience Company on behalf of the Jewish Agency. Mr. Revach holds an LL.B from the Ono Academic College, Israel, and a B.A. in management and economics from the University of Derby. We believe that Mr. Revach is qualified to serve on our board of directors because of his diverse management and leadership experience.

Amitay Weiss, Director Nominee

Mr. Weiss has agreed to serve on our board of directors effective upon the effective date of the registration statement of which this prospectus forms a part. Mr. Weiss has a vast experience serving on boards of directors and other high positions. He has served as chairman of the board of directors of Save Foods Inc. (Nasdaq: SVFD) since August 2020, chairman of the board of directors of Infimer Ltd. (Maintaince) (TASE:INFR-M) since July 2021 and chairman of the board of directors of Upsellon Brands Holdings Ltd. (previously Chiron Ltd.) (TASE: UPSL) since June 2019. He has also served as a member of the board of directors of Automax Motors Ltd. (TASE: AMX) since March 2021, Gix Internet Ltd. (previously Algomizer Ltd.) (TASE:GIX) since March 2019, Clearmind Medicine Inc. (previously Cyntar Ventures Inc.) (CSE: CMND) since August 2019, Perihelion Capital Ltd (PCL.P:CVE) since June 2021, as an external director of Cofix Group Ltd. (TASE: CFCS) since August 2015 and as a member of the board of directors and chief executive officer of SciSparc Ltd. (previously Therapix Biosciences Ltd.) (OTC:SPRCY) since August 2020. He previously served as chairman of the board of directors of Value Capital One Ltd. (previously P.L.T Financial Services Ltd.) (TASE:VALU) from April 2016 to February 2021, Matomy Media Group Ltd. (LSE:MTMY, TASE:MTMY.TA) from May 2020 to March 2021. In April 2016, Mr. Weiss founded Amitay Weiss Management Ltd., an economic consulting company and now serves as its chief executive officer. Mr. Weiss holds a B.A in economics from New England College, M.B.A. in business administration and LL.B. from Ono Academic College, Israel. We believe that Mr. Weiss is qualified to serve on our board of directors because of his diverse business, management and leadership experience.

Tomer Etzyoni, Director Nominee

Mr. Etzyoni has agreed to serve on our board of directors effective upon the effective date of the registration statement of which this prospectus forms a part. Mr. Etzyoni has served as a fitness and health instructor at Wingate College since September 2016, professional course and workshop instructor at Wingate College since March 2012, fitness and health instructor at Wingate College, Si’im Campus from August 2012 to July 2016 and diagnostician and therapist at Dr. Gill Solberg’s Muscle and Motion Clinic since January 2012. Mr. Etzyoni holds a B.A in Physical Education and Movement, majoring in posture from Kibbutzim College, a certificate in gym and health clubs instructor from Wingate Institute, Tel-Aviv University extension, posture and kinesiology specialty certificate from Wingate Institute, Tel-Aviv University extension, Yir Karni’s neuration course, Wingate Institute, Thai stretches course, from Broshim Campus, athletics instructor certificate from Kibbutzim College and a certificate in ergonomics and posture specialty from Kibbutzim College. We believe that Mr. Etzyoni is qualified to serve on our board of directors because of his diverse fitness and health knowledge and his vast experience in fitness and health — issues that are related to the brands we sell or will sell in the future.

Asaf Itzhaik, Director Nominee

Mr. Itzhaik has agreed to serve on our board of directors effective upon the effective date of the registration statement of which this prospectus forms a part. Mr. Itzhaik has served as the chief executive officer of A.K.A Optics Ltd., a manufacturer of adaptive optics, since 1994 and as a member of the board of directors of A.K.A Optics Ltd. since 1998. Mr. Itzhaik has also served as a member of the board of directors of Tzmicha Ltd. since August 2021 and as a member of the board of directors of Gix Internet Ltd. since August 2021. Mr. Itzhaik in a certified optometrist and graduated a program in corporate board leadership in Merkaz Hashilton Hamkomi. We believe that Mr. Itzhaik is qualified to serve on our board of directors because of his diverse business experience and leadership skills.

Family Relationships

There are no family relationships between any members of our executive management and our directors.

Arrangements for Election of Directors and Members of Management

There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our executive management or our directors were selected. See “Related Party Transactions” for additional information.

Compensation

The following table presents in the aggregate all compensation we paid to all of our directors and senior management as a group for the year ended December 31, 2021. The table does not include any amounts we paid to reimburse any of such persons for costs incurred in providing us with services during this period.

All amounts reported in the tables below reflect the cost to Jeffs’ Brands, in thousands of U.S. Dollars, for the year ended December 31, 2021.

	Salary, bonuses and Related Benefits	Pension, Retirement and Other Similar Benefits	Share Based Compensation
All directors and senior management as a group, consisting of 8 persons	$298	$34	$—

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers and directors on an individual basis. Pursuant to the Companies Law, we will be required, after we become a public company, to disclose the annual compensation of our five most highly compensated officers on an individual basis. This disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our first annual meeting of shareholders following the closing of this offering, which will be filed under cover of a report on Form 6-K.

Employment Agreements with Executive Officers

We have entered into written employment agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance.

Directors’ Service Contracts

Other than with respect to our directors that are also executive officers, we do not have written agreements with any director providing for benefits upon the termination of his employment with our company.

Differences between the Companies Law and Nasdaq Listing Rules

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, require foreign private issuers, such as us, to comply with various corporate governance practices. In addition, following the listing of the Ordinary Shares on Nasdaq, we will be required to comply with the Nasdaq listing rules. Under those rules, we may elect to follow certain corporate governance practices permitted under the Companies Law in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the Nasdaq listing rules for U.S. domestic issuers.

In accordance with Israeli law and practice and subject to the exemption set forth in Rule 5615 of the Nasdaq Stock Market rules, we have elected to follow the provisions of the Companies Law, rather than the Nasdaq Stock Market rules, with respect to the following requirements:

•        Quorum.    While the Nasdaq listing rules require that the quorum for purposes of any meeting of the holders of a listed company’s common voting stock, as specified in the company’s bylaws, be no less than 331/3% of the company’s outstanding common voting stock, under Israeli law, a company is entitled to determine in its articles of association the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. Our amended and restated articles of association to be effective provide that a quorum of two or more shareholders holding at least 25% of the voting rights in person or by proxy is required for commencement of business at a general meeting. However, the quorum set forth in our amended and restated articles of association with respect to an adjourned meeting consists of at least one shareholders present in person or by proxy.

•        Nomination of our directors.    With the exception of directors elected by our board of directors in accordance with our amended and restated articles of association and external directors, our directors are elected by an annual meeting of our shareholders (i) to hold office until the next annual meeting following his or her election or (ii) for a three-year term, as described below under “Management — Board Practices — External Directors.” The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our amended and restated articles of association and the Companies Law. Nominations need not be made by a nominating committee of our board of directors consisting solely of independent directors, as required under the Nasdaq listing rules.

•        Compensation of officers.    Israeli law and our amended and restated articles of association do not require that the independent members of our board of directors (or a compensation committee composed solely of independent members of our board of directors) determine an executive officer’s compensation, as is generally required under the Nasdaq listing rules with respect to the chief executive officer and all other executive officers. Instead, compensation of executive officers is determined and approved by our compensation committee and our board of directors, and in certain circumstances by our shareholders, either in consistency with our office holder compensation policy or, in special circumstances in deviation therefrom, taking into account certain considerations stated in the Companies Law. See “Management — Board Practices — Approval of Related Party Transactions under Israeli Law” for additional information.

•        Independent directors.    Israeli law does not require that a majority of the directors serving on our board of directors be “independent,” as defined under Nasdaq Listing Rule 5605(a)(2), and rather requires we have at least two external directors who meet the requirements of the Companies Law, as described above under “Management — Board Practices — External Directors.” We are required, however, to ensure that all members of our Audit Committee are “independent” under the applicable Nasdaq and SEC criteria for independence (as we cannot exempt ourselves from compliance with that SEC independence requirement, despite our status as a foreign private issuer), and we must also ensure that a majority of the members of our Audit Committee are “independent directors” as defined in the Companies Law. Furthermore, Israeli law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present, which the Nasdaq listing rules otherwise require.

•        Shareholder approval.    We will seek shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Law, rather than seeking approval for corporation actions in accordance with Nasdaq Listing Rule 5635. In particular, under this Nasdaq listing rule, shareholder approval is generally required for: (i) an acquisition of shares/assets of another company that involves the issuance of 20% or more of the acquirer’s shares or voting rights or if a director, officer or 5% shareholder has greater than a 5% interest in the target company or the consideration to be received; (ii) the issuance of shares leading to a change of control; (iii) adoption/amendment of equity compensation arrangements (although under the provisions of the Companies Law there is no requirement for shareholder approval for the adoption/amendment of the equity compensation plan); and (iv) issuances of 20% or more of the shares or voting rights (including securities convertible into, or exercisable for, equity) of a listed company via a private placement (and/or via sales by directors/officers/5% shareholders) if such equity is issued (or sold) at below the greater of the book or market value of shares. By contrast, under the Companies Law, shareholder approval is required for, among other things: (i) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at a company), for which approvals of the compensation committee, board of directors and shareholders are all required, (ii) extraordinary transactions with controlling shareholders of publicly held companies, which require the special approval, and (iii) terms of employment or other engagement of the controlling shareholder of us or such controlling shareholder’s relative, which require special approval. In addition, under the Companies Law, a merger requires approval of the shareholders of each of the merging companies.

•        Approval of Related Party Transactions.    All related party transactions are approved in accordance with the requirements and procedures for approval of interested party acts and transaction as set forth in the Companies Law, which requires the approval of the audit committee, or the compensation committee, as the case may be, the board of directors and shareholders, as may be applicable, for specified transactions, rather than approval by the audit committee or other independent body of our board of directors as required under the Nasdaq listing rules. See “Management — Board Practices — Approval of Related Party Transactions under Israeli Law” for additional information.

•        Annual Shareholders Meeting.    As opposed to the Nasdaq listing Rule 5620(a), which mandates that a listed company hold its annual shareholders meeting within one year of the company’s fiscal year-end, we are required, under the Companies Law, to hold an annual shareholders meeting each calendar year and within 15 months of the last annual shareholders meeting.

•        Distribution of periodic reports to shareholders; proxy solicitation.    As opposed to the Nasdaq listing rules, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Israeli law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we currently make our audited consolidated financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules.

Board Practices

Introduction

Our board of directors presently consists of six members, not including two external directors required to be and will be appointed under the Companies Law, upon the closing of this offering. We believe that Amitay Weiss, and Tomer Etzion are “independent” for purposes of the Nasdaq listing rules and SEC rules and regulations and “External Directors” for purposes of the Companies Law. Our amended and restated articles of association provide that the number of board of directors’ members (including external directors) shall be set by the general meeting of the shareholders provided that it will consist of not less than three and not more than twelve. Pursuant to the Companies Law, the management of our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by our Chief Executive Officer. Their terms of employment are subject to the approval of the board of directors’ compensation committee and of the board of directors, and are subject to the terms of any applicable employment agreements that we may enter into with them.

Each director, except external directors, will hold office until the next annual general meeting of our shareholders following his or her appointment, or until he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the

Companies Law and our amended and restated articles of association. Our amended and restated articles of association provide that the directors will be classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, and designated as Class I, Class II and Class III. The initial Class I directors shall hold office until the first annual general meeting to be held in 2022 and until their successors shall have been elected and qualified. The initial Class II directors shall hold office until the annual general meeting to be held in 2023 and until their successors shall have been elected and qualified. The initial Class III directors shall hold office until the annual general meeting to be held in 2024 and until their successors shall have been elected and qualified. The Board may assign members of the Board already in office to such classes at the time such classification becomes effective. If the number of directors is changed, any newly created directors or decrease in directors must be apportioned by the board among the classes to make them equal in number.

In addition, under certain circumstances, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on our board of directors or in addition to the acting directors (subject to the limitation on the number of directors), in one of the classes and until the next annual general meeting according to the appropriate class in which directors may be appointed or terminated. External directors may be elected for up to two additional three-year terms after their initial three-year term under the circumstances described below, with certain exceptions as described in “External Directors” below. External directors may be removed from office only under the limited circumstances set forth in the Companies Law. See “Management — Board Practices — External Directors” below.

Under the Companies Law, any shareholder holding at least one percent of our outstanding voting power may ask to add nomination of a director for the approval of the general meeting of shareholders. However, any such shareholder may make such a nomination only if a written notice of such shareholder’s intent to make such nomination has been given to our board of directors. Any such notice must include certain information, including the consent of the proposed director nominee to serve as our director if elected, and a declaration that the nominee signed declaring that he or she possesses the requisite skills and has the availability to carry out his or her duties. Additionally, the nominee must provide details of such skills, and demonstrate an absence of any limitation under the Companies Law that may prevent his or her election, and affirm that all of the required election-information is provided to us, pursuant to the Companies Law.

Under the Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that the minimum number of directors of our company who are required to have accounting and financial expertise is one.

The board of directors must elect one director to serve as the chairman of the board of directors to preside at the meetings of the board of directors, and may also remove that director as chairman. Pursuant to the Companies Law, neither the chief executive officer nor any of his or her relatives is permitted to serve as the chairman of the board of directors, and a company may not vest the chairman or any of his or her relatives with the chief executive officer’s authorities. In addition, a person who reports, directly or indirectly, to the chief executive officer may not serve as the chairman of the board of directors; the chairman may not be vested with authorities of a person who reports, directly or indirectly, to the chief executive officer; and the chairman may not serve in any other position in the company or a controlled company, but he or she may serve as a director or chairman of a controlled company. However, the Companies Law permits a company’s shareholders to determine, for a period not exceeding three years from each such determination, that the chairman or his or her relative may serve as chief executive officer or be vested with the chief executive officer’s authorities, and that the chief executive officer or his or her relative may serve as chairman or be vested with the chairman’s authorities. Such determination of a company’s shareholders requires either: (1) the approval of at least a majority of the shares of those shareholders present and voting on the matter (other than controlling shareholders and those having a personal interest in the determination) (shares held by abstaining shareholders shall not be considered); or (2) that the total number of shares opposing such determination does not exceed 2% of the total voting power in the company. Effective upon the effective date of the registration statement of which this prospectus forms a part, we expect to have a separate chairman and chief executive officer.

The board of directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees of the board, and it may, from time to time, revoke such delegation or alter the composition of any such committees, subject to certain limitations. Unless otherwise expressly provided by the board of directors, the committees shall not be empowered to further delegate such powers. The composition and duties of our audit committee, financial statement examination committee and compensation committee are described below.

The board of directors oversees how management monitors compliance with our risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by us. The board of directors is assisted in its oversight role by an internal auditor. The internal auditor undertakes both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to our audit committee.

External Directors

Under the Companies Law, an Israeli company whose shares have been offered to the public or whose shares are listed for trading on a stock exchange in or outside of Israel is required to appoint at least two external directors to serve on its board of directors. External directors must meet stringent standards of independence. We expect to appoint at least two external directors upon and subject to the effective date of the registration statement of which this prospectus forms a part.

According to regulations promulgated under the Companies law, at least one of the external directors is required to have “financial and accounting expertise,” and the other external director or directors are required to have “professional expertise.” We have determined that Tali Dinar, Oz Adler and Asaf Itzhaik have accounting and financial expertise.

A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses a high degree of proficiency in, and an understanding of, business — accounting matters and financial statements, such that he or she is able to understand the financial statements of the company in depth and initiate a discussion about the manner in which financial data is presented. A director is deemed to have “professional expertise” if he or she holds an academic degree in certain fields or has at least five years of experience in certain senior positions.

External directors are elected by a majority vote at a shareholders’ meeting, as long as either:

•        at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the appointment (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

•        the total number of shares voted by non-controlling shareholders and by shareholders who do not have a personal interest in the election of the external director, against the election of the external director, does not exceed 2% of the aggregate voting rights of the company.

The term “control” is defined in the Companies Law as the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder “holds” (within the meaning of the Companies Law) 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. With respect to certain matters, a controlling shareholder is deemed to include a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company, but excludes a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company.

The Companies Law provides for an initial three-year term for an external director. Thereafter, an external director may be re-elected by shareholders to serve in that capacity for up to two additional three-year terms, provided that:

(1)    his or her service for each such additional term is recommended by one or more shareholders holding at least one percent of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such reelection exceeds two percent of the aggregate voting rights in the company and subject to additional restrictions set forth in the Companies Law with respect to the affiliation of the external director nominee as described below;

(2)    his or her service for each such additional term is recommended by the board of directors and is approved at a shareholders meeting by the same disinterested majority required for the initial election of an external director (as described above); or

(3)    the external director offered his or her service for each such additional term and was approved in accordance with the provisions of section (1) above.

The term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the Nasdaq listing, may be extended indefinitely in increments of additional three-year terms, in each case provided that the audit committee and the board of directors of the company confirm that, in light of the external director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company, and provided that the external director is reelected subject to the same shareholder vote requirements as if elected for the first time (as described above). Prior to the approval of the reelection of the external director at a general shareholders meeting, the company’s shareholders must be informed of the term previously served by him or her and of the reasons why the board of directors and audit committee recommended the extension of his or her term.

The Companies Law provides that a person is not qualified to serve as an external director if (i) the person is a relative of a controlling shareholder of the company, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation or other disqualifying relationship with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company; or (b) in the case of a company with no shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation or other disqualifying relationship with a person then serving as chairman of the board or chief executive officer, with a holder of 5% or more of the issued share capital or voting power in the company or with the most senior financial officer.

The term “relative” is defined under the Companies Law as a spouse, sibling, parent, grandparent or descendant; spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

Under the Companies Law, the term “affiliation” and the similar types of disqualifying relationships include (subject to certain exceptions):

•        an employment relationship;

•        a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships);

•        control; and

•        service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined under the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person’s title, a director and any other manager directly subordinate to the general manager.

In addition, no person may serve as an external director if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as a director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation from the company including amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage, other than for his or her service as an external director as permitted by the Companies Law and the regulations promulgated thereunder.

Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children may not be provided a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes engagement as an office holder or director of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former external director. This restriction extends for a period of two years with regard to the former external director and his or her spouse or child and for one year with respect to other relatives of the former external director.

External directors may be removed only by a special general meeting of shareholders called by the board of directors after the board has determined the occurrence of circumstances allow such dismissal, at the same special majority of shareholders required for their election or by a court, and in both cases only if the external directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to our company. In the event of a vacancy created by an external director which causes the company to have fewer than two external directors, the board of directors is required under the Companies Law to call a shareholders meeting as soon as possible to appoint such number of new external directors in order that the company thereafter has two external directors.

External directors may be compensated only in accordance with regulations adopted under the Companies Law.

If at the time at which an external director is appointed all members of the board of directors who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender. A director of a company may not be appointed as an external director of another company if at the same time a director of such other company is acting as an external director of the first company.

Under regulations promulgated pursuant to the Companies Law, a company with no controlling shareholder whose shares are listed for trading on specified exchanges outside of Israel, including Nasdaq, may adopt exemptions from various corporate governance requirements of the Companies Law, so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as exemption from limitations on directors’ compensation. We may use these exemptions in the future if we do not have a controlling shareholder.

Independent Directors Under the Companies Law

An “independent director” is either an external director or a director who meets the same non-affiliation criteria as an external director (except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel) and (ii) the requirement for accounting and financial expertise or professional qualifications), as determined by the audit committee, and who has not served as a director of the company for more than nine consecutive years. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Regulations promulgated pursuant to the Companies Law provide that a director in a public company whose shares are listed for trading on specified exchanges outside of Israel, including Nasdaq, who qualifies as an independent director under the relevant non-Israeli rules and who meets certain non-affiliation criteria, which are less stringent than those applicable to independent directors as set forth above, would be deemed an “independent” director pursuant to the Companies Law provided: (i) he or she has not served as a director for more than nine consecutive years; (ii) he or she has been approved as such by the audit committee; and (iii) his or her remuneration shall be in accordance with the Companies Law and the regulations promulgated thereunder. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Furthermore, pursuant to these regulations, such company may reappoint a person as an independent director for additional terms, beyond nine years, which do not exceed three years each, if each of the audit committee and the board of directors determine, in that order, that in light of the independent director’s expertise and special contribution to the board of directors and its committees, the reappointment for an additional term is in the company’s best interest.

Alternate Directors

Our amended and restated articles of association provide, as allowed by the Companies Law, that any director may, subject to the conditions set thereto including approval of the nominee by our board of directors, appoint a person as an alternate to act in his place, to remove the alternate and appoint another in his place and to appoint an alternate in place of an alternate whose office is vacated for any reason whatsoever. Under the Companies Law, a person who is not qualified to be appointed as a director, a person who is already serving as a director or a person who is already serving as an alternate director for another director, may not be appointed as an alternate director. Nevertheless, a director who is already serving as a director may be appointed as an alternate director for a member of a committee of the board of directors so long as he or she is not already serving as a member of such committee, and if the alternate director is to replace an external director, he or she is required to be an external director and to have either “financial and accounting expertise” or “professional expertise,” depending on the qualifications of the external director he or she is replacing. A person who does not have the requisite “financial and accounting experience” or the “professional expertise,” depending on the qualifications of the external director he or she is replacing, may not be appointed as an alternate director for an external director. A person who is not qualified to be appointed as an independent director, pursuant to the Companies Law, may not be appointed as an alternate director of an independent director qualified as such under the Companies Law. Unless the appointing director limits the time or scope of the appointment, the appointment is effective for all purposes until the appointing director ceases to be a director or terminates the appointment.

Committees of the Board of Directors

Upon the effective date of the registration statement of which this prospectus forms a part, our board of directors will establish three standing committees, the audit committee, the compensation committee and the Financial Statement Examination Committee.

Audit Committee

Under the Companies Law, we are required to appoint an audit committee, upon the effective date of the registration statement of which this prospectus forms a part. The audit committee must be composed of at least three directors, including all of the external directors (one of whom must serve as chair of the committee). The audit committee may not include the chairman of the board; a controlling shareholder of the company or a relative of a controlling shareholder; a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder; or a director who derives most of his or her income from a controlling shareholder.

In addition, a majority of the members of the audit committee of a publicly traded company must be independent directors under the Companies Law. Upon the effective date of the registration statement of which this prospectus forms a part, our audit committee will be composed of Moshe Revach, Amitay Weiss , Asaf Itzhaik and Tomer Etzyoni.

Under the Companies Law, our audit committee will be responsible for:

(i)     determining whether there are deficiencies in the business management practices of our company, and making recommendations to the board of directors to improve such practices;

(ii)    determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under Companies Law) and establishing the approval process for certain transactions with a controlling shareholder or in which a controlling shareholder has a personal interest (see “Management — Board Practices — Approval of Related Party Transactions under Israeli law”);

(iii)   determining the approval process for transactions that are “non-negligible” (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, optionally based on criteria which may be determined annually in advance by the audit committee;

(iv)   examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

(v)    examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor;

(vi)   establishing procedures for the handling of employees’ complaints as to deficiencies in the management of our business and the protection to be provided to such employees; and

(vii)  where the board of directors approves the working plan of the internal auditor, examining such working plan before its submission to the board of directors and proposing amendments thereto.

Our audit committee may not conduct any discussions or approve any actions requiring its approval (see “Management — Board Practices — Approval of Related Party Transactions under Israeli law”), unless at the time of the approval a majority of the committee’s members are present, which majority consists of independent directors under the Companies Law, including at least one external director.

Our board of directors intends to adopt an audit committee charter to be effective upon the listing of our Ordinary Shares on Nasdaq setting forth, among others, the responsibilities of the audit committee consistent with the rules of the SEC and Nasdaq Listing Rules (in addition to the requirements for such committee under the Companies Law), including, among others, the following:

•        oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;

•        recommending the engagement or termination of the person filling the office of our internal auditor, reviewing the services provided by our internal auditor and reviewing effectiveness of our system of internal control over financial reporting;

•        recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors; and

•        reviewing and monitoring, if applicable, legal matters with significant impact, finding of regulatory authorities’ findings, receive reports regarding irregularities and legal compliance, acting according to “whistleblower policy” and recommend to our board of directors if so required.

Nasdaq Listing Rules for Audit Committee

Under the Nasdaq listing rules, effective upon the effective date of the registration statement of which this prospectus forms a part, we will be required to maintain an audit committee consisting of at least three members, all of whom are independent and are financially literate and one of whom has accounting or related financial management expertise.

As noted above, the members of our audit committee will include Asaf Itzhaik, Moshe Revach and Tomer Etzyoni, who are external directors, and Amitay Weiss, who is an independent director, each of whom is “independent,” as such term is defined in under Nasdaq listing rules and Rule 10A-3 under the Exchange Act.            will serve as the chairman of our audit committee. All members of our audit committee meet the requirements for financial literacy under the Nasdaq listing rules. Our board of directors has determined that each member of our audit committee is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the Nasdaq listing rules.

Financial Statement Examination Committee

Under the Companies Law, the board of directors of a public company in Israel must appoint a financial statement examination committee, which consists of members with accounting and financial expertise or the ability to read and understand financial statements. Our financial statement examination committee will be composed of Moshe Revach, Tomer Etzyoni, Amitay Weiss and Asaf Itzhaik. The function of a financial statements examination committee is to discuss and provide recommendations to its board of directors (including the report of any deficiency found) with respect to the following issues: (1) estimations and assessments made in connection with the preparation of financial statements; (2) internal controls related to the financial statements; (3) completeness and propriety of the disclosure in the financial statements; (4) the accounting policies adopted and the accounting treatments implemented in material matters of the company; and (5) value evaluations, including the assumptions and assessments on which evaluations are based and the supporting data in the financial statements. Our independent registered public accounting firm and our internal auditor are invited to attend all meetings of our financial statements examination committee.

Compensation Committee

Under the Companies Law, the board of directors of any public company must establish a compensation committee. The compensation committee must be composed of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee. Each compensation committee member that is not an external director must be a director whose compensation is determined pursuant to the Companies Law Regulations. The compensation committee is subject to the same Companies Law restrictions as the audit committee as to: (a) who may not be a member of the committee; and (b) who may not be present during committee deliberations as described above.

Upon the effective date of the registration statement of which this prospectus forms a part, our compensation committee will act pursuant to a written charter, and will consist of Moshe Revach, Amitay Weiss, Tomer Etzyoni and Asaf Itzhaik. Our compensation committee complies with the provisions of the Companies Law, the regulations promulgated thereunder, and our amended and restated articles of association, on all aspects referring to its independence, authorities and practice. Our compensation committee follows home country practice as opposed to complying with the compensation committee membership and charter requirements prescribed under the Nasdaq listing rules.

Our compensation committee reviews and recommends to our board of directors: with respect to our executive officers’ and directors’: (1) annual base compensation (2) annual incentive bonus, including the specific goals and amounts; (3) equity compensation; (4) employment agreements, severance arrangements, and change in control agreements and provisions; (5) retirement grants and/or retirement bonuses; and (6) any other benefits, compensation, compensation policies or arrangements.

The duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of office holders, to which we refer as a compensation policy. Such policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee. The compensation policy is then brought for approval by our shareholders, which requires a special majority (see “Management — Board Practices — Approval of Related Party Transactions under Israeli law”). Under the Companies Law, the board of directors may adopt the compensation policy if it is not approved by the shareholders, provided that after the shareholders oppose the approval of such policy, the compensation committee and the board of directors revisit the matter and determine that adopting the compensation policy would be in the best interests of the company.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of executive officers and directors, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business and its long-term strategy, and creation of appropriate incentives for executives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

•        the education, skills, expertise and accomplishments of the relevant director or executive;

•        the director’s or executive’s roles and responsibilities and prior compensation agreements with him or her;

•        the relationship between the cost of the terms of service of an office holder and the average median compensation of the other employees of the company (including those employed through manpower companies), including the impact of disparities in salary upon work relationships in the company;

•        the possibility of reducing variable compensation at the discretion of the board of directors; and the possibility of setting a limit on the exercise value of non-cash variable compensation; and

•        as to severance compensation, the period of service of the director or executive, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

•        the link between variable compensation and long-term performance and measurable criteria;

•        the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation at the time of its grant;

•        the conditions under which a director or executive would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;

•        the minimum holding or vesting period for variable, equity-based compensation; and

•        maximum limits for severance compensation.

The compensation policy must also consider appropriate incentives from a long-term perspective.

The compensation committee is responsible for: (1) recommending the compensation policy to a company’s board of directors for its approval (and subsequent approval by the shareholders); and (2) duties related to the compensation policy and to the compensation of a company’s office holders, including:

•        recommending whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years);

•        recommending to the board of directors periodic updates to the compensation policy;

•        assessing implementation of the compensation policy;

•        determining whether the terms of compensation of certain office holders of the company need not be brought to approval of the shareholders; and

•        determining whether to approve the terms of compensation of office holders that require the committee’s approval.

Our compensation policy is designed to promote our long-term goals, work plan and policy, retain, motivate and incentivize our directors and executive officers, while considering the risks that our activities involve, our size, the nature and scope of our activities and the contribution of an officer to the achievement of our goals and maximization of profits, and align the interests of our directors and executive officers with our long-term performance. To that end, a portion of an executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, our compensation policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.

Our compensation policy also addresses our executive officer’s individual characteristics (such as his or her respective position, education, scope of responsibilities and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers, and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary. In addition, our compensation policy provides for maximum permitted ratios between the total variable (cash bonuses and equity based compensation) and non-variable (base salary) compensation components, in accordance with an officer’s respective position with the company.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to executive officers other than our chairman or Chief Executive Officer may be based entirely on a discretionary evaluation. Our Chief Executive Officer will be entitled to recommend performance objectives to such executive officers, and such performance objectives will be approved by our compensation committee (and, if required by law, by our board of directors).

The performance measurable objectives of our chairman and Chief Executive Officer will be determined annually by our compensation committee and board of directors. A less significant portion of the chairman’s and/or the Chief Executive Officer’s annual cash bonus may be based on a discretionary evaluation of the chairman’s or the Chief Executive Officer’s respective overall performance by the compensation committee and the board of directors based on quantitative and qualitative criteria.

The equity-based compensation under our compensation policy for our executive officers (including members of our board of directors) is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and phantom, options, in accordance with our share incentive plan then in place. Share options granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers. The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.

In addition, our compensation policy contains compensation recovery provisions which allows us under certain conditions to recover bonuses paid in excess, enables our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer (provided that the changes of the terms of employment are in accordance our compensation policy) and allows us to exculpate, indemnify and insure our executive officers and directors subject to certain limitations set forth thereto.

Our compensation policy also provides for compensation to the members of our board of directors either: (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time; or (ii) in accordance with the amounts determined in our compensation policy.

Internal Auditor

Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor nominated by the audit committee. Our internal auditor is yet to be determined. The role of the internal auditor is to examine, among other things, whether a company’s actions comply with the law and proper business procedure. The audit committee is required to oversee the activities, and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan. An internal auditor may not be an interested party or office holder, or a relative of any interested party or office holder, and may not be a member of the company’s independent accounting firm or its representative. The Companies Law defines an interested party as a holder of 5% or more of the outstanding shares or voting rights of a company, any person or entity that has the right to appoint at least one director or the general manager of the company or any person who serves as a director or as the general manager of a company.

Remuneration of Directors

Under the Companies Law, remuneration of directors is subject to the approval of the compensation committee, thereafter by the board of directors and thereafter, unless exempted under the regulations promulgated under the Companies Law, by the general meeting of the shareholders. In case the remuneration of the directors is in accordance with regulations applicable to remuneration of the external directors then such remuneration shall be exempt from the approval of the general meeting. Where the director is also a controlling shareholder, the requirements for approval of transactions with controlling shareholders apply.

Fiduciary Duties of Office Holders

The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company.

The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care of an office holder includes a duty to use reasonable means to obtain:

•        information on the advisability of a given action brought for his approval or performed by him by virtue of his position; and

•        all other important information pertaining to these actions.

The duty of loyalty of an office holder requires an office holder to act in good faith and for the benefit of the company, and includes a duty to:

•        refrain from any conflict of interest between the performance of his duties in the company and his performance of his other duties or personal affairs;

•        refrain from any action that is competitive with the company’s business;

•        refrain from exploiting any business opportunity of the company to receive a personal gain for himself or others; and

•        disclose to the company any information or documents relating to the company’s affairs which the office holder has received due to his position as an office holder.

Insurance

Under the Companies Law, a company may obtain insurance for any of its office holders against the following liabilities incurred due to acts he or she performed as an office holder, if and to the extent provided for in the company’s articles of association:

•        breach of his or her duty of care to the company or to another person, to the extent such a breach arises out of the negligent conduct of the office holder;

•        a breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company’s interests; and

•        a financial liability imposed upon him or her in favor of another person.

Effective as of the effective date of the registration statement of which this prospectus forms a part, we expect to obtain directors’ and officers’ liability insurance, providing total coverage of $            million for the benefit of all of our directors and officers, in respect of which we expect to pay a twelve-month premium of approximately $            .

Indemnification

The Companies Law and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•        a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent;

•        expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law; and

•        any other obligation or expense in respect of which it is permitted or will be permitted under the Companies Law, to indemnify an officer or director, subject to and in accordance with all applicable law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

•        to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

•        in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into our standard form of indemnification agreement, the form of which will be filed as an exhibit to registration statement of which this prospectus forms a part, with each of our directors and with all members of our senior management. Each such indemnification agreement provides the indemnified person with indemnification to the maximum extent permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance or other indemnification agreement.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that we may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

The foregoing descriptions summarize the material aspects and practices of our board of directors. For additional details, we also refer you to the full text of the Companies Law, as well as of our amended and restated articles of association to be effective as of the effective date of the registration statement of which this prospectus forms a part, which are exhibits to this registration statement of which this prospectus forms a part, and are incorporated herein by reference.

There are no service contracts between us or our Subsidiary, on the one hand, and our directors in their capacity as directors, on the other hand, providing for benefits upon termination of service.

Approval of Related Party Transactions under Israeli Law

General

Under the Companies Law, we may approve an action by an office holder from which the office holder would otherwise have to refrain, as described above, if:

•        the office holder acts in good faith and the act or its approval does not cause harm to the company; and

•        the office holder disclosed the nature of his or her interest in the transaction (including any significant fact or document) to the company at a reasonable time before the company’s approval of such matter.

Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an office holder disclose to the company, promptly, and, in any event, not later than the board meeting at which the transaction is first discussed, any direct or indirect personal interest that he or she may have and all related material information known to him or her relating to any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by:

•        the office holder’s relatives; or

•        any corporation in which the office holder or his or her relatives holds 5% or more of the shares or voting rights, serves as a director or general manager or has the right to appoint at least one director or the general manager.

An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is a transaction:

•        not in the ordinary course of business;

•        not on market terms; or

•        that is likely to have a material effect on the company’s profitability, assets or liabilities.

The Companies Law does not specify to whom within us nor the manner in which required disclosures are to be made. We require our office holders to make such disclosures to our board of directors.

Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, unless the articles of association provide otherwise and provided that the transaction is in the company’s interest. If the transaction is an extraordinary transaction in which an office holder has a personal interest, first the audit committee and then the board of directors, in that order, must approve the transaction. Under specific circumstances, shareholder approval may also be required. Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. A director who has a personal interest in a transaction, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless a majority of members of the board of directors or the audit committee, as the case may be, has a personal interest. If a majority of the board of directors has a personal interest, then shareholder approval is generally also required.

Disclosure of Personal Interests of a Controlling Shareholder

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, and transactions concerning the terms of engagement and compensation of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the audit committee or the compensation committee, as the case may be, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders’ meeting. In addition, the shareholder approval must fulfill one of the following requirements:

•        at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or

•        the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

In addition, any extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest with a term of more than three years requires the abovementioned approval every three years; however, such transactions not involving the receipt of services or compensation can be approved for a longer term, provided that the audit committee determines that such longer term is reasonable under the circumstances.

The Companies Law requires that every shareholder that participates, in person, by proxy or by voting instrument, in a vote regarding a transaction with a controlling shareholder, must indicate in advance or in the ballot whether or not that shareholder has a personal interest in the vote in question. Failure to so indicate will result in the invalidation of that shareholder’s vote.

The term “controlling shareholder” is defined in the Companies Law as a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated.

Approval of the Compensation of Directors and Executive Officers

The compensation of, or an undertaking to indemnify, insure or exculpate, an office holder who is not a director requires the approval of the company’s compensation committee, followed by the approval of the company’s board of directors, and, if such compensation arrangement or an undertaking to indemnify, insure or exculpate is inconsistent with the company’s stated compensation policy, or if the said office holder is the chief executive officer of the company (subject to a number of specific exceptions), then such arrangement is subject to the approval of our shareholders, subject to a special majority requirement.

Directors.    Under the Companies Law, the compensation of our directors requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under the regulations promulgated under the Companies Law, the approval of the general meeting of our shareholders. If the compensation of our directors is inconsistent with our stated compensation policy, then, provided that those provisions that must be included in the compensation policy according to the Companies Law have been considered by the compensation committee and board of directors, shareholder approval by a special majority will be required.

Executive officers other than the chief executive officer.    The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) only if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders by a special majority. However, if the shareholders of the company do not approve a compensation arrangement with an executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision.

Chief executive officer.    Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders by a special majority. However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provides detailed reasons for their decision. In addition, the compensation committee may exempt the engagement terms of a candidate to serve as the chief executive officer from shareholders’ approval, if the compensation committee determines that the compensation arrangement is consistent with the company’s stated compensation policy, that the chief executive officer did not have a prior business relationship with the company or a controlling shareholder of the company, and that subjecting the approval to a shareholder vote would impede the company’s ability to attain the candidate to serve as the company’s chief executive officer (and provide detailed reasons for the latter).

The approval of each of the compensation committee and the board of directors, with regard to the office holders and directors above, must be in accordance with the company’s stated compensation policy; however, under special circumstances, the compensation committee and the board of directors may approve compensation terms of a chief executive officer that are inconsistent with the company’s compensation policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained by a special majority requirement.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to refrain from abusing his power in the company and to act in good faith and in an acceptable manner in exercising his rights and performing his obligations toward the company and other shareholders, including, among other things, in voting at general meetings of shareholders (and at shareholder class meetings) on the following matters:

•        amendment of the articles of association;

•        increase in the company’s authorized share capital;

•        merger; and

•        the approval of related party transactions and acts of office holders that require shareholder approval.

A shareholder also has a general duty to refrain from oppressing other shareholders. The remedies generally available upon a breach of contract will also apply to a breach of the above-mentioned duties, and in the event of oppression of other shareholders, additional remedies are available to the injured shareholder.

In addition, any controlling shareholder, any shareholder that knows that its vote can determine the outcome of a shareholder vote and any shareholder that, under a company’s articles of association, has the power to appoint or prevent the appointment of an office holder, or has another power with respect to a company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

Incentive Option Plan

Our 2022 Incentive Plan was approved by our board of directors on January 19, 2022. The 2022 Incentive Plan provides for the grant of options to our directors, employees, officers, consultants and service providers who are our employees, officers, directors or consultants, as well as those of our affiliated companies. As of the date of this prospectus, the total number of Ordinary Shares reserved for the exercise of options granted under our 2022 Incentive Plan is 1,307,027.

Our 2022 Incentive Plan is administered by our board of directors, regarding the granting of options and the terms of option grants, including exercise price, method of payment, vesting schedule, acceleration of vesting and the other matters necessary in the administration of this plan.

Eligible Israeli employees, officers and directors, would qualify for provisions of Section 102(b)(2) of the Israeli Income Tax Ordinance [New Version], or the Tax Ordinance. Pursuant to such Section 102(b)(2) of the Tax Ordinance, qualifying options and shares issued upon exercise of such options are held in escrow and registered in the name of an escrow agent selected by the board of directors. The escrow agent may not release these options or shares to the holders thereof for two years from the date of the registration of the options in the name of the escrow agent. Under Section 102 of the Tax Ordinance, any tax payable by an employee from the grant or exercise of the options is deferred until the transfer of the options or Ordinary Shares by the escrow agent to the employee or upon the sale of the options or Ordinary Shares, and gains may qualify to be taxed as capital gains at a rate equal to 25%, subject to compliance with specified conditions. Under Israeli tax law, Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(9) of the Tax Ordinance, which does not provide the full tax benefits.

As a default, our 2022 Incentive Plan provides that upon termination of employment for any reason, other than in the event of death, retirement, disability or cause, all unvested options will expire and all vested options will generally be exercisable for 90 days following such termination, subject to the terms of our 2022 Incentive Plan and the governing option agreement.

Notwithstanding the foregoing, in the event the engagement is terminated for cause, including, inter alia, due to dishonesty toward the Company or its affiliate, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or affiliate; or any substantial breach by the optionee of his or her employment or service agreement, all options granted to such optionee, whether vested or unvested, will not be exercisable and will terminate on the date of the termination of his employment.

Upon termination of employment due to death or disability, all the options vested at the time of termination and within 60 days after the date of such termination, will generally be exercisable for six (6) months, or such other period as determined by the plan administrator, subject to the terms of our 2022 Incentive Plan and the governing option agreement.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of June 27, 2022 by:

•        each of our directors, director nominees and executive officers; and

•        all of our directors, director nominees and executive officers as a group.

•        each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to Ordinary Shares. Ordinary Shares issuable under warrants that are exercisable within 60 days after June 27, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of Ordinary Shares beneficially owned before this offering is based on 2,893,125 Ordinary Shares outstanding on June 27, 2022. The number of Ordinary Shares deemed outstanding after this offering is based on 6,856,744 Ordinary Shares outstanding, which assumes 2,500,000 Ordinary Shares issued and sold in this offering as part of the Units, assuming no exercise of any Pre-Funded Units and no exercise of the underwriter’s over-allotment option, and 1,463,619 Ordinary Shares issuable upon the closing of this offering in connection with the conversion of certain outstanding related party loans.

We are not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and there are no arrangements known to us which would result in a change in control of our company at a subsequent date. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is: c/o Jeffs’ Brands Ltd, 3 Hanechoshet Street, Tel Aviv, Israel 6971068.

	No. of Shares Beneficially Owned Prior to this Offering	Percentage Owned Before this Offering	No. of Shares Beneficially Owned After this Offering	Percentage Owned After this Offering
Holders of 5% or more of our voting securities:
Medigus Ltd.(1)(2)	1,447,430	50.03%	2,607,563	38%
Viki Hakmon*(1)	1,445,694	49.97%	1,531,779	22.3%
Directors and named executive officers who are not 5% holders:
Liron Carmel	—	—	—	—
Eliyahu Yoresh	—	—	—	—
Tali Dinar	—	—	—	—
Moshe Revach	—	—	—	—
Moran Shamian	—	—	—	—
Naor Bergman	—	—	—	—
Oz Adler	—	—	—	—
Amitay Wiess	—	—	—	—
Tomer Etzyoni	—	—	—	—
All directors and executive officers as a group (10 persons)	1,445,694	100%	1,445,694	22.3%

____________

*        Indicates officer and/or director of the Company.

(1)      Includes 1,160,133 Ordinary Shares and 271,951 Ordinary Shares issuable to Medigus and Mr. Hakmon, respectively, upon the consummation of this offering in connection with the conversion of outstanding convertible loan amounts as of June 27, 2022.

(2)      Medigus has sole voting and dispositive power over all Ordinary Shares shown to be beneficially owned by it. The mailing address of Medigus is Omer Industrial Park No. 7A, P.O. Box 3030, 8496500, Israel. Medigus is a publicly traded company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

Changes in Percentage Ownership by Major Shareholders

On May 10, 2021, pursuant to the SEA, Smart Repair Pro and Purex become wholly-owned subsidiaries of Jeffs’ Brands. Pursuant to the SEA, following the Contribution Transactions, Jeffs’ Brands holds all of the outstanding shares of Smart Repair Pro and Purex, Medigus holds 50.03% of our outstanding Ordinary Shares and Mr. Hakmon, our CEO, holds the remaining 49.97% of our outstanding Ordinary Shares. Mr. Hakmon’s affiliates, who were minority shareholders of Smart Repair Pro and Purex, transferred all their holdings in Smart Repair Pro and Purex to Mr. Hakmon via a Share Transfer Deed dated May 10, 2021 effective immediately prior to the Contribution Transactions.

Record Holders

As of June 27, 2022, there were two shareholders of record of our Ordinary Shares, which were located in Israel. These numbers are not representative of the number of beneficial holders of our Ordinary Shares nor is it representative of where such beneficial holders reside, since many of these shares were held of record by brokers or other nominees.

RELATED PARTY TRANSACTIONS

Employment Agreements

We have entered into written employment agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance. Members of our senior management are eligible for bonuses each year. The bonuses are payable upon meeting objectives and targets that are set by our CEO and approved annually by our board of directors that also set the bonus targets for our CEO.

Shareholders Agreements and Loans

On May 23, 2019, our subsidiary, Smart Repair Pro, entered into loan agreements, or the May 2019 Loans, with a relative of its then operating manager and controlling shareholder, Viki Hakmon, and L.I.A. Pure Capital Ltd., a company owned by this family relative-, or the Investors. The May 2019 Loans bear an annual interest rate of 4% (which is paid quarterly commencing on December 2020) and is due on August 13, 2022. The May 2019 Loans are secured by a pledge of 50% on the issued share capital of Smart Repair Pro held by its shareholders. During July and August 2019, Smart Repair Pro entered into additional loan agreements with the Investors, or the August 2019 Loans, on the same terms. The total amount of loans made during 2019 was $1,106 thousand. During April and May 2020, additional loans, or the May 2020 Loans, were provided to Smart Repair Pro by the Investors in the aggregate sum of $105,000, on the same terms. During the first quarter of 2021, an aggregate amount of approximately $1,102,000 was repaid to the Investors.

On March 1, 2020, Smart Repair Pro, entered into a loan agreement, or the March 1, 2020 Loan Agreement, with Purex. Pursuant to the March 1, 2020 Loan Agreement, Smart Repair Pro loaned Purex an aggregate amount of $135,000. The loan was due on July 13, 2021 and bears an interest rate of 4% per year. In order to secure the loan until its full repayment, Purex pledged its full rights in the seller account on Amazon.com, in Smart Repair Pro’s favor.

On October 8, 2020, Smart Repair Pro and Purex and their then shareholders, entered into a share purchase agreement, or the Medigus SPA, with Medigus. Pursuant to the Medigus SPA, Medigus and Smart Repair Pro’s shareholders committed to transfer funds, as loans to Smart Repair Pro, in order to finance its day-to-day operations in exchange for its shares. During October and November 2020, an amount of $250 was transferred to Smart Repair Pro, on account of the loans. The loans bear an annual interest rate of 4%. On January 4, 2021, the terms and conditions to the Medigus SPA were satisfied and Medigus advanced approximately $1,100 on behalf of a loan from investors, which the first principal was borrowed on October 2020 and in exchange for the repayment of the loan, Smart Repair Pro issued to Medigus 5,572 of its shares of common stock. Also on January 4, 2021, Purex issued 557 shares of its common stock to Medigus in exchange for the payment of $150.

In February 2021, Smart Repair Pro received additional loans under the Medigus SPA, on the same terms (annual interest rate of 4% and repayment after five years). Subsequently, on February 3, 2021, Medigus transferred to Smart Repair Pro an amount of $560,000 as a controlling shareholder loan, in order to finance the purchase of two additional Amazon.com stores, PetEvo and Wellted.

In addition, according to the terms of the Medigus SPA, the minority shareholders (Mr. Hakmon’s affiliates, as detailed below) are obligated to keep a 20:80 ratio with Medigus for amounts transferred to Smart Repair Pro by Medigus for the purpose of purchasing two stores. To illustrate, when a new store is being purchased, Medigus is obligated to invest 80% of the purchase price, and Mr. Hakmon’s affiliates are obligated to invest 20% of the purchase price. Therefore, on March 5, 2021 and on April 29, 2021, a total sum of $140,000 was transferred from the minority shareholders to the broker in the store purchase transaction, on account of the loan to Smart Repair Pro.

On February 2, 2021, Smart Repair Pro acquired a virtual store pursuant to a purchase agreement entered into with a third party, or Seller. Pursuant to the agreement, Smart Repair Pro purchased Seller’s seller account which operates on the Amazon.com website under the name “Whoobli”, which markets a private label of basketball hoops, children’s punching bags and related party decorations, including the intellectual property attributed to it and including trademarks attributed to products sold on the account’s sales page, for a total of $4,000,000. In addition, in accordance with the agreement, Smart Repair Pro purchased from the Seller the remaining inventory for a total amount of approximately $350,000, which is the cost of the inventory purchased by the Seller. In order to finance the purchase of the Whoobli store, Smart Repair Pro received an additional loan from its shareholders in a ratio of 20:80, as described above, whereby Medigus transferred directly to the Seller an amount of approximately $3,200,000 and the minority shareholders transferred an amount of approximately $800,000.

Effective May 10, 2021, pursuant to the transactions contemplated by the SEA, Purex and Smart Repair Pro became wholly-owned subsidiaries of Jeffs’ Brands and the Contribution Transactions were completed. Pursuant to the SEA, Medigus and Mr. Hakmon, as the shareholder of Smart Repair Pro and Purex contributed all of the equity interests they owned in Smart Repair Pro and Purex to Jeffs’ Brands in exchange for Ordinary Shares. As of result of the Contribution Transactions pursuant to the SEA, Jeffs’ Brands holds all of the outstanding shares of Smart Repair Pro and Purex, Medigus holds 50.03% of the outstanding Ordinary Shares of Jeffs’ Brands and Mr. Hakmon, our CEO, holds the remaining 49.97% of our outstanding Ordinary Shares. Mr. Hakmon’s affiliates, who were minority shareholders of Smart Repair Pro and Purex, transferred all their holdings in Smart Repair Pro and Purex to Mr. Hakmon, effective immediately prior to the Contribution Transactions pursuant to a Share Transfer Deed dated May 10, 2021.

Pursuant to the Contribution Transactions, on May 10, 2021, we issued 5,003 and 4,997, Ordinary Shares to Medigus and Mr. Hakmon, respectively, in exchange for the equity interests they owned in Smart Repair Pro and Purex.

As of June 27, 2022, Smart Repair Pro had outstanding loans to Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd. of $4,010,000, $940,000 and $109,000, respectively. On May 3, 2022, we entered into Assignments of Loan Agreements with Smart Repair Pro, Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd., pursuant to which we assumed Smart Repair Pro’s obligations under the outstanding loans and we agreed that unless earlier repaid pursuant to the terms of the respective loan agreements with such parties, upon the consummation of this offering, all outstanding principal due to each such party shall be automatically converted into a number of Ordinary Shares equal to the quotient obtained by dividing the outstanding principal amount due to such party, by the per Ordinary Share price of $3.46 per share, obtained by dividing $10,000,000 by the issued and outstanding Ordinary Shares immediately prior to the closing of the IPO. In accordance with such assignment agreements, the outstanding amounts due to Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd., as of June 27, 2022, would be converted into 1,160,133 Ordinary Shares, 271,951 Ordinary Shares and 31,535 Ordinary Shares, respectively, upon the consummation of this offering. Any accrued and unpaid interest due to such party will be paid in cash.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our articles of association are summaries and do not purport to be complete.

General

As of June 27, 2022, our authorized share capital consisted of 43,567,567 Ordinary Shares, no par value, of which 2,893,125 Ordinary Shares were issued and outstanding. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Our registration number with the Israeli Registrar of Companies is 51-635-6763.

Articles of Association

We have adopted amended and restated articles of association to be effective upon the effective date of the registration statement of which this prospectus forms a part. When we refer to our articles of association in this prospectus, unless the context provides otherwise, we are referring to our amended and restated articles of association effective upon the effective date of the registration statement of which this prospectus forms a part.

Purposes and Objects of the Company

Our purpose as stated in our articles of association includes every lawful purpose.

The Powers of the Directors

Our Board of Directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our Board of Directors may exercise all powers that are not required under the Companies Law or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

•        equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

•        equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

•        equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are elected at an annual general meeting of our shareholders and serve on the board of directors until the next annual general meeting (except for external directors) or he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our amended and restated articles of association. Effective as of the effective time of the registration statement of which this prospectus forms a part, our directors will be classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, and designated as Class I, Class II and Class III. The initial Class I directors shall hold office until the first annual general meeting to be held in 2022 and until their successors shall have been elected and qualified. The initial Class II directors shall hold office until the annual general meeting to be held in 2023 and until their successors shall have been elected and qualified. The initial Class III directors shall hold office until the annual general meeting to be held in 2024 and until their successors shall have been elected and qualified. The Board may assign members of the Board already in office to such classes at the time such classification becomes effective. If the number of directors is changed, any newly created directors or decrease in directors must be apportioned by the board among the classes to make them equal in number. Pursuant to our amended and restated articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our amended and restated articles of association allow our Board of Directors to appoint directors to fill vacancies and/or as an addition to the Board of Directors (subject to the maximum number of directors) to serve until the next annual general meeting. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. See “Management — Board Practices — External Directors.”

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of Directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of Directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•        amendments to our amended and restated articles of association;

•        the exercise of our Board of Director’s powers by a general meeting if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

•        appointment or termination of our auditors;

•        appointment of directors, including external directors;

•        approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

•        increases or reductions of our authorized share capital; and

•        a merger (as such term is defined in the Companies Law).

Notices

The Companies Law and our amended and restated articles of association require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 days prior to the meeting (as applicable), and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be cancelled.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our articles of association. In certain circumstances the Warrants and Pre-Funded Warrants being offered hereby have restrictions upon the exercise of such warrants if such exercise would result in the holders thereof owning more than 4.99% or 9.99% of our Ordinary Shares upon such exercise, as further described below.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our Subsidiary). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

•        increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

•        cancel any registered share capital which have not been taken or agreed to be taken by any person;

•        consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

•        subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

•        reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Exclusive Forum

Our amended and restated articles of association to be effective upon the closing this offering will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any claim asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favourable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated articles of association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our amended and restated articles of association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Units

We are offering the Units at the assumed initial public offering price of $6.20 per Unit. Each Unit consists of one share of Ordinary Share and a Warrant to purchase one Ordinary Share at an exercise price equal to $6.20 (based on an assumed public offering price of $6.20 per Unit, the midpoint of the range set forth on the cover page of this prospectus), which is 100% of the public offering price of the Units. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Ordinary Shares and Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.

Pre-Funded Units

We are offering the Pre-Funded Units at a price equal to the price per Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per Ordinary Share. Each Pre-Funded Unit consists of one Pre-Funded Warrant to purchase one Ordinary Share and a Warrant to purchase one Ordinary Share. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.

Ordinary Shares

The material terms of our Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Warrants

Warrants Included in the Units and Pre-Funded Units

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and VStock Transfer, LLC, as warrant agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant.

Exercisability.    The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Ordinary Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise. If a registration statement registering the issuance of the Ordinary Shares underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation.    A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price.    The exercise price per whole Ordinary Share purchasable upon exercise of the Warrants is $6.20 per share, which is 100% of the public offering price per Unit, based on an assumed public offering price of $6.20 per Unit, the midpoint of the price range of the Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price will also be downward adjusted if we, or through a subsidiary, sell or enter into an agreement to sell, grant an option to sell, reprice an outstanding security to acquire ordinary shares at a price less than the exercise price.

The exercise price will also be adjusted downward to the price of the newly issued security or adjusted price of the outstanding security, but will not adjust to less than a floor price of 50% of the initial public offering price of the Units in this offering, or $2.60, based on an assumed public offering price of $6.20 per Unit, the midpoint of the price range of the Units, which is subject to adjustment for stock splits, combinations and recapitalizations, as stated above. The downward adjustment will not be made for certain Excluded Securities (as defined in the Warrant), including employment related option and similar security grants, exercise of such options and security grants, exercises of currently outstanding securities so long as not repriced, and issuances for acquisitions and strategic transactions. In the event that such adjustment shall cause the exercise price to be 50% of the initial public offering price of the Units in this offering, then in connection with such adjustment, each holder of at least Warrants, shall receive one Additional Warrant for each Warrant held by such holder on the date of adjustment.

The exercise price will also be reset, if, on the date that is 90 calendar days immediately following the Issuance Date, the Reset Price, as defined below, is less than the exercise price at such time. If so, the exercise price shall be decreased to the “Reset Price” which means the greater of (i) 50% of the exercise price then in effect and (ii) 100% of the lowest volume weighted average price of our Ordinary Shares occurring during the 90 calendar days following the Issuance Date; provided that the Reset Price shall in no event be less than a floor price of 50% of the initial public offering price of the Units in this offering, or $2.60, based on an assumed public offering price of $6.20 per Unit, the midpoint of the price range of the Units.

Home Country Practice.     For so long as any of the Warrants remains outstanding, the Company will elect to follow home country practice in lieu of any rules and regulations of the trading market that would limit the Company’s ability to effect the provisions of the Warrants, including but not limited to shareholder approval rules related to the issuance of securities or adjustment of terms of this Warrant for the benefit of warrant holders.

Transferability.    Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.    The Ordinary Shares and Warrants have been approved for listing on the Nasdaq under the symbol “JFBR” and “JFBRW”, respectively. No assurance can be given that a trading market will develop.

Warrant Agent.    The Warrants will be issued in registered form under a warrant agent agreement between VStock Transfer, LLC, as warrant agent, and us. The Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions.    In the event of a Fundamental Transaction (as defined in the Warrant) and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, or depositary shares representing those shares, and any additional consideration receivable as a result of such Fundamental Transaction by holders of the number of Ordinary Shares for which the Warrants are exercisable immediately prior to such Fundamental Transaction without regard to any limitations on exercise contained in the Warrants. The holders of the Warrants may also require us or any successor entity to purchase the Warrants from the holders by paying to the holder an amount in cash (or other types or form of consideration in special circumstances listed in the Warrant) equal to the Black Scholes value of the remaining unexercised portion of the Warrant on the date of the fundamental transaction.

Rights as a Stockholder.    Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

Right of Participation.    Subject to certain exceptions, a holder of at least Warrants as of the time the Company engages in a subsequent placement (as defined in the Warrant) will be entitled to participate in such subsequent placement subject to the terms and conditions set forth in the Warrant.

Governing Law.    The Warrants and the warrant agent agreement are governed by New York law.

Underwriter’s Warrants.    see “Underwriting — Underwriter’s Warrants” for a description of the Underwriter’s Warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

Pre-Funded Warrants Included in the Pre-Funded Units

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and VStock Transfer, LLC, as warrant agent, and the form of Pre-Funded Warrant, both of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Pre-Funded Warrant.

The term “pre-funded” refers to the fact that the purchase price of our Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Ordinary Shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Exercise of Pre-Funded Warrants.    Each Pre-Funded Warrant is exercisable for one Ordinary Share, with an exercise price equal to $0.001 per Ordinary Share, at any time that the Pre-Funded Warrant is outstanding. There is no expiration date for the Pre-Funded Warrants. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying Ordinary Shares until the Pre-Funded Warrant is exercised.

Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of Ordinary Shares in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the Ordinary Shares then outstanding after giving effect to such exercise.

The exercise price and the number of Ordinary Shares issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Ordinary Shares. The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants, unless such Pre-Funded Warrant holders are utilizing the cashless exercise provision of the Pre-Funded Warrants.

Upon the holder’s exercise of a Pre-Funded Warrant, we will issue the Ordinary Shares issuable upon exercise of the Pre-Funded Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any Pre-Funded Warrants to purchase Ordinary Shares, holders of the Pre-Funded Warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote, except as set forth therein.

The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants unless there is not an effective registration statement covering the issuance of the shares underlying the Pre-Funded Warrants (in which case, the Pre-Funded Warrants may only be exercised via a “cashless” exercise provision).

The Pre-Funded holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any Pre-Funded Warrant holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Fundamental Transaction.    In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the Pre-Funded Warrants.

Warrant Agent.    The Pre-Funded Warrants will be issued in registered form under a warrant agent agreement between VStock Transfer, LLC, as warrant agent, and us. The Pre-Funded Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exchange Listing.    We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or other trading system.

Additional Warrants

The Additional Warrants shall have the same terms as the as-adjusted Warrant; provided, however, that the term of the Additional Warrant shall be five (5) years from the issuance date and such Additional Warrant will not be listed on any securities exchange. In addition, as long as the Additional Warrants are outstanding, each holder of at least Warrants will receive semi-annual payments equal to 2% of our gross revenues, calculated for the first and second six-month fiscal periods, shared pro rata among such qualified holders.

The Additional Warrants may be redeemed by us at any time at a price equal to three times the initial exercise price, or $18.60, assuming an exercise price of each warrant of $6.20 (100% of the public offering price per Unit, based on an assumed public offering price of $6.20 per Unit, the midpoint of the price range of the Units).

Exclusive Forum

The agreements governing the Pre-Funded Warrants and Warrants provide that, and by purchasing Pre-Funded Warrants or Warrants in this offering investors will agree that, all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any such dispute and irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The warrant agent agreements have similar provisions. In addition, the warrant agent agreements provide that the Company and the warrant agent each waive the right to a trial by jury in any action or proceeding arising out of or relating to the warrant agent agreement. Each of the agreements governing the Pre-Funded Warrants and Warrants and the warrant agent agreements provide that the foregoing provisions do not limit or restrict the federal district court in which a party may bring a claim under the U.S. federal securities laws.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our Ordinary Shares or Warrants. The Ordinary Shares and Warrants have been approved for listing on Nasdaq, under the symbol “JFBR” and “JFBRW”, respectively. No assurance can be given that a liquid trading market will develop for our Ordinary Shares or Warrants. Sales of substantial amounts of our Ordinary Shares or Warrants in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our Ordinary Shares or Warrants. Upon completion of this offering, we will have outstanding 7,337,514 Ordinary Shares, assuming the exercise of any Pre-Funded Warrants and no exercise of the Warrants, Underwriter’s Warrants or the underwriter’s over-allotment option. All of the Ordinary Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than by our affiliates

Lock-up Agreements

We and our executive officers, directors, and certain shareholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares or any other securities convertible into or exchangeable for Ordinary Shares except for the Ordinary Shares offered in this offering without the prior written consent of the underwriter for a period of 180 days after the date of this prospectus. After the expiration of such day period, the Ordinary Shares held by our directors, executive officers or certain of our other existing shareholders may be sold outside of the United States subject to the restrictions under applicable Israeli securities laws or by means of registered public offerings.

Rule 144

In general, under Rule 144 under the Securities Act as in effect on the date hereof, beginning 90 days after the date hereof, a person who holds restricted Ordinary Shares (assuming there are any restricted shares) and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least six months, would be entitled to sell an unlimited number of our Ordinary Shares, provided current public information about us is available. In addition, under Rule 144, a person who holds restricted shares in us and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least one year, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the date hereof, our affiliates who have beneficially owned our Ordinary Shares for at least six months will be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•        1% of the number of Ordinary Shares then outstanding; or

•        the average weekly trading volume of our or Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided that current public information about us is available and the affiliate complies with the manner of sale requirements imposed by Rule 144.

Affiliates are also subject to additional restrictions on the manner of sales under Rule 144 and notice filing requirements. We cannot estimate the number of our Ordinary Shares that our existing shareholders will elect to sell.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our Ordinary Shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell such Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL SHARE TRANSFER RESTRICTION MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

ISRAELI TAX CONSIDERATIONS AND GOVERNMENT PROGRAMS

The following is a description of the material Israeli income tax consequences of the ownership of our Ordinary Shares. The following also contains a description of material relevant provisions of the current Israeli income tax structure applicable to companies in Israel, with reference to its effect on us. To the extent that the discussion is based on new tax legislation which has not been subject to judicial or administrative interpretation, there can be no assurance that the tax authorities will accept the views expressed in the discussion in question. The discussion is not intended, and should not be taken, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares. Shareholders should consult their own tax advisors concerning the tax consequences of their particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

General Corporate Tax Structure in Israel

Within the framework of Amendment 195 of the Income Tax Ordinance (New Version),1961, or the Ordinance, Section 121B of the Ordinance was added, prescribing a surtax on higher incomes. An individual whose taxable income exceeds an amount of NIS 647,641 (in 2021, the amount is updated every year reflecting the increase in the Israeli CPI) will pay an additional tax at a rate of 3% of the amount of taxable income that exceeds the foregoing amount. The provisions of this Section apply to all types of income, including income from capital gain and real estate betterment, excluding any inflationary amount, as defined in Section 88 of the Ordinance and in Section 47 of the Real Estate Taxation Law, or Surtax.

On December 29, 2016, the Economic Efficiency Law (Legislative Amendments to Implement the Economic Policy for the 2017 and 2018 Budget Years), 2016, or in this Section, the Law, was published in the Official Gazette. Within the framework of the Law, Amendment No. 234 of the Ordinance was also amended in which it was prescribed, that corporate tax rates would be reduced in 2018 and thereafter to 23% on income produced or accrued from January 1, 2018. Changes were also prescribed in the tax rates applicable to individuals.

The matters referenced below relate to the taxation of Israeli tax resident investors, may not apply to “an individual who is a first-time Israeli resident” and to “a veteran returning resident” as defined in the Ordinance. Such residents should seek appropriate advice in order to ascertain their entitlement to tax benefits in Israel. With respect to investors deemed to be “controlling shareholders” or “substantial shareholders,” as defined in the Ordinance, there are likely to be applicable tax implications in addition to those described below.

Moreover, the comments below with reference to the taxation of a foreign resident entity are restricted to a situation where Israeli residents are the controlling shareholders thereof, or enjoy or are entitled to 25% or more of the revenues or profits of the foreign resident, directly or indirectly, pursuant to the provisions of Section 68A of the Ordinance.

Under current law, the securities being offered pursuant to this prospectus are subject to the tax arrangements described in the following summary:

Capital gain from the sale of the offered securities.

Under Section 91 of the Ordinance, a real capital gain from the sale of securities by an individual Israeli tax resident is liable to tax at the individual’s marginal tax rate in accordance with Section 121 of the Ordinance, but at a rate that does not exceed twenty five percent (25%), and the capital gain will be deemed to be within the highest bracket in his scale of taxable income. This will be the case, except with regard to a sale of securities by an individual who is a “Substantial Shareholder” in the Company (i.e., a person who holds, directly or indirectly, alone or with another, at least ten percent (10%) of one or more of a particular class of the means of control of the Company) on the date of selling the securities or on any date during the 12 months preceding such a sale, or a Substantial Shareholder, where the rate of tax in respect of a real capital gain will not exceed thirty percent (30%). Notwithstanding the foregoing, an individual claiming real interest expenses and linkage differences with respect to the securities will be subject to tax at a rate of thirty percent (30%) on the real capital gain from the sale of the securities, until provisions and terms are prescribed for the deduction of real interest expenses in accordance with Sections 101A(a)(9) and 101A(b) of the Ordinance. The foregoing reduced tax rate will not apply to an individual whose income from the sale of the securities falls within the definition of income from “business”, pursuant to the provisions of Section 2(1) of the Ordinance, and such person will be liable to tax at the marginal rate as prescribed in Section 121 of the Ordinance.

In addition to the foregoing tax rates, a surtax at the rate of 3% will also apply to the part of an individual’s taxable income that exceeds an amount of NIS 647,641 (in 2021); the amount is updated every year to reflect the rise in the Israeli CPI).

A corporate entity will be liable to tax on a real capital gain on the sale of the offered securities at the corporate tax rate prescribed in Section 126(a) of the Ordinance (in 2021 — 23%).

Generally, foreign residents (individuals and entities) as these are defined in the Ordinance, are exempt from tax on a capital gain from the sale of securities traded on an Exchange in Israel, as long as the gain does not relate to a permanent enterprise of the foreign resident in Israel, subject to the provisions of Section 97(b2) of the Ordinance. This exemption will not apply to a foreign resident corporate entity if Israeli residents are controlling members or are the direct or indirect beneficiaries of or entitled to 25% or more of the income or profits of the foreign entity, pursuant to the provisions of Section 68A of the Ordinance. In the event that the foregoing exemption is not applicable, in general, the exemption provisions of the relevant treaty for the prevention of double taxation between the State of Israel and the country of residency of the foreign resident (if any) may be applicable, subject to the receipt of the appropriate confirmation from the Israel Tax Authority.

An exempt mutual fund as well as provident funds and exempt entities pursuant to Section 9(2) of the Ordinance are exempt from capital gains tax from the sale of the offered securities, pursuant to and subject to the terms of the above Section. The chargeable income of a mutual fund from the sale of securities will be subject to the tax rate applicable to the income of an individual whose income does not constitute income from a “business” or “vocation”, unless expressly prescribed otherwise. If a special tax rate has not been prescribed for the income, the income will be charged at the maximum rate prescribed in Section 121 of the Ordinance.

With regards to withholdings tax from real capital gain on the sale of the offered securities pursuant to the Income Tax Regulations (Deduction from Consideration, a Payment or Capital Gains on the Sale of a Security, on a Sale of a Unit in a Mutual Fund or on a Futures Transaction), 2002, or the Deduction from Capital Gains Regulations, the liable party (as this term is defined in the Deduction from Capital Gains Regulations) who pays consideration to the seller on the sale of the offered securities, is required to pay withholding tax at a rate of twenty five percent (25%) from the real capital gain. When the seller is a corporate entity, tax will be withheld at the corporate tax rate prescribed in Section 126(a) of the Ordinance (23% in 2021) of the real capital gain. The foregoing may be reduced upon the ITA’s confirmation of the exemption from (or the reduced tax rate of) withholdings and is subject to any set off of losses that the withholding party is authorized to make.

In addition, tax will not be withheld for provident funds, mutual funds and other entities that are exempt from withholdings pursuant to law and that are listed in the addition to the Income Tax Regulations (Deduction from Interest, Dividends and Certain Profits), 2005, or the Deduction from Dividends and Interest Regulations, after the appropriate confirmations have been furnished.

If the securities being offered pursuant to this shelf offering report are delisted from the Exchange, the withholding rate upon sale (following the delisting) will be thirty percent (30%) of the consideration, so long as no confirmation from the ITA has been furnished providing for a different withholding rate (including an exemption from withholding).

For foreign residents, the provisions of the Deduction from Capital Gains Regulations will not apply to a party required to withhold that is a financial institution and which pays to a foreign resident seller consideration or other payment with respect to exempt capital gains. This subject to the requirement that the foreign resident presents to the financial institution within 14 days of opening an account and once every three years, if it or its representative was in Israel, a declaration on Form 2402 stating that the seller is a foreign resident and that it is entitled to the exemption.

If, on the date of the sale, the full amount of the tax withholding was not deducted from the real capital gain, the provisions of Section 91(d) of the Ordinance and the provisions regarding the seller reporting and paying an advance with respect to the sale will apply.

Set off of losses from the sale of the offered securities

Generally, losses deriving from the sale of the offered securities in a given tax year, which, if they had been capital gains, would have been liable to tax by the recipient (an individual or a corporate entity), will be offset first against the real capital gain or the real estate betterment from the sale of any asset (including a traded security), in Israel or abroad (other than a chargeable inflationary capital gain that will be offset at a ratio of 1 to 3.5), all in accordance with the provisions of Section 92 of the Ordinance.

A capital loss on the sale of a security in a tax year can also be offset against interest or dividends paid with respect to the same security in the same tax year or against interest and dividends paid with respect to other securities in the same tax year, provided that the tax rate applicable to the interest and dividends from such other securities does not exceed the corporate tax rate prescribed in Section 126(a) of the Ordinance (23% in 2021) in such tax year with regard to a company, and the same with regard to an individual — provided that it does not exceed the tax rate prescribed in Sections 125B(1) or 125C(b) of the Ordinance, which is 25%.

The set off of losses will be completed, as stated, by offsetting the capital loss against capital gains or against interest or dividend income, as mentioned above, (other than a chargeable inflationary capital gain that will offset at a ratio of 1 to 3.5). The process is subject to the provisions of Section 92 of the Ordinance.

A capital gain, which cannot be offset in a tax year, will be offset only against a capital gain or a real estate betterment as provided for in Section 92(b) of the Ordinance in the tax years that follow the tax year in which the loss was incurred, provided that a tax return for the year in which the loss occurred was filed with the Assessing Officer.

According to Section 94C of the Ordinance on the sale of the offered securities by a corporate entity, the amount of its capital loss due to the sale of the offered securities will be reduced by the amount of dividends which the corporate entity received with respect to the offered securities during the 24 months prior to the sale but not more than the amount of the loss, other than a dividend for which tax was paid on (other than tax paid abroad) at a rate of 15% or more.

In accordance with the Deduction from Capital Gains Regulations, and for withholding, the liable party (as this term is defined in the Deduction from Capital Gains Regulations) is required to calculate the capital gain from the sale of traded securities by offsetting the capital loss from the sale of such securities that were under its management, as long as the gain occurred in the same tax year that the loss was incurred, before or after the date on which said loss was incurred.

Tax Rate applicable to dividend income with respect to the offered securities

A dividend paid with respect to the offered securities will generally be subject to tax by Israeli tax resident individuals at a rate of 25%, except if the individual is a Substantial Shareholder, as referenced above, for whom the tax rate will be 30%.

In addition, a surtax will be imposed at a rate of 3% on taxable income that exceeds, in 2021, an amount of NIS 647,641 (this amount is updated every year to reflect the rise in the Israeli CPI).

With regard to a dividend owned by Israeli tax resident corporate entities, in accordance with Section 126(b) of the Ordinance, such income is generally not included in their taxable income, provided that the source of the dividend is not income that was produced or accrued, directly or indirectly, outside Israel.

A foreign tax resident will be liable to tax with respect to such a dividend at a rate of 25%, other than a foreign resident that is a Substantial Shareholder, as referenced above for whom the tax rate will be 30%. These tax rates with respect to a dividend received by a foreign tax resident may be reduced, subject to applicable tax treaties to which Israel is a signatory and to the prior receipt of confirmation from the ITA.

The tax rates for a dividend by a taxable mutual fund will be in equal to the tax rates applicable to an individual in whose income does not constitute income from a “business” or “vocation,” unless expressly prescribed otherwise.

An exempt mutual fund, as well as provident funds and other exempt entities pursuant to Section 9(2) of the Ordinance, will be exempt from tax on such a dividend.

The chargeable dividend income of a corporate entity, deriving from income produced or accrued outside of Israel, will be subject to corporate tax as prescribed in Section 126(a) of the Ordinance (23% in 2021).

Pursuant to the Deduction from Dividends and Interest Regulations, withholdings on a dividend distribution to an Israeli resident individual and to a foreign resident (an individual or a corporate entity) with respect to the offered securities is at a rate of 25%.

Pursuant to these Regulations, if a dividend is paid to an Israeli resident (an individual or a corporate entity) with regard to which a restricted rate of tax has been prescribed by law, withholding will be effected at that rate. With regard to a foreign resident, the withholding tax rate may be reduced subject to the provisions of the treaty for the prevention of double taxation signed between the State of Israel and the country of residency of the recipient and to the prior receipt of a confirmation from the ITA.

Withholding tax will not be made with respect to payments to provident funds, mutual funds and other entities which exempt from withholding pursuant to law.

As a result of the material changes that have occurred in capital market taxation following the income tax reform, the appropriate practice for implementing provisions has not yet been formulated, and it is possible that there could be different interpretations regarding their implementation. Furthermore, it is possible that legislative changes might be made to the provisions of the reform. Due to the nature of these matters, it is not possible to foresee the contents and implications of the foregoing changes.

Taxation of our Shareholders

Taxation of Capital Gains from Sale of Shares

Capital gains of non-Israeli shareholders upon sale of the Shares are generally exempt from Israeli taxation under Israeli domestic law provided that the relevant legal conditions are met (including that the gains were not derived from a permanent establishment of such non-Israeli shareholders in Israel), except in certain cases of non-Israeli corporate shareholders with substantial Israeli shareholders or to non-Israeli shareholders whose gains from selling of the shares are deemed to be business income. If the exemption under Israeli law does not apply (e.g., because one or more the legal conditions have not been met, the tax law has changed etc.), non-Israeli individual shareholders would generally be subject to Israeli tax at a rate of 25% or 30% for a Substantial Shareholder on capital gains from the sale of Shares, and non-Israeli corporate shareholders will be subject to a corporate tax rate (23% in 2021) (which may be withheld at source at a rate of 25% for individuals and at a corporate tax rate (23% in 2021) for corporations) unless an exemption is available under an applicable income tax treaty. Since it is not clear whether an exemption would be available under the Israeli domestic law or under the Treaty, U.S. shareholders should consult their tax advisors regarding whether such an exemption would be available for them.

Taxation of Dividend Distributions

Tax rate applicable to dividend income with respect to the offered securities,” dividends distributed to our non-Israeli shareholders will generally be subject to a 25% Israeli tax or in the case of a Substantial Shareholder (as defined below), a 30% Israeli tax, in each case unless reduced under an applicable income tax treaty. A “Substantial Shareholder” means a shareholder who holds, directly or indirectly, alone or with others, at least 10% or more of one or more classes of the Company’s means of control on the date of the distribution or on any date in the preceding 12 months of a sale. Dividends paid to a Substantial Shareholder by a company whose shares are traded and registered in the Nominee Company will be subject to withholding tax at a rate of 25%. Under the Treaty, the maximum tax on dividends paid to a U.S. shareholder who is entitled to the benefits Treaty is 25% so the Treaty would generally not reduce the Israeli withholding tax on payment of dividends. The Treaty provides for a reduced 12.5% withholding tax rate only if the U.S. shareholder is entitled to the benefits of the Treaty and is a U.S. corporation holding at least 10% of the voting rights of the Company during the portion of the taxable year of the Company that precedes the date of payment of the dividend and the preceding taxable year of the Company and certain other conditions are met.

Surtax

Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on their annual income exceeding a certain threshold (NIS 647,641 for 2021), which amount is linked to the annual change in the Israeli consumer price index, including, but not limited to, dividends, interest and capital gain.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND SALE OF ORDINARY SHARES, THE WARRANTS, THE PRE-FUNDED WARRANTS AND THE ORDINARY SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THE WARRANTS AND PRE-FUNDED WARRANTS, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Ordinary Shares, the Warrants, the Pre-funded Warrants and the Ordinary Shares issued or issuable upon exercise of the Warrants and Pre-funded Warrants, or collectively, the securities. For this purpose, a “U.S. Holder” is a holder of securities that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our securities. This summary generally considers only U.S. Holders that will own our securities as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, (including with respect to the Tax Cuts and Jobs Act of 2017), and the U.S.-Israel Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of an investment in our securities by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping, transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our securities in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our securities as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, securities representing 10% or more of our voting power. Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold securities through a partnership or other pass-through entity are not addressed.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our securities, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Tax Treatment of the Pre-Funded Warrants

We intend to treat our Pre-Funded Warrants as a class of our Ordinary Shares for U.S. federal income tax purposes. However, our position is not binding on the IRS and the IRS may treat the Pre-Funded Warrants as warrants to acquire our Ordinary Shares. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Pre-Funded Warrants. The following discussion assumes our Pre-Funded Warrants are properly treated as a class of our Ordinary Shares.

Exercise or Expiry of Pre-Funded Warrants and Warrants

No gain or loss will be realized on the exercise of a Pre-Funded Warrant or Warrant. When a Pre-Funded Warrant or Warrant is exercised, the U.S. Holder’s cost of the Ordinary Share acquired thereby will be equal to the U.S. Holder’s adjusted cost basis of the Pre-Funded Warrant and Warrant plus the exercise price paid for the Ordinary Share. The expiration of an unexercised Warrant will generally give rise to a capital loss equal to the adjusted cost basis to the U.S. Holder of the Warrant. The Pre-Funded Warrants do not expire. The holding period of the Ordinary Shares acquired by the exercise of a Pre-Funded Warrant and Warrant includes the holding period of the Pre-Funded Warrant and Warrant.

Taxation of Dividends Paid on Securities

We do not intend to pay dividends in the foreseeable future and U.S. Holders of Warrants and Pre-Funded Warrants are not entitled to dividends. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holder’s that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on securities (including distributions paid on the Warrants and Pre-Funded Warrants if such warrants were to become entitled to dividends and the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the securities to the extent thereof, and then capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the U.S.-Israel Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our securities are readily tradable on the Nasdaq Capital Market or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our securities for at least 61 days of the 121 day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments on substantially similar property. Any days during which the U.S. Holder has diminished its risk of loss on our securities are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Code section 163(d)(4) will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our securities will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of it, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Taxation of the Disposition of Securities

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our securities, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the securities in U.S. dollars and the amount realized on the disposition in U.S. dollar (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of securities will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

•        75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or

•        At least 50% of our assets, averaged over the year and generally determined based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of dividends, interest, rents, royalties, annuities and income from certain commodities transactions and from notional principal contracts. Cash is treated as generating passive income.

The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our securities. Accordingly, there can be no assurance that we currently are not or will not become a PFIC.

If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain distributions by us and upon disposition of our securities at a gain: (1) have such distribution or gain allocated ratably over the U.S. Holder’s holding period for the securities, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

The PFIC rules described above would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held the securities while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. We do not intend to notify U.S. Holders if we believe we will be treated as a PFIC for any tax year. In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our Subsidiaries are a PFIC. Therefore, the QEF election will not be available with respect to our securities.

In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our securities which are regularly traded on a qualifying exchange, including the Nasdaq Capital Market, can elect to mark the securities to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the securities and the U.S. Holder’s adjusted tax basis in the securities. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years.

U.S. Holders who hold our securities during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our securities), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Tax Consequences for Non-U.S. Holders of Securities

Except as provided below, an individual, corporation, estate or trust that is not a U.S. Holder referred to below as a non-U.S. Holder, generally will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, our securities.

A non-U.S. Holder may be subject to U.S. federal income tax on a dividend paid on our securities or gain from the disposition of our securities if: (1) such item is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States and, if required by an applicable income tax treaty is attributable to a permanent establishment or fixed place of business in the United States; or (2) in the case of a disposition of our securities, the individual non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and other specified conditions are met.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends on our securities if payment is made through a paying agent, or office of a foreign broker outside the United States. However, if payment is made in the United States or by a U.S. related person, non-U.S. Holders may be subject to backup withholding, unless the non-U.S. Holder provides an applicable IRS Form W-8 (or a substantially similar form) certifying its foreign status, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of securities. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

Pursuant to recently enacted legislation, a U.S. Holder with interests in “specified foreign financial assets” (including, among other assets, our securities, unless such securities are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance); and may be required to file a Report of Foreign Bank and Financial Accounts, or FBAR, if the aggregate value of the foreign financial accounts exceeds $10,000 at any time during the calendar year. You should consult your own tax advisor as to the possible obligation to file such information report.

UNDERWRITING

Aegis Capital Corp., or Aegis, is acting as the sole book-running manager and the underwriter in this offering. Pursuant to the terms of an underwriting agreement between us and Aegis, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part, the underwriter has agreed to purchase from us the number of Units and Pre-Funded Units shown opposite its name below:

Underwriter	Number of Units	Number of Pre-Funded Units
Aegis Capital Corp.

The underwriting agreement provides that the underwriter’s obligation to purchase our Units and Pre-Funded Units depends on the satisfaction or waiver of the conditions contained in the underwriting agreement including:

•        the representations and warranties made by us to the underwriter are true;

•        there is no material change in our business or the financial markets; and

•        we deliver customary closing documents to the underwriter.

Underwriting Commissions and Discounts; Expenses

The following table shows the per Unit and Pre-Funded Unit and total underwriting discounts and commissions we will pay to Aegis. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional Ordinary Shares only.

	Per Unit	Per Pre-Funded Unit	Total
			No Exercise	Full Exercise
Public offering price	$	$	$	$
Underwriting discounts and commissions to be paid by us (8.0%)	$	$	$	$
Non-accountable expense allowance (1.0%)(1)	$	$
Proceeds, before expenses, to us	$	$	$	$

____________

(1)      We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1.0% of the gross proceeds we receive in this offering. In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the securities to be issued or sold in this offering with the SEC; (b) all fees and expenses associated with the review of this offering by the Financial Industry Regulatory Authority, or FINRA; (c) all fees and expenses relating to the listing of the Ordinary Shares and Warrants on Nasdaq; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities to be issued or sold in this offering under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (f) the costs of all mailing and printing of this prospectus and any other offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriter; (h) the fees and expenses of the Company’s accountants; and (i) a maximum of $90,000 for fees and expenses including “road show”, diligence and reasonable legal fees and disbursements for underwriter’s counsel.

The underwriter has advised us that it proposes to offer the Units to the public at a price of $            per Unit. The underwriter proposes to offer the Units to certain dealers at the same price less a concession of not more than $            per Unit.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions and including non-accountable expense allowance, will be approximately $            million.

Over-Allotment Option

We have granted Aegis an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to        additional Ordinary Shares,            Pre-Funded Warrants, and/or up to an additional          Warrants to purchase Ordinary Shares (i.e. up to 15% of the Units and Pre-Funded Units sold in this offering) to cover over-allotments, if any. The underwriter may exercise the over-allotment option with respect to Ordinary Shares only, Pre-Funded Warrants only, Warrants only, or any combination thereof. The purchase price to be paid per additional Ordinary Share or Pre-Funded Warrant will be equal to the public offering price of one Unit or Pre-Funded Unit (less $0.01 allocated to the Warrants), as applicable, less the underwriting discount, and the purchase price to be paid per Additional Warrant will be $0.01. We will be obligated, pursuant to the option, to sell these additional Ordinary Shares, Pre-Funded Warrants or Warrants to the underwriter to the extent the option is exercised. If any additional Ordinary Shares, Pre-Funded Warrants or Warrants are purchased, the underwriter will offer the additional Ordinary Shares, Pre-Funded Warrants and Warrants on the same terms as those on which the other Ordinary Shares, Pre-Funded Warrants and Warrants are being offered hereunder. If this option is exercised in full for Ordinary Shares or Pre-Funded Warrants, the total offering price to the public will be $             and $            , respectively, and the total net proceeds, before expenses and after deducting the underwriting commissions described above, to us will be $            and $            , respectively. No underwriting discounts and commissions will be payable by us if the underwriter exercises the option for Warrants, and the total additional proceeds to us, before expenses, if the underwriter exercises the option in full for Warrants only, will be $            .

Indemnification

We have agreed to indemnify Aegis, its affiliates and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Discretionary Accounts

The underwriter has informed us that it does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company, its executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any of our Ordinary Shares or securities convertible into or exchangeable or exercisable for any of our Ordinary Shares, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of 180 days from the closing date of this offering.

The prior sentence will not apply to (i) the Ordinary Shares to be sold pursuant to the Underwriting Agreement, (ii) any Ordinary Shares issued upon the exercise of an option or other security outstanding on the date of this offering, including the issuance of an aggregate of            Ordinary Shares issuable upon the closing of this offering in connection with the conversion of certain outstanding related party loans, (iii) such issuances of options or grants of restricted stock or other equity-based awards under the Company’s equity plan and issuances of Ordinary Shares issuable upon exercise of any such equity-based awards, (iv) the filing of registration statements on Form S-8 and (v) the issuance of securities in connection with an acquisition or a strategic relationship which may include the sale of equity securities; provided, that none of such shares shall be saleable in the public market until the expiration of the one hundred and eighty (180) day period described above.

Aegis, in its sole discretion, may release the Ordinary Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Ordinary Shares and other securities from lock-up agreements, Aegis will consider, among other factors, the holder’s reasons for requesting the release, the number of Ordinary Shares and other securities for which the release is being requested and market conditions at the time.

Underwriter’s Warrants

The Company has agreed to issue to Aegis or its designees warrants to purchase up to a total of          Ordinary Shares, representing 5.0% of the Ordinary Shares sold in this offering (including any Ordinary Shares underlying the Pre-Funded Warrants, but excluding any Ordinary Shares or Pre-Funded Warrants sold through the exercise of the over-allotment option or the exercise of such Pre-Funded Warrants). The Underwriter’s Warrants and the Ordinary Shares exercisable upon the exercise of such warrants are also being registered on the registration statement of which this prospectus forms a part. The Underwriter’s Warrants are exercisable at $          per Ordinary Share (125% of

the public offering price) commencing on a date which is six months from the date of this prospectus and expiring on a date which is no more than five years from such date (i.e., the commencement of sales of the offering in compliance with FINRA Rule 5110). The Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a six-month lock-up pursuant to Rule 5110 of FINRA. Aegis (or its permitted assignees) will not sell, transfer, assign, pledge, or hypothecate the Underwriter’s Warrants or the Ordinary Shares underlying the Underwriter’s Warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying Ordinary Shares for a period of six months from the date of this prospectus. The Underwriter’s Warrants may be exercised as to all, or a lesser number of Ordinary Shares, and provide for cashless exercise. The Company will bear all fees and expenses attendant to registering the Underwriter’s Warrants and Ordinary Shares issuable on exercise of the Underwriter’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of Ordinary Shares issuable upon exercise of the Underwriter’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the Underwriter’s Warrant exercise price or underlying Ordinary Shares will not be adjusted for issuances of Ordinary Shares at a price below the Underwriter’s Warrant exercise price.

Furthermore: (i) the Underwriter’s Warrants do not have more than one demand registration right at our Company’s expense in compliance with FINRA Rule 5110(g)(8)(B); (ii) the Underwriter’s Warrants do not have a demand registration right with a duration of more than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C); (iii) the Underwriter’s Warrants do not have piggyback registration rights with a duration of more than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D); and (iv) the Underwriter’s Warrants have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F).

Securities Issuance Standstill

The Company has agreed, for a period of 180 days after the closing date of this offering, that it will not, without the prior written consent of the underwriter, issue, enter into any agreement to issue or announce the issuance or proposed issuance of ordinary shares or ordinary share equivalents (or a combination of units thereof) involving an at-the-market offering or Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the ordinary shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

Right of First Refusal

If, for the period ending eighteen months from the closing of this offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) has the right to act as sole bookrunning manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions for similar size and nature.

Stabilization

The underwriter has advised us that in connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•        Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•        Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities the underwriter are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•        Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over- allotment option. If the underwriter sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•        Penalty bids permits the underwriter to reclaim a selling concession from a syndicate member when the Units originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the securities or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither the Company nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter may also engage in passive market making transactions in the Ordinary Shares on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and its affiliates have provided, and may in the future, provide various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, the Company has no present arrangements with the underwriter for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of our securities by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$5,500
Nasdaq listing fee	$55,000
FINRA filing fee	$4,500
Transfer agent fees and expenses	$5,000
Printer fees and expenses	$30,000
Legal fees and expenses	$325,000
Accounting fees and expenses	$170,000
Miscellaneous	$15,000
Total	$610,000

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the Pre-Funded Warrants and Warrants offered by this prospectus and other legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The consolidated financial statements of Jeffs’ Brands Ltd as of December 31, 2021 and 2020 and for each of the two years then ended included in this prospectus have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue, Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•        the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•        the judgment is final and is not subject to any right of appeal;

•        the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

•        adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•        the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

•        the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

•        an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•        the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli CPI plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Furthermore, our amended and restated articles of association to be effective upon the closing this offering will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any claim asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favourable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated articles of association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our amended and restated articles of association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

In connection with this offering, we will become subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.jeffsbrands.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

JEFFS’ BRANDS LTD AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Jeffs’ Brands Ltd

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Jeffs’ Brands Ltd and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of comprehensive profit and loss, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
May 4, 2022
(June 27, 2022, as to the effects of the reverse stock split described in Note 15(7))

We have served as the Company’s auditor since 2021.

JEFFS’ BRANDS LTD
CONSOLIDATED BALANCE SHEETS

		December 31
	Note	2021	2020
		U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents		393	291
Trade receivables		366	84
Other receivables		36	—
Receivables from related parties		—	40
Inventory	5	1,227	778
		2,022	1,193
NON-CURRENT ASSETS:
Deferred offering costs		366	—
Property, plant and equipment, net		3	1
Intangible assets, net	6	5,021	904
		5,390	905
TOTAL ASSETS		7,412	2,098

Liabilities and equity
CURRENT LIABILITIES:
Accounts payable:
Trade		167	20
Other	7	715	348
Related parties payables	15	265	24
Derivative liabilities	8	137	—
Short-term loans	8	927	—
		2,211	392
NON-CURRENT LIABILITIES:
Loan from related parties	9	—	1,118
Loans from Shareholders	10	3,634	191
Deferred taxes	11	314	47
		3,948	1,356
TOTAL LIABILITIES		6,159	1,748

SHAREHOLDERS’ EQUITY:
Ordinary shares and additional paid in capital	12	1,250	(*	)
Capital reserve from transaction with related parties		1,345	287
Reserve from share-based payment transactions		135	—
Retained earnings (Accumulated deficit)		(1,477)	63
TOTAL EQUITY		1,253	350
TOTAL LIABILITIES AND EQUITY		7,412	2,098

____________

(*)      Amount less than $1 thousand

The accompanying notes are an integral part of the consolidated financial statements.

JEFFS’ BRANDS LTD
CONSOLIDATED STATEMENTS OF COMPREHENSIVE PROFIT AND LOSS

		Year ended December 31
	Note	2021	2020
		U.S. dollars in thousands (*)
Revenues	13a	6,509	2,289
Cost of sales	13b	4,560	1,165

Gross profit		1,949	1,124

Operating expenses:

Sales and marketing	13c	1,314	376
General and administrative	13d	1,480	328
Other expenses	6	87	—

Operating profit (loss)		(932)	420

Financial expenses	13e	629	232

Profit (loss) before taxes		(1,561)	188

Tax (benefit) expense	11	(21)	76

Net profit (loss) and total comprehensive profit (loss)		(1,540)	112

Profit (loss) per ordinary share (basic and diluted)		(0.53)	0.04

Weighted average ordinary shares outstanding(**)		2,892,347	2,888,768

____________

(*)      Except share and per share information

(**)    Retroactively adjusted (see Note 1b)

The accompanying notes are an integral part of the consolidated financial statements

JEFFS’ BRANDS LTD
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares and additional paid in capital	Capital reserve from transaction with related parties	Reserve from share-based payment transactions	Retained earnings (Accumulated deficit)	Total
	U.S. dollars in thousands
BALANCE AT JANUARY 1, 2020	(*)	232	—	(49)	183
Profit for the year	—	—	—	112	112
Transactions with shareholders (Notes 3 and 11)	—	55	—		55
BALANCE AT DECEMBER 31, 2020	(*)	287	—	63	350

Loss for the year	—	—	—	(1,540)	(1,540)
Share-based compensation to service provider (Note 12g)	—	—	75	—	75
Issuance of share capital	1,250	—	—	—	1,250
Share-based compensation (Note 12f)	—		60	—	60
Transactions with shareholders (Note 10)	—	1,058	—	—	1,058
BALANCE AT DECEMBER 31, 2021	1,250	1,345	135	(1,477)	1,253

____________

(*)      Amount less than $1 thousand

The accompanying notes are an integral part of the consolidated financial statements

JEFFS’ BRANDS LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2021	2020
	U.S. dollars in thousands
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Profit (loss) for the year	(1,540)	112
Adjustments required to reflect net cash used in operating activities (Appendix A):	677	14
Net cash from (used in) operating activities	(863)	126

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(2)	(1)
Investment in intangible assets (Note 6)	(4,728)	(100)
Net cash used in investing activities	(4,730)	(101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term loan received	981	—
Short term loan repaid	(134)	(196)
Loan received from shareholders	4,800	250
Loan repaid from shareholders	(100)	—
Loan received (repaid) from related parties	(1,102)	105
Issuance of share capital	1,250	(* )
Net cash from financing activities	5,695	159

NET INCREASE IN CASH AND CASH EQUIVALENTS	102	184

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	291	107

CASH AND CASH EQUIVALENTS AT END OF THE YEAR	393	291

APPENDIX A:
Adjustments required to reflect net cash used in operating activities:
Revenues and expenses that do not involve cash flows:
Share-based compensation	60	—
Amortization of intangible assets	524	104
Impairment of intangible asset	87	—
Accrued interest and amortization of discount on third party loans (Note 8)	222	—
Gain from debt extinguishment	(14)	—
Change in fair value of derivative liabilities	75	—
Accrued interest and amortization of discount on related party and shareholders loans (Note 8)	324	162
Changes in deferred taxes, net	(115)	(50)
	1,163	216
Changes in working capital:
Decrease (increase) in trade receivables	(282)	43
Decrease (increase) in related parties balance	40	(40)
Decrease (increase) in other receivables	(290)	96
Increase in inventory	(449)	(638)
Increase in related parties’ liabilities	241	14
Increase in accounts payable and other payables	254	323
	(486)	(202)

Cash used in operating activities:	677	14
Supplemental disclosure of cash flow information:
Interest paid	4	3
Taxes paid	116	—
Supplemental non-cash flow disclosures:
Deferred offering costs included in other payables	86	—
Share-based compensation included in deferred offering costs	75	—

____________

(*)      Amount less than $1 thousand

The accompanying notes are an integral part of the consolidated financial statements

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — GENERAL INFORMATION

a.      General

Jeffs’ Brands Ltd (the “Company” or “Jeffs’ Brands”), a private corporation incorporated in Israel, was established on March 7, 2021. As of the date of issuance of these financial statements the Company has three wholly owned subsidiaries — Smart Repair Pro (“Smart Pro”), purex Corp. (“Purex”) and Top Rank Ltd. (“Top Rank” and together with Smart Pro and Purex, collectively, the “Subsidiaries”). The Company and the Subsidiaries are engaged in the acquisition, improvement and operation of virtual stores (the “Brands”) on the Amazon.com website. Prior to consummation of the Stock Exchange and Plan of Restructuring Agreement with Medigus (“SEA”), as described below, all of the Company’s operations were carried under Smart Pro and Purex. References to the Company hereinafter, unless the context otherwise provides, include Jeffs’ Brands and the Subsidiaries on a consolidated basis.

Smart Pro, a private corporation founded by Viki Hakmon, the Company’s Chief Executive Officer, in the State of California, was established on December 20, 2017, and commenced its operations in June 2019. As of December 31, 2021, Smart Pro operated five brands on the Amazon.com website. Purex, a private corporation incorporated in the State of California on April 1, 2020, commenced its operations on that date. Purex was established for the purpose of purchasing an online store. At that point, Purex was 100% owned by affiliates of Mr. Hakmon’s affiliates.

In April 2021, Top Rank Ltd., an Israeli company, was formed as a wholly owned subsidiary of Jeffs’ Brands.

On January 4, 2021, Medigus Ltd., a publicly traded company incorporated under the laws of the State of Israel (“Medigus”), acquired 50.01% of Smart Pro and 50.03% of Purex pursuant to a share purchase agreement entered into in October 2020. On May 10, 2021, pursuant to the SEA, among the Jeffs’ Brands and Medigus and Mr. Hakmon, the shareholders of Smart Pro and Purex immediately prior to closing of the SEA (the “Previous Shareholders”), the Previous Shareholders contributed all of their equity interests in Smart Pro and Purex to Jeffs’ Brands in exchange for ordinary shares of Jeffs’ Brands (the “Contribution Transactions”). As a result of the Contribution Transactions, Jeffs’ Brands holds all of the outstanding shares of Smart Pro and Purex, Medigus holds 50.03% of the outstanding ordinary shares of Jeffs’ Brands and Mr. Hakmon holds the remaining 49.97% of the outstanding ordinary shares, Jeffs’ Brands became wholly owned by the Previous Shareholders, i.e. at the same interest proportion as held by the Previous Shareholders in Smart Pro and Purex prior to the Contribution Transactions. Mr. Hakmon’s affiliates, who were minority shareholders of Smart Pro and Purex, transferred all their holdings in Smart Pro and Purex to Mr. Hakmon, effective immediately prior to the Contribution Transactions pursuant to a Share Transfer Deed dated May 10, 2021.

As Smart Pro and Purex were owned solely by the Previous Shareholders, immediately prior to consummation of the Contribution Transactions and Jeffs’ Brands was owned solely by the Previous Shareholders immediately thereafter, the Contribution Transactions were accounted for as a transaction between entities under common control. Accordingly, the Contribution Transactions were retrospectively applied to the prior periods, such that the combined financial information of Smart Pro and Purex is presented in these financial statements, with share and per share data in these financial statements being retrospectively adjusted based on the equivalent number of ordinary shares of Jeffs’ Brands.

b.      Bonus Shares and Reverse Share Split

On February 17, 2022, the Company’s Board of Directors approved the issuance of bonus shares (equivalent to a stock dividend) on a basis of 664.0547 (prior to adjustments for subsequent reverse share split) ordinary shares of the Company for each ordinary share issued and outstanding as of the close of business on February 17, 2022 (provided that any fractional shares be rounded down to the nearest whole number), resulting in an aggregate issuance by the Company as of such date of 6,630,547 (prior to adjustments for subsequent reverse share split) ordinary shares.

On May 3, 2022, the Company’s Board of Directors approved a 0.806-for-1 reverse split of its issued and outstanding ordinary shares, effective as of May 3, 2022, pursuant to which holders of the Company’s ordinary shares received 0.806 of an ordinary share for every one ordinary share.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — GENERAL INFORMATION (cont.)

On June 16, 2022, our Board of Directors approved a 1-for-1.85 reverse split of our issued and outstanding Ordinary Shares, effective as of June 16, 2022, pursuant to which holders of our Ordinary Shares received one Ordinary Share for every 1.85 Ordinary Shares held as of such date. The reverse stock split proportionally reduced the number of authorized share capital. All issued and outstanding ordinary shares contained in these financial statements have been retroactively adjusted to reflect the bonus shares issued and the reverse share splits for all periods presented, unless explicitly stated otherwise.

c.      Concentration Risk

As of December 31, 2021 and the approval of the financial statements date, the Company’s activities are conducted through Amazon’s commercial platform. Any material change, whether temporary or permanent, including change in Amazon’s terms of use and/or its policies, may affect sales performance, and may have a material effect on the Company’s financial position and the results of its operations.

In addition, the Company is engaged with a small number of suppliers as part of the production process for the six brands. Any material change in the supply process, whether temporary or permanent, may affect sales performance, and may have a material effect on the Company’s financial position and the results of its operations.

d.      Liquidity

For the year ended December 31, 2021, the Company incurred negative cash flows from operating activities. Management’s plan, in the event that an initial public offering (“IPO”) is not successfully consummated, is to reduce the Company’s operating expenses to the level at which it operates as a private entity prior to the hiring of additional staff in preparation for an IPO. Additionally, as described in Note 10b, the Company’s shareholders have provided a line of credit of up to $1 million for ongoing capital needs. Accordingly, management currently estimates that the Company’s expected cash flows, together with the readily available line of credit, is sufficient to support its current operations for more than 12 months from May 4, 2022 the date of issuance of these financial statements.

e.      COVID-19 pandemic

The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected businesses, economies and financial markets worldwide, placed constraints on the operations of businesses, decreased consumer mobility and activity, and caused significant economic volatility in the United States, Israel and international capital markets. The Company have followed guidance issued by the U.S. and Israeli governments and the other local governments in territories in which we operate to protect the Company’s employees.

The Company’s online business and warehouse operations have remained active to serve its customers during the COVID-19 pandemic, and to-date we have seen increased demand for the Company’s products and services during the pandemic. However, the course of the pandemic remains uncertain, and a prolonged global economic slowdown and increased unemployment could have a material adverse impact on economic conditions, which in turn could lead to a reduced demand for the Company’s products and services.

As a consequence of the COVID-19 pandemic, the Company has experienced occasional supply constraints, primarily in the form of delays in shipment of inventory. the Company has also experienced increases in the cost of certain products, as well as a decrease in promotions by some manufacturers. While the Company considers such events to be relatively minor and temporary, continued supply chain disruptions could lead to delayed receipt of, or shortages in, inventory and higher costs, and negatively impact sales in fiscal year 2022 and beyond.

COVID-19 impacted the supply chain of the Company’s brand partners, and its ability to timely fulfill orders and deliver such orders to our customers, particularly as a result of mandatory shutdowns in different countries and cities to mitigate the spread of the virus. As long as the COVID-19 pandemic continues, the components’ lead time may be longer than normal and shortage in components may continue or get worse. Therefore, the Company maintains a comprehensive network of manufacturers. In order to mitigate such

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — GENERAL INFORMATION (cont.)

risks, in cases where certain components are purchased from single source manufacturers, the Company has adjusted and modified designs based on different components from different suppliers, to allow for more versatility and flexibility.

Although the Company cannot estimate the length or severity of the impact of the COVID-19 pandemic at this time, if the pandemic continues, it may have an adverse effect on the results of our future operations. The potential negative impact of COVID-19 on the Company’s operations remains uncertain and potentially wide-spread, including:

•        the Company ability to successfully forecast sales and execute our long-term growth strategy during these uncertain times;

•        the build-up of excess inventory as a result of lower consumer demand;

•        supply chain disruptions experienced by brand partners resulting from closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas, along with increased freight costs for the Company;

•        the Company’s ability to access capital sources and repay its loans, as well as the ability of the Company’s key customers, suppliers, and vendors to do the same in regard to their own obligations; and

•        diversion of management and employee attention and resources from key business activities and risk management outside of COVID-19 response efforts, including cybersecurity and maintenance of internal controls, with resulting potential loss of employee productivity.

The Company cannot predict the other future potential impacts of the COVID-19 pandemic on its business or operations, and there is no guarantee that any near-term trends in the Company’s results of operations will continue, particularly if the COVID-19 pandemic and the adverse consequences thereof return. Additional waves of infections, a continuation of the current environment, or any further adverse impacts caused by the COVID-19 pandemic could further impact employment rates and the economy, affecting the Company’s consumer base and divert consumers’ discretionary income to other uses, including for essential items. These events could impact the Company’s cash flows, results of operations and financial conditions.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.      Basis of preparation of the financial statements:

The Company files its financial statements in accordance with International Financial Reporting Standards (“IFRS”). The statements of financial position of the Company as of December 31, 2021 and 2020, and the related statements of comprehensive profit and loss, changes in shareholders’ equity and statement of cash flows for each of the two years ended December 31, 2021 have been prepared in accordance with IFRS, as issued by the International Accounting Standards Board (“IASB”).

The significant accounting policies described below have been applied consistently in relation to all the periods presented, unless otherwise stated.

The financial statements have been prepared under the historical cost.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in note 3. Actual results could differ from those estimates and assumptions.

The Company’s operating period is 12 months.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

b.      Functional and presentation currency:

1)      Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The U.S. dollar is the currency of the primary economic environment in which the operations of the Company is conducted. The financial statements are presented in U.S. dollars.

2)      Transactions and balances

In preparing the consolidated financial statements of the Company, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Nonmonetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

c.      Financial assets

All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis.

Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

All recognized financial assets are measured subsequently in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortized cost:

•        The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

•        The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (FVTOCI):

•        The financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

•        The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

By default, all other financial assets are measured subsequently at fair value through profit or loss (FVTPL).

Despite the foregoing, the Company may make the following irrevocable election/designation at initial recognition of a financial asset:

•        The Company may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met (see (iii) below); and

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        the Company may irrevocably designate a debt investment that meets the amortized cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

(i)     Amortized cost and effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period.

For financial assets other than purchased or originated credit-impaired financial assets (i.e. assets that are credit impaired on initial recognition), the effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) excluding expected credit losses, through the expected life of the debt instrument, or, where appropriate, a shorter period, to the gross carrying amount of the debt instrument on initial recognition.

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortized cost of a financial asset before adjusting for any loss allowance.

Interest income is recognized using the effective interest method for debt instruments measured subsequently at amortized cost and at FVTOCI. For financial assets other than purchased or originated credit-impaired financial assets, interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired.

Interest income is recognized in profit or loss.

(ii)    Impairment of financial assets

The Company recognizes a loss allowance for expected credit losses on investments in debt instruments that are measured at amortized cost or at FVTOCI and trade receivables. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Company always recognizes lifetime expected credit losses (ECL) for trade receivables.

The expected credit losses on these financial assets are estimated using a provision matrix based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Company recognizes lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

d.      Financial liabilities and equity

Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

Financial liabilities

All financial liabilities are measured subsequently at amortized cost using the effective interest method or at FVTPL.

However, financial liabilities that arise when a transfer of a financial asset does not qualify for derecognition or when the continuing involvement approach applies, and financial guarantee contracts issued by the Company, are measured in accordance with the specific accounting policies set out below.

(i)     Financial liabilities at FVTPL

Financial liabilities are classified as at FVTPL when the financial liability is (i) contingent consideration of an acquirer in a business combination, (ii) held for trading or (iii) it is designated as at FVTPL.

A financial liability is classified as held for trading if:

•        It has been acquired principally for the purpose of repurchasing it in the near term; or

•        On initial recognition it is part of a portfolio of identified financial instruments that the Company manages together and has a recent actual pattern of short-term profit-taking; or

•        It is a derivative, except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument.

A financial liability other than a financial liability held for trading or contingent consideration of an acquirer in a business combination may be designated as at FVTPL upon initial recognition if:

•        Such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or

•        the financial liability forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Company’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

•        it forms part of a contract containing one or more embedded derivatives, and IFRS 9 permits the entire combined contract to be designated as at FVTPL.

Financial liabilities at FVTPL are measured at fair value, with any gains or losses arising on changes in fair value recognized in profit or loss to the extent that they are not part of a designated hedging. The net gain or loss recognized in profit or loss incorporates any interest paid on the financial liability and is included in the ‘other gains and losses’ line item in profit or loss.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

However, for financial liabilities that are designated as at FVTPL, the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability is recognized in other comprehensive income, unless the recognition of the effects of changes in the liability’s credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. The remaining amount of change in the fair value of liability is recognized in profit or loss. Changes in fair value attributable to a financial liability’s credit risk that are recognized in other comprehensive income are not subsequently reclassified to profit or loss; instead, they are transferred to retained earnings upon derecognition of the financial liability.

(ii)    Financial liabilities measured subsequently at amortized cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for trading, or (iii) designated as at FVTPL, are measured subsequently at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Derecognition of financial liabilities

The Company derecognizes financial liabilities when, and only when, the Company‘s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

When the Company exchanges with the existing lender one debt instrument into another one with the substantially different terms, such exchange is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Similarly, the Company accounts for substantial modification of terms of an existing liability or part of it as an extinguishment of the original financial liability and the recognition of a new liability. It is assumed that the terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective rate is at least 10 per cent different from the discounted present value of the remaining cash flows of the original financial liability.

If the modification is not substantial, the difference between: (1) the carrying amount of the liability before the modification; and (2) the present value of the cash flows after modification is recognized in profit or loss as the modification gain or loss within other gains and losses.

e.      Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that the Company will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

f.       Inventories

Inventories are stated at the lower of cost and net realizable value. Cost comprises direct materials and, where applicable, direct labor costs and those overheads that have been incurred in bringing the inventories to their present location and condition. Cost is calculated using the weighted average cost method. Net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution. The Company periodically evaluates the condition and age of inventories and makes provisions for slow moving inventories accordingly.

g.      Cash and cash equivalents

Cash and cash equivalents include cash on hand and short-term bank deposits (with original maturities of three months or less) that are not restricted as to withdrawal or use and are therefore considered to be cash equivalents.

h.      Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares are included in equity as a deduction from the proceeds.

i.       Property, plant and equipment

Property, plant and equipment are stated at historical cost less accumulated depreciation and impairment. Historical cost includes expenditures that are directly attributable to the acquisition of the items. Repairs and maintenance are charged to the statement of comprehensive loss during the period in which they are incurred.

The assets are depreciated using the straight-line method to allocate their cost over their estimated useful lives, as follows:

%
Computers equipment	33

Leasehold improvements are depreciated over the lease period or the expected useful life of the improvements, whichever is shorter.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

j.       Leases

When entering an arrangement, the Company determines whether it is a lease or contains a lease if it transfers the right-of-use to a specific asset for a period of time in exchange for a consideration. The Company reevaluates whether an arrangement is a lease or contains a lease only if there is a change in terms. Initially, leases are recognized as a lease liability measured on a present value basis. Lease liabilities include the net present value of the future expected lease payments during the lease term, including any extension price if the lease is reasonably certain to be extended.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Right-of-use assets are recognized at the same amount as lease liabilities adjusted by lease payments made at lease inception or before and including direct costs incurred to the Company.

Since the interest rate implicit in the lease cannot be determined, the lessee’s incremental borrowing rate is used, being the rate that the lessee would have to pay to borrow the funds necessary to obtain an asset of similar value in a similar economic environment with similar terms and conditions.

The lease term is the lease term in which the lease cannot be cancels and includes extension options (or periods after termination options) if the lease is reasonably certain to be extended (or not terminated).

After lease commencement, the Company measures the right-of-use assets at cost, less accumulated depreciation and accumulated impairment losses, adjusted for any re-measurement of the lease liability. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis.

Interest on the lease liability is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.
Payments associated with short-term leases of equipment and vehicles as well as lease payments in which the underlying asset is of low value are recognized using the straight-line method over the lease term, as charged to profit or loss. Short-term leases are leases in which the lease term is 12 months or less.

The Company elected to adopt the exemption permitted for lease agreement when the period does not exceed 12 months and recognized the payment using the straight-line method over the lease term, as charged to profit or loss.

k.      Intangible assets acquired separately

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, and are recognized in profit or loss when the asset is derecognized.

At each reporting date, the Company reviews the carrying amounts of its intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified. Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss.

l.       Impairment of non-financial assets

Assets that are subject to depreciation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to dispose and its value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

m.     Trade payable

Trade payables include the Company’s liabilities to pay for goods or services purchased from suppliers in the ordinary course of business.

n.      Current and deferred taxes

Taxes on income include current and deferred taxes.

The amount of current taxes is determined in accordance with the tax rates (and tax laws) that have been enacted or substantively enacted as at the date of the statement of financial position in countries where the Company operates. Management periodically evaluates the tax aspects that apply to its taxable income, in accordance with the relevant tax laws, and creates provisions in accordance with the amounts expected to be paid to the tax authorities.

The Company recognizes deferred taxes based on the liability method, for temporary differences between the carrying amounts of assets and liabilities included in the financial statements and the amounts used for tax purposes. The amount of deferred taxes is determined in accordance with the tax rates (and tax laws) that have been enacted or substantively enacted as at the date of the statement of financial position and are expected to apply when the deferred tax assets will be realized or when the deferred tax liabilities will be settled. Deferred tax assets are recognized for deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized.

Deferred tax assets and liabilities are offset only if:

•        There is a legally enforceable right to offset current tax assets against current tax liabilities; and

•        Deferred income tax assets and liabilities relate to income taxes imposed by the same taxation authority on the same taxable entity.

o.      Revenue recognition

The Company sells products, directly to customers through its own online Amazon stores.

For sales of goods to retail customers, revenue is recognized when control of the goods has transferred, being at the point that the goods are shipped. Payment of the transaction price is due immediately at the point the customer purchases the goods. The transaction price is the amount of the consideration that is expected to be received based on the contract terms, excluding amounts collected on behalf of third parties (such as taxes).

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In determining the amount of revenue from contracts with customers, the Company evaluates whether it is a principal or an agent in the arrangement. The Company is a principal when the Company controls the promised goods or services before transferring them to the customer. In these circumstances, the Company recognizes revenue for the gross amount of the consideration. When the Company is an agent, it recognizes revenue for the net amount of the consideration, after deducting the amount due to the principal.

Return allowance:

Under the Company’s standard contract terms, customers have a right of return within 15 until 45 days. For contracts with rights of return, the Company recognizes revenue based on the amount of the consideration which the Company expects to receive for products which are not expected to be returned and recognizes a refund liability for the amount not expected to be received. At the end of each reporting period, the Company updates its estimates of expected product returns and adjusts the refund liabilities with a corresponding adjustment in revenues. The Company recorded an allowance for returns in the amounts of $35 and $0 as of December 31, 2021 and 2020, respectively.

p.      Cost of Revenue

In accordance with the Company’s contract with Amazon.com, in connection with the platform the Company uses to sell its products, the Company is obligated to pay to Amazon.com incremental costs, such as sales fulfillment commissions which are contingent on making binding sales. Sales commissions would not have been incurred if the contract had not been obtained.

q.      Deferred offering costs

The Company capitalizes certain legal and other third-party fees that are directly related to the Company’s in-process equity financing until such financing is consummated. After the consummation of such equity financing, these costs are recorded as a reduction of the respective gross proceeds. Should a planned equity financing be abandoned, terminated or significantly delayed, the deferred offering costs are written off to operating expenses. As of December 31, 2021, there were $366 of deferred offering costs included in other non-current assets on the balance sheet.

r.       Employee benefits

1)      Pension and severance pay obligations

Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. Pursuant to Section 14 of the Severance Compensation Act, 1963 (“Section 14”), all of the Company’s employees in Israel are entitled to a monthly contribution, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Contributions under Section 14 relieve the Company from any future severance payment obligation with respect to those employees. The aforementioned contributions are not recorded as an asset on the Company’s balance sheet, and there is no liability recorded as the Company does not have a future obligation to make any additional payments.

2)      Vacation and recreation pay

Under the Israeli law, each employee is legally entitled to vacation and recreation benefits. The entitlement is based on term of employment. The Company records such obligations as incurred.

s.       Share-based compensation

The Company recognizes the goods or services received or acquired in a share-based payment transaction when it obtains the goods or as the services are received. The Company recognizes a corresponding increase in equity if the goods or services were received in an equity-settled share-based payment transaction, or a liability if the goods or services were acquired in a cash-settled share-based payment transaction.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company applies IFRS2, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options under the Company’s stock plans, based on estimated fair values. IFRS2 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s consolidated statement of operations.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued.

t.       Segment reporting

Operating segments are reported according to the same basis that is used for internal reporting purposes which is submitted to the Company’s Chief Executive Officer (“CEO”) decision maker who is responsible for the allocation of resources to the Company’s operating segments and the evaluation of their performances.

As from the date of its establishment, the Company operates in one operating segment which is operating of e-commerce stores on Amazon.com platform. In light thereof, segment reporting is not included in the financial statements.

u.      Adoption of new and revised Standards

New and revised IFRS Standards issued but not yet effective

At the date of authorization of these financial statements, the Company has not applied the following new and revised IFRS Standard that has been issued but is not yet effective.

On May 14, 2020, the IASB issued ‘Property, Plant and Equipment — Proceeds before Intended Use (Amendments to IAS 16)’ regarding proceeds from selling items produced while bringing an asset into the location and condition necessary for it to be capable of operating in the manner intended by management. The amendments are effective for annual reporting periods beginning on or after January 1, 2022. The Company does not currently anticipate the adoption will have a material impact on the financial position or results of operations.

In February 2021, the IASB issued amendments to IAS 8, in which it introduces a new definition of accounting estimates. The amendments clarify the distinction between changes in accounting estimates and changes in accounting policies and the correction of errors. Also, they clarify how entities use measurement techniques and inputs to develop accounting estimates. Effective for annual periods. beginning on or after January 1, 2023. The Company is currently evaluating the potential effect of the adoption on the financial position and results of operations.

On February 12, 2021, the IASB issued ‘Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)’ with amendments that are intended to help preparers in deciding which accounting policies to disclose in their financial statements. The amendments are effective for annual periods beginning on or after January 1, 2023. The adoption will not have any impact on the financial position or results of operations.

In the current year, the Company has applied the below amendments to IFRS Standards and Interpretations issued by the IASB that are effective for an annual period that begins on or after January 1, 2021. Their adoption has not had any material impact on the disclosures or on the amounts reported in these financial statements:

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Amendments to IAS 1 — Classification of Liabilities as Current or Non-current

The amendments to IAS 1 affect only the presentation of liabilities as current or non-current in the statement of financial position and not the amount or timing of recognition of any asset, liability, income or expenses, or the information disclosed about those items. The amendments clarify that the classification of liabilities as current or non-current is based on rights that are in existence at the end of the reporting period, specify that classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability, explain that rights are in existence if covenants are complied with at the end of the reporting period, and introduce a definition of ‘settlement’ to make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services.

The amendments are applied retrospectively for annual periods beginning on or after 1 January 2023, with early application permitted.

NOTE 3 — CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgments are continuously evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Estimates and assumptions:

Determining the fair value of related party and shareholder loans:

During the years 2020 and 2021, the Company received loans from related parties. On the borrowing date, the Company estimates the value of the benefit granted to it as the difference between the interest rate that the Company is required to pay to investors for the loans provided by them and secured by such lien and the interest rate required to pay for similar unsecured loans to non-related parties. The value of the benefit is recorded within equity on the borrowing date.

Impairment of intangible assets:

Intangible assets with finite lives are amortized over their estimated useful life on a straight-line basis. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization. The Company tests these assets for potential impairment whenever its management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset’s useful life and the impact of an event or circumstance on either an asset’s useful life or carrying value involve significant judgment regarding estimates of the future cash flows associated with each asset.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — FINANCIAL INSTRUMENTS

a.      Financial risk management

1)      Financial risk factors

The Company’s activities expose it to a variety of financial risks. The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company’s financial performance.

Risk management is performed by the Chief Financial Officer of the Company, who identifies and evaluates financial risks in close cooperation with the Company’s Chief Executive Officer.

The Company does not use financial instruments for hedging activity.

2)      Credit risk

Credit and interest risk arise from cash and cash equivalents and deposits with banks. A portion of the liquid instruments of the Company is invested in short-term deposits in leading banks in the United States of America and Israel. The Company estimates that since the liquid instruments are mainly invested for the short-term and with a highly-rated institution, the credit and interest risk associated with these balances is immaterial.

3)      Liquidity risk

Ultimate responsibility for liquidity risk management rests with the board of directors. The Company manages liquidity risk by maintaining adequate reserves, banking facilities and reserve borrowing facilities, by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities.

(i)     The table below summarizes the maturity profile of the Company’s financial assets:

	Less than one year	1 to 2 years	> 2 years	Total
	U.S. dollars in thousands
December 31,2021:
Cash and cash equivalents	393	—	—	393

	393	—	—	393
December 31,2020:
Cash and cash equivalents	291	—	—	291

	291	—	—	291

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — FINANCIAL INSTRUMENTS (cont.)

(ii)    The table below summarizes the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments (including interest payments):

(iii)

	Less than one year	1 to 2 years	> 2 years	Total
	U.S. dollars in thousands
December 31,2021:
Trade payables and other payables	882	—	—	882
Related parties payables	265			265

Warrants liabilities at fair value	137	—	—	137
Loans from shareholders	—	—	3,634	3,634
Short term loans	927	—	—	927

	2,211	—	3,634	5,845
December 31,2020:
Trade payables and other payables	392	—	—	392
Short term loan	—	—	191	191
Loan from Related parties	—	—	1,118	1,118
	392	—	1,309	1,701

4)      Market Risk-Foreign exchange risk

The Company might be exposed to foreign exchange risk as a result of making payments to employees or service providers and investment of some liquidity in currencies other than the Company’s functional currency. The Company manages the foreign exchange risk by aligning the currencies for holding liquidity with the currencies of expected expenses, based on the expected cash flows of the Company.

b.      Capital risk management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to provide returns for shareholders and to maintain an optimal capital structure to reduce the cost of capital.

c.      Fair value of financial instruments

The different levels of valuation of financial instruments are defined as follows:

Level 1	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	Inputs, other than quoted prices included within level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices).
Level 3	Inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value of financial instruments traded in active markets is based on quoted market prices at the dates of the statements of financial position.

A market is regarded as active if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service, or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis. These instruments are included in level 1.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — FINANCIAL INSTRUMENTS (cont.)

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. These valuation techniques maximize the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required to fair value an instrument are observable, the instrument is included in level 2.

If one or more of the significant inputs is not based on observable market data, the instrument is included in level 3.

Items carried at fair value on an ongoing basis as of December 31, 2021 and 2020 are classified in the table below in one of the three categories:

	Fair value measurements December 31, 2021
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$393	—	—	$393
Derivative liabilities			137	137
Total	$393	—	137	$532
	Fair value measurements December 31, 2020
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$291	—	—	$291
Total	$291	—	—	$291

d.      Financial assets:

	December 31,
	2021	2020
	U.S. dollars in thousands
Financial assets at amortized cost:

Cash and cash equivalents	393	291
Trade receivables and other receivables	402	124
Total financial assets at amortized cost	795	415

e.      Financial liabilities, interest-bearing loans and borrowings:

	Effective interest Rate	December 31,
		2021	2020
	%	U.S. dollars in thousands
Other payables		882	392

Related party payables		265

Current interest-bearing loans and borrowings:
Loan from related parties	11.79	111	—
Loan from other creditors	9.99% – 30.13	953	—

Total current liabilities		2,211	392

Non-current interest-bearing loans and borrowings:

Loan from related party	12 – 16.72	—	1,118
Loan from shareholders	11.79	3,634	191
Total non-current liabilities		3,634	1,309

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — FINANCIAL INSTRUMENTS (cont.)

f.       Financial risk management objectives and policies:

The Company’s principal financial liabilities, are comprised of loans and borrowings and payables. The main purpose of these financial liabilities is to finance the Company’s operations and to provide guarantees to support its operations. The Company’s principal financial assets include loans provided, receivables and cash that derive directly from its operations.

The Company is exposed to market risk, credit risk and liquidity risk. The Board reviews and approves the policies for each of the risks summarized below:

1)      Market risk:

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: interest rate risk, currency risk and other price risk, such as share price risk and commodity risk. Financial instruments affected by market risk include, among others, loans and borrowings.

During the reporting period, there was no change in exposure to market risks or in the way the Company manages the risk.

2)      Credit risk:

Credit risk is the risk that a counterparty will not meet its obligations as a customer or under a financial instrument leading to a loss to the Company. The Company is exposed to credit risk from its operating activity (primarily trade receivables) and from its financing activity, including other financial institutions, foreign currency transactions and other financial instruments.

During the reporting period, there was no change in exposure to credit risks or in the way the Company manages the risk.

3)      Liquidity risk:

The Company monitors the risk to a shortage of funds using a liquidity planning tool.

The Company’s objective is to maintain a balance between continuity of funding and flexibility through the use of overdrafts, bank loans, debentures, preferred shares, finance leases and hire purchase contracts.

NOTE 5 — INVENTORY

	December 31,
	2021	2020
	U.S. dollars in thousands
Goods in transit	161	557
Finished goods	1,066	183
Consignment	—	38
	1,227	778

The cost of inventories recognized as an expense during the year ended December 31, 2021, in respect of continuing operations was $449 thousands (compared to $473 thousands during the year ended December 30, 2020).

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — INTANGIBLE ASSETS

a.      Details of the Company’s Intangible assets:

Total intangible assets consisted of the following at December 31, 2021 and 2020:

	December 31, 2021
	Gross Amount	Accumulated Amortization	Net Balance
	U.S. dollars in thousands
Brand “Knifeplanet” (b1)	580	(149)	431
Brand “CC-Exquisite” (b2)	375	(89)	286
Brand “Zendora” (b3)	100	(100)	—
Brand “Whoobli” (b4)	4,000	(357)	3,643
Brand “PetEvo” (b5)	478	(44)	434
Brand “Wellted” (b6)	250	(23)	227
	5,783	(762)	5,021
	December 31, 2020
	Gross Amount	Accumulated Amortization	Net Balance
	U.S. dollars in thousands
Brand “Knifeplanet” (b1)	580	(91)	489
Brand “CC-Exquisite” (b2)	375	(52)	323
Brand “Zendora” (b3)	100	(8)	92
	1,055	(151)	904

b.      Additional information:

1.      On June 6, 2019, Smart Pro entered into purchase agreement of a virtual store “Knifeplanet” from a third party (the “June 2019 Seller”). As part of the agreement, Smart Pro purchased a seller account which operates on the Amazon.com website under the name of “Knifeplanet”, which markets a private label of products used for sharpening knives, including the intellectual property attributed to it and including trademarks attributed to products sold on the June 2019 Seller sales page, for a total amount of $580 thousands. On the date of the acquisition, Smart Pro fully recognized all the amount of the acquisition as an intangible asset, and in the Company’s management opinion, the useful life of the intangible asset recognized is 10 years. In addition, in accordance with the agreement of the parties, Smart Pro purchased from the June 2019 Seller his remaining inventory for a total amount of approximately $89 thousands, which is the cost of the inventory purchased by the June 2019 Seller.

2.      On August 14, 2019, Smart Pro entered into purchase agreement of a virtual store “CC-Exquisite” from a third party (the “August 2019 Seller”). As part of the agreement, Smart Pro purchased a seller account which operates on the Amazon.com website under the name of “CC-Exquisite”, which markets a private label of professional darts, including the intellectual property attributed to it and including trademarks attributed to products sold on the August 2019 Seller’s sales page, for a total amount of $375 thousands. On the date of the acquisition, Smart Pro fully recognized all the amount of the acquisition as an intangible asset, and in the Company’s management opinion, the useful life of the intangible asset recognized is 10 years. In addition, in accordance with the agreement of the parties, Smart Pro purchased from the August 2019 Seller his remaining inventory for a total amount of approximately $46 thousands, which is the cost of the inventory purchased by the August 2019 Seller.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — INTANGIBLE ASSETS (cont.)

3.      On March 18, 2020, Purex entered into purchase agreement of a virtual store “Zendora” from a third party. As part of the agreement, Purex purchased a seller account which operates on the Amazon.com website under the name “Zendora”, which markets a private label of products used for filtering and purifying air in vehicles, including the intellectual property attributed to it and including trademarks attributed to products sold on the account’s sales page, for a total of $100 thousands.

In March 2021, Purex received an update from Amazon.com regarding a new Environmental Protection Agency (EPA) regulation. Following the new EPA regulation, Amazon.com categorized the Company’s product as a pesticide product. Amazon.com requires that pesticide products be filed with evidence of an EPA registration number and/or EPA Establishment number or certification that the product is exempt from EPA regulation, otherwise the existing listing (of the product) may be subject to removal. The Company examined the related costs following that requirement to comply with such regulations, and decided to write off the intangible asset balance in total amount of $87 thousands, during 2021 following the EPA regulation update. The Company is examining other platforms in connection with sale of car purify products of this brand.

4.      On February 2, 2021, Smart Pro entered into purchase agreement of a virtual store “Whoobli” from a third party (the “Whoobli Seller”). As part of the agreement, Smart Pro purchased a seller account which operates on the Amazon.com website under the name “Whoobli”, which markets a private label of basketball shooting baskets, children’s punching bags and decoration for children’s birthday parties, including the intellectual property attributed to it and including trademarks attributed to products sold on the account’s sales page, for a total of $ 4,000 thousands. In addition, in accordance with the agreement, Smart pro purchased from Whoobli Seller the remaining inventory for a total amount of approximately $ 350 thousands, which is the cost of the inventory purchased by Whoobli Seller.

On the date of the acquisition, Smart Pro fully recognized all the amount of the acquisition as an intangible asset, and in the Company’s management opinion, the useful life of the intangible asset recognized is 10 years.

In order to finance the purchase of the store, Smart Pro received an additional loan from its shareholders. Refer to Note 10 for further information

5.      On February 3, 2021, Smart Pro entered into purchase agreement of a virtual store “Pet-evo” from a third party (the “Pet-evo Seller”). As part of the agreement, Smart Pro purchased a seller account which operates on the Amazon.com website under the name “Pet-evo”, which markets a private label of used car door protectors from damage caused by animals, including the intellectual property attributed to it and including trademarks attributed to products sold on the account’s sales page, for a total of $ 450 thousands. In addition, in accordance with the agreement, Smart pro purchased from Pet-evo Seller the inventory that remained in his possession for a total of approximately $35 thousands, which is the cost of the inventory purchased by Pet-evo Seller.

On the date of the acquisition, Smart Pro fully recognized all the amount of the acquisition as an intangible asset, and in the Company’s management opinion, the useful life of the intangible asset recognized is 10 years.

6.On February 2, 2021, Smart Pro entered into a purchase agreement of a virtual store “Wellted” from a third party (the “Wellted Seller”). As part of the agreement, Smart Pro purchased a seller account which operates on the Amazon.com website under the name “ Wellted”, which markets a private label of brushes used for removing and cleaning animal body hair from fabrics, including the intellectual property attributed to it and including trademarks attributed to products sold on the account’s sales page, for a total amount of $ 250 thousands. In addition, in accordance with the agreement, Smart pro purchased from Wellted Seller the inventory that remained in his possession for a total of approximately $ 55 thousands, which is the cost of the inventory purchased by Wellted Seller.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — INTANGIBLE ASSETS (cont.)

On the date of the acquisition, Smart Pro fully recognized all the amount of the acquisition as an intangible asset, and in the Company’s management opinion, the useful life of the intangible asset recognized is 10 years.

In connection with the aforementioned purchase of intangible assets (Note 8b5 and 8b6), on February 3, 2021, Medigus transferred to Smart Pro an amount of $ 560 thousands as a controlling shareholder loan. Refer to Note 10 for further information.

The virtual stores mentioned above has 10 years useful life and systematically amortized, the Company tests these assets for potential impairment whenever its management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. In addition, management concluded that the carrying amount of Zendora’s trademark may not be recoverable, and therefore, the asset was written-off during 2021 as mentioned above in Note 6b3.

NOTE 7 — OTHER PAYABLES

	December 31,
	2021	2020
	U.S. dollars in thousands
Government institutions	100	135
Employees and related benefits	50	—
Accrued Interest	294	72
Accrued Expenses and other payables	271	141
	715	348

_________

(*)      Refer to Note 15 for the portion of accrued interest on related party loans

NOTE 8 — SHORT-TERM LOANS

	December 31,
	2021	2020
	U.S. dollars in thousands
Loans with Amazon.com (8a)	101	—
Related party loan (Note 9)	111	—
Third party loans (8b,8c)	715	—
	927	—

a.      On April 8, 2021, Smart Pro entered into a loan agreement with Amazon.com. Pursuant to the loan agreement, Smart Pro received from Amazon.com an aggregate amount of $78 thousands. The loan matures within 6 months and bears an annual interest at a rate of 10.99% per year. The company makes monthly payments to Amazon.com for the loan and interest. In order to secure the loan, Smart Pro pledged its financial balances on its Amazon.com account on Amazon.com and its inventories held in Amazon’s warehouses, in favor of Amazon. In September 2021, the loan was fully repaid.

On September 22, 2021, Smart Pro entered into an additional loan agreement with Amazon.com. Pursuant to the loan agreement, the Company received from Amazon.com an aggregate amount of $153 thousands, of which $14 thousand was on account of repayment of the previous aforementioned Amazon.com loan balance (see Note 8a). The loan matures within 9 months and bears annual interest at a rate of 9.99% per year. The company makes monthly payments to Amazon.com for the loan and interest. In order to secure the loan, Smart Pro pledged its financial balances on its Amazon.com account on Amazon.com and its inventories held in Amazon’s warehouses, in favor of Amazon.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHORT-TERM LOANS (cont.)

b.      On July 1, 2021, Smart Pro entered into a loan agreement with a third party. The loan bears annual interest rate of 10% and was payable on January 1, 2022. Smart Pro was entitled to extend the loan by an additional sixty days, with additional interest of 1% per month. In addition, pursuant to the loan agreement, in the event of an IPO of the Company, the lender will be entitled to Ordinary Shares of the Company at an aggregate value of $125. On July 6, 2021, the loan principal of $375 was received.

The Company determined that the right to issue a variable number of shares represents a derivative liability in accordance with IAS 32. The proceeds from the lender were first allocated to the liability to issue a variable number of shares based on its fair value at the date of issuance in an amount of $31, with a corresponding discount recorded on the third-party loan. The derivate liability is revalued at each period-end and amounted to $69 as of December 31, 2021.

On November 23, 2021, the loan agreement was amended to extend the maturity date of the loan to the earlier of (i) March 31, 2023, or (ii) the closing of an IPO of the Company. Based on management’s assessment, the amendment resulted in a significant modification to the loan in accordance with IFRS 9. As a result of the debt extinguishment, the Company recorded a financial gain in the amount of $7 thousand.

c.      On July 5, 2021, Smart Pro entered into a loan agreement with a third party. The loan bears annual interest rate of 10% and is payable on January 5, 2022. Smart Pro has the right to extend the loan period by an additional sixty days, with additional interest of 1% per month. In addition, pursuant to the loan agreement, in the event of an IPO of the Company, the lender will be entitled to Ordinary Shares of the Company at an aggregate value of $125, with a conversion price based on the IPO price per share, exercisable for a three years period beginning on the closing date of the IPO. On July 9, 2021, the loan principal of $375 was received.

The Company determined that the right to issue a variable number of shares represents a derivative liability in accordance with IAS 32. The proceeds from the lender were first allocated to the liability to issue a variable number of shares based on its fair value at the date of issuance in an amount of $31, with a corresponding discount recorded on the third-party loan. The derivate liability is revalued at each period-end and amounted to $69 as of December 31, 2021.

On November 23, 2021, the loan agreement was amended to extend the maturity date of the loan to the earlier of (i) March 31, 2023, or (ii) the closing of an IPO of the Company. The Company assessed whether the amendment resulted in a significant modification to the loan in accordance with IFRS 9. As a result of the debt extinguishment, the Company recorded a financial gain in the amount of $7 thousand.

NOTE 9 — LOANS FROM RELATED PARTIES

a.

	December 31,
	2021	2020
	U.S. dollars in thousands
Loan amount	—	1,211
Loan discount	—	(93)
	—	1,118

b.      On May 23, 2019, Smart Pro entered into loan agreements with a family relative of the Company’s shareholder (the “Investors”). The loans bear an annual interest rate of 4% (which is paid quarterly commencing on December 2020) and will be repaid on August 13, 2022. The loans are secured by a pledge of 50% on the issued share capital of Smart Pro held by its shareholders, without any consideration. During July and August 2019, Smart Pro entered into additional loan agreements with the Investors subject to the same terms. The total amount of loans granted during 2019 is $ 1,106 thousand.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — LOANS FROM RELATED PARTIES (cont.)

On the borrowing date of the loans to Smart Pro, Smart Pro estimated the value of the benefit granted to it by the Investors as the difference between the interest rate that Smart Pro is required to pay to the Investors for the loans provided by them and secured by such lien and the interest rate required to pay for similar unsecured loans to non-related parties, the capital reserve from the transaction on the borrowing date was $ 213 thousands. The value of the said benefit was estimated by the Company based on the interest rate that Smart Pro is required to pay for the loan received from Amazon.com (see Note 8) and which the Company’s management considers to be the best estimate of Smart Pro’s interest rate close to the date of receiving loans from the Investors.

Accordingly, the value of the benefit was estimated by the Company at approximately 12.72% and as a result the effective interest rate for these loans was determined at 16.72%.

During April and May 2020, additional loans were provided to Smart Pro by Investors totaling to an amount of $ 105 thousands, under the same terms.

On the borrowing date of the loans to Smart Pro, Smart Pro estimated the value of the benefit granted to it by its Investors as the difference between the interest rate that Smart Pro is required to pay to Investors for the loans provided by them and secured by such lien and the interest rate required to pay for similar unsecured loans to non-related parties. The value of the said benefit is estimated by the Company based on the weighted interest rate that Smart Pro would have been required to pay if the loans had been granted to it by the bank and by Amazon.com (see Note 8), and which the Company management estimates is the best estimate of Smart Pro ‘s interest rate close to receiving loans from investors. Accordingly, the value of the benefit is estimated by the Company at about 8% and as a result the effective interest rate for these loans is about 12%.

During the first quarter of 2021, an amount of approximately $ 1,102 thousand was repaid. According to the loan agreement the remaining balance of the loan and the accrued interest to pay, are expected to be repaid by the August 2022, therefore as of December 31, 2021 the remaining loan in the amount of $111 was classified to short term loans.

NOTE 10 — LOANS FROM SHAREHOLDERS

a.

	December 31,
	2021	2020
	U.S. dollars in thousands
Loan amount	4,950	250
Loan discount	(1,316)	(59)
	3,634	191

b.      On October 8, 2020, Smart Pro, together with its shareholders, entered into a share purchase agreement (the “Purchase Agreement”) (see Note 12) with Medigus. As part of the Purchase Agreement, Medigus and Smart Pro’s shareholders (the ”Shareholders”) committed to transfer funds, as loans to Smart Pro, in order to finance Smart Pro’s day-to-day operations in exchange for Smart Pro shares. In accordance with the Purchase Agreement, the Shareholders agreed that all loans transferred to Smart Pro in order to finance the acquisition of additional online Amazon.com stores will be funded 20% by the minority shareholders and funded 80% by Medigus.

Additionally, as a part of the Purchase Agreement, the shareholders agreed to provide a line of credit to the Company in the amount of $1 million to finance ongoing capital requirements as needed from time to time.

During October and November 2020, an amount of $250 thousands was transferred to Smart Pro on account of the loans. During 2021, Smart Pro received additional loans under the same agreement. According to the loan agreement, the loans bear annual interest rate of 4%. Smart Pro will repay the loans and all accrued interest five years from October 8, 2020.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — LOANS FROM SHAREHOLDERS (cont.)

On October 8, 2020, the Company estimated the value of the benefit granted to it by its shareholders as the difference between the interest rate that Smart Pro is required to pay to the Shareholders for the loans provided by them and secured by such lien and the interest rate Smart Pro is required to pay for similar unsecured loans to non-related parties. The value of the said benefit is estimated by the Company based on the weighted interest rate that Smart Pro would have been required to pay if the loans had been granted to it by the bank and by Amazon, and which the Company management estimates is the best estimate of Smart Pro’s interest rate close to receiving loans from investors. Accordingly, the value of the benefit was estimated by the Company at approximately 8%, and as a result the effective interest rate for these loans is about 12%.

During the first half of 2021, the loan from the Shareholders was partially repaid.

c.      On February 3, 2021, Medigus transferred to Smart Pro an amount of $ 560 thousands as a controlling shareholder loan, to finance the purchase of two additional Amazon.com stores “Wellted” and “PetEvo” (See Note 6). According to the loan agreement, the loan bears an annual interest rate of 4% and will be repaid after five years from February 3, 2021.

On the borrowing date of the loans to Smart Pro, Smart Pro estimated the value of the benefit granted to it by Medigus and the minority shareholders as the difference between the interest rate that Smart Pro is required to pay to Medigus and the minority shareholders for the loans and the interest rate required to pay for similar unsecured loans to non-related parties, the capital reserve from the transaction on the borrowing date was $153 thousands. The value of the said benefit was estimated by the Company based on the interest rate that Smart Pro is required to pay for the loan received from Amazon.com and which the Company’s management considers to be the best estimate of Smart Pro’s interest rate close to the date of receiving loans from investors. Accordingly, the value of the benefit was estimated by the Company at approximately 8% and as a result the effective interest rate for these loans was determined at 11.79%.

On March 5, 2021 and on April 29, 2021, a total sum of $140 thousands was transferred from the minority shareholders to Smart Pro in order to complete the store purchase, on behalf of a loan Smart Pro.

d.      On February 2, 2021, Smart Pro entered into purchase agreement of a virtual store “Whoobli” from a third party. As part of the agreement, Smart Pro purchased a seller account which operates on the Amazon.com website under the name “Whoobli”, which markets a private label of basketball shooting baskets, children’s punching bags and decoration for children’s birthday parties, including the intellectual property attributed to it and including trademarks attributed to products sold on the account’s sales page, for a total of $4,000 thousands. In addition, in accordance with the agreement, Smart Pro purchased from the seller the remaining inventory for a total amount of approximately $350 thousands, which is the cost of the inventory purchased by the seller. In order to finance the purchase of the store, Smart Pro received an additional loan from its shareholders in a ratio of 20:80, as described in section b above, Medigus transferred directly to the seller an amount of approximately $3,200 thousands and the minority shareholders transferred an amount of approximately $800 thousands. This Shareholders loans bears an annual interest at a rate of 4% and will be repaid after five years.

On the borrowing date of the loans to Smart Pro, Smart Pro estimated the value of the benefit granted to it by Medigus and the minority shareholders as the difference between the interest rate that Smart Pro is required to pay to Medigus and the minority shareholders for the loans and the interest rate required to pay for similar unsecured loans to non-related parties, the capital reserve from the transaction on the borrowing date was $873 thousands. The value of the said benefit was estimated by the Company based on the interest rate that Smart Pro is required to pay for the loan received from Amazon.com and which the Company’s management considers to be the best estimate of Smart Pro’s interest rate close to the date of receiving loans from investors. Accordingly, the value of the benefit was estimated by the Company at approximately 8% and as a result the effective interest rate for these loans was determined at 11.79%.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — TAXES ON INCOME:

a.      Tax rates

Jeffs’ Brands and Top Rank are taxed according to Israeli tax laws. The corporate tax rate in Israel is 23%.

Smart Pro and Purex are taxed according to US federal and California state laws. The blended corporate tax rate was 28% in 2021 and 2020.

Capital gains are subject to capital gain tax according to the corporate tax rate for the year during which the assets are sold.

b.      Losses for tax purposes carried forward to future years

Deferred tax assets on losses for tax purposes carried forward to subsequent years are recognized if utilization of the related tax benefit against a future taxable income is expected.

Carry forward tax losses of Jeffs’ Brands aggregate $1,081 thousand as of December 31, 2021. Jeffs’ Brands did not record deferred tax assets in respect of these losses, as the utilization thereof is not expected to occur in the foreseeable future. There is no expiration on net operating loss carryforwards in Israel.

Smart Pro and Purex did not have any net operating loss carryforwards as of December 31, 2021 and 2020.

c.      Deferred taxes

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The table below presents the transactions in deferred taxes liabilities:

	December 31,
	2021	2020
	U.S. dollars in thousands
Balance as of January 1,	(47)	(70)
Recognition of deferred tax liability upon measurement of related party loans at fair value	(343)	(31)
Amortization of loan discount	34	40
Amortization of intangible assets	42	14
Balance as of December 31,	(314)	(47)

d.      Taxes on income included in the statements of profit or loss:

	December 31,
	2021	2020
	U.S. dollars in thousands
Current taxes	94	126
Deferred taxes	(115)	(50)
Total tax expense (income) for the year	(21)	76

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — TAXES ON INCOME: (cont.)

e.      Theoretical tax:

The reconciliation between the tax expense, assuming that all the income, expenses, gains and losses in profit or loss were taxed at the statutory tax rate and the taxes on income recorded in profit or loss is as follows:

	December 31,
	2021	2020
	U.S. dollars in thousands
Income (loss) before taxes on income	(1,561)	188
Statutory tax rate	23%	23%
Tax (tax benefit) computed at the statutory tax rate	(359)	43
Increase (decrease) in taxes on income resulting from the following:
Tax rate differences applicable to subsidiaries	(78)	10
Tax losses and timing differences for which deferred taxes were not recognized	416	23
Taxes on income	(21)	76

NOTE 12 — SHARE CAPITAL:

a.      The share capital composed of ordinary shares as follows:

	Number of ordinary shares December 31

	2021	2020
Issued(*)	2,892,347	2,888,768
Authorized	10,000,000	10,000,000

_________

(*)      Retroactively adjusted. See Note 1b

The ordinary shares confer upon their holders the following rights: (i) the right to vote in any general meeting of the Company, (ii) the right to receive dividends, if and when declared by the Board of Directors and (iii) the right to receive upon liquidation of the Company a sum equal to the nominal value of the share, and if a surplus remains, to receive such surplus, subject to the rights conferred on any class of shares which may be issued in the future.

b.       On October 8, 2020, Smart Pro signed on a definitive agreement with Medigus, a public Company incorporated under the laws of the state of Israel. According to the agreement, Medigus will hold 50.01% of the issued and outstanding share capital of Smart Pro, acquired through a combination of a cash investment in Smart Pro and an acquisition of additional shares from Smart Pro’s’ previous shareholders in consideration for restricted American Depository Shares (“ADS”) of Medigus and a cash component. Medigus invested $1,100,000 in Smart Pro in exchange of issuing 5,572 ordinary shares, pay $150,000 in cash consideration to the current shareholders and shall issue $500,000 worth of restricted ADS of Medigus to the current shareholders of such company, with the value of restricted ADS to be subject to downward adjustment based on Smart Pro’s 2020 results. In addition, Smart Pro’s current shareholders shall be entitled to additional milestone allotments of up to an aggregate $750,000 in restricted ADS subject to Smart Pro ’s achievement of certain milestones throughout 2021. The closing of the transactions contemplated in the definitive agreements are subject to customary closing conditions, which did not stand as of December 31, 2020, and as such no shares were issued and no cash or restricted ADS were received during the reporting period.

On January 4, 2021, the terms and conditions to the agreement with Medigus Ltd were completed.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — SHARE CAPITAL: (cont.)

c.       On October 8, 2020, Purex signed on a definitive agreement with Medigus. According to the agreement, Medigus will hold 50.01% of the issued and outstanding share capital of Purex, acquired through a combination of a cash investment in Purex and asn acquisition of additional shares from the Purex’s previous shareholders in consideration for restricted ADS of Medigus and a cash component. Medigus shall invest $150,000 in Purex in exchange of issuing 557 ordinary shares. The closing of the transactions contemplated in the definitive agreements are subject to customary closing conditions, which did not stand as of December 31, 2020, and as such no shares were issued and no cash or restricted ADS were received during the reporting period, see Note 18b.

d.      On May 10, 2021, pursuant to the SEA with Medigus and minority shareholder (see Note 1a) contributed all of the equity interests they owned in Smart Pro and Purex to Jeffs’ Brands. As of result of the Contribution Transactions pursuant to the SEA, Jeffs’ Brands holds all of the outstanding shares of Smart Pro and Purex.

e.      On February 17, 2022, the Company’s Board of Directors approved the issuance of bonus shares (equivalent to a stock dividend) on a basis of 664.0547 (prior to adjustments for subsequent reverse share split) ordinary shares of the Company for each ordinary share issued and outstanding as of the close of business on February 17, 2022 (provided that any fractional shares be rounded down to the nearest whole number), resulting in an aggregate issuance by the Company as of such date of 6,630,547 (prior to adjustments for subsequent reverse share split) ordinary shares on such date. All issued and outstanding ordinary shares contained in these financial statements have been retroactively adjusted to reflect the bonus shares issuance for all periods presented, unless explicitly stated otherwise.

f.       On July 23, 2021, Medigus issued to the minority stockholder 33,202 ADS as a bonus for his services provided to the Company for the year-ended December 31, 2021 in the amount of $60 thousand. Accordingly, the Company recognized an amount of $60 thousand as additional payroll expenses and respectively a capital reserve as a benefit from Medigus (the controlling shareholder).

g.      The Company engaged an advisor during 2021 in connection with the IPO process. This advisor is entitled to receive a warrant upon the completion of the IPO to purchase up to a number of ordinary shares equal to $75,000 divided by the IPO price per unit sold in the IPO, exercisable immediately upon issuance for a period of two years, at an exercise price equal to the IPO price per unit.

NOTE 13 — ADDITIONAL INFORMATION REGARDING PROFIT OR LOSS:

a.      Revenues:

	December 31,
	2021	2020
	U.S. dollars in thousands
Revenues from sales	6,509	2,289
	6,509	2,289

b.      Cost of Sales:

	December 31,
	2021	2020
	U.S. dollars in thousands
Purchases of finished goods	2,050	904
Freight	553	41
Cost of commissions	2,406	693
Decrease (increase) in inventory	(449)	(473)
	4,560	1,165

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — ADDITIONAL INFORMATION REGARDING PROFIT OR LOSS: (cont.)

c.      Sales and marketing:

	December 31,
	2021	2020
	U.S. dollars in thousands
Advertising on Amazon.com platform	1,211	371
Wages, salaries and related expenses	76	—
Other	27	5
	1,314	376

d.      General and administrative:

	December 31,
	2021	2020
	U.S. dollars in thousands
Wages, salaries and related expenses	448	90
Subcontractors	78	38
Consulting fees	297	37
Rent and maintenance	37	28
Amortization of intangible asset	524	104
Other	96	31
	1,480	328

e.      Finance expenses, net:

	December 31,
	2021	2020
	U.S. dollars in thousands
Finance income:
Gain from debt extinguishment	(14)	—
Total finance income	(14)	—
Finance expense:
Finance expenses in respect of loan from third party	77	—
Revaluation of derivative liability	75
Amortization of loan discount	85
Interest expense on loans from shareholders and related parties	381	221
Other finance expenses	25	11
Total finance expenses	643	232
Finance expense, net	629	232

NOTE 14 — INTERESTED AND RELATED PARTIES — TRANSACTIONS AND BALANCES

a.      Transactions with interested and related parties:

	Year ended December 31,
	2021	2020
	U.S. dollars in thousands
Labor cost and related expenses (c1)	192	90
Interest expenses on loans from related parties and shareholders	381	221
	573	311

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — INTERESTED AND RELATED PARTIES — TRANSACTIONS AND BALANCES (cont.)

b.      Balances with interested and related parties:

	Year ended December 31,
	2021	2020
	U.S. dollars in thousands
ASSETS:
Related parties	—	40
	—	40
LIABILITIES:
Shareholder salary (c1)	—	24
Related parties (Note 4)	265	—
Loans from shareholders (Note 10)	3,634	191
Loan from related parties (Note 9)	111	1,118
	4,010	1,333

1.      The balances represent current receivables with related parties. The balances were fully repaid by the end of January 2021.

2.      The current balance is composed of $178 in respect of minority Stockholder, $64 in respect of Medigus, $23 in respect of other related party.

c.      Additional information:

1.      On July 23, 2021, Medigus issued to the minority Stockholder and amount of 33,202 ADS as a bonus for his services provided to the Company for the six months ended June 30, 2021 in a value of $60 thousand. Accordingly, the Company recognized an amount of $60 thousand as additional payroll expenses and respectively a capital reserve as a benefit from Medigus (the controlling shareholder).

NOTE 15 — SUBSEQUENT EVENTS

1.      On February 22, 2022, the Company entered into a loan agreement with Bank Leumi Le-Israel (“Bank Leumi”) to provide for a line of credit in an aggregate amount of up to $1.0 million, which the Company may draw in two tranches at its request, but in no event after July 21, 2022. Pursuant to the loan agreement, amounts drawn bear interest at a rate of Secured Overnight Financing Rate (“SOFR”) plus 3.25% annually. Unless otherwise provided with respect to a particular draw, any unpaid principal together with accrued and unpaid interest under the line of credit is required to be repaid no later than August 21, 2022. In order to induce Bank Leumi to provide the loan, the Company and certain of its shareholders entered into a controlling shareholders’ comfort letter, subordination agreements and a negative pledge. On March 3, 2022, the Company drew $0.4 million under the line of credit.

2.      On February 17, 2022, the Company’s Board of Directors approved the issuance of bonus shares (equivalent to a stock dividend) on a basis of 664.0547 (prior to adjustments for subsequent reverse share split) Ordinary Shares for each Ordinary Share issued and outstanding as of the close of business on February 17, 2022 (provided that any fractional shares be rounded down to the nearest whole number), pursuant to which holders of our Ordinary Shares received 664.0547 (prior to adjustments for subsequent reverse share split) Ordinary Shares for every one Ordinary Share held as of such date, resulting in an aggregate issuance by the Company of 6,630,547 (prior to adjustments for subsequent reverse share split) Ordinary Shares on such date (see Note 12).

Additionally, the Board approved an increase in the authorized share capital of the Company to 100,000,000 (43,567,567 after giving effect to the two reverse share splits) ordinary shares subject to shareholder approval and effective upon the effective date of the registration statement.

JEFFS’ BRANDS LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — SUBSEQUENT EVENTS (cont.)

3.      On May 3, 2022, the Company’s Board of Directors approved a 0.806-for-1 reverse split of the Company’s issued and outstanding ordinary shares, effective as of May 3, 2022, pursuant to which holders of the Company’s ordinary shares received 0.806 of an ordinary share for every one ordinary share held as of immediately prior to such date.

4.      As of May 3, 2022, Smart Pro had outstanding loans to Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd. of $4,010,000, $940,000 and $109,000, respectively. On May 3, 2022, the Company entered into Assignments to Loan Agreements with Smart Pro, Medigus, Mr. Hakmon and L.I.A. Pure Capital Ltd., pursuant to which the Company assumed Smart Pro’s obligations under the outstanding loans and agreed that unless earlier repaid pursuant to the terms of the respective loan agreements with such parties, effective immediately upon the consummation of IPO, all outstanding principal due to each such party shall be automatically converted into a number of ordinary shares equal to the quotient obtained by dividing the outstanding principal amount due to such party, by the per ordinary share price obtained by dividing $10,000,000 by the fully diluted issued and outstanding ordinary shares as of immediately prior to the closing of the IPO. Any accrued and unpaid interest due to such party as of such date will be paid in cash.

Based on management’s assessment, the modified loan terms including an equity conversion feature upon IPO represents a substantial modification in accordance with IFRS 9 and is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. The difference between the fair value of the loans bearing the modified terms and the carrying values of the original loans immediately prior to the modification, was recorded as a decrease in the capital reserve from transactions with controlling shareholders, to the extent available.

5.      On May 3, 2022, the Board of Directors approved the compensation policy of the Company effective as of the effective time of the registration statement for the IPO. The compensation policy serves as the basis for decisions concerning the financial terms of employment or engagement of executive officers and directors, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy relates to certain factors, including advancement of the company’s objectives, the Company’s business and its long-term strategy, and creation of appropriate incentives for executives. It also considers, among other things, the Company’s risk management, size and the nature of its operations.

6.      On January 19, 2022, the Board of Directors adopted our 2022 Incentive Plan. A total of 1,765 Ordinary Shares were reserved and subject to the Plan, which subsequently were amended on February 17, 2022 and increased to 3,000,000 Ordinary Shares (1,307,027 after giving effect to the two reverse share splits). The Plan is intended as an incentive to retain directors, officers, employees, consultants and advisers of the Company.

7.      On June 16, 2022, our Board of Directors approved a 1-for-1.85 reverse split of our issued and outstanding Ordinary Shares, effective as of June 16, 2022, pursuant to which holders of our Ordinary Shares received one Ordinary Share for every 1.85 Ordinary Shares held as of such date. The reverse stock split proportionally reduced the number of authorized share capital. All issued and outstanding Ordinary Shares contained in these financial statements have been retroactively adjusted to reflect the bonus shares issued and the reverse share splits for all periods presented, unless explicitly stated otherwise.

Up to 2,500,000 Units Each Consisting of
One Ordinary Share and a Warrant to Purchase One Ordinary Share

Up to 2,500,000 Pre-Funded Units Each Consisting of
One Pre-Funded Warrant to Purchase One Ordinary Share and
a Warrant to Purchase One Ordinary Share

Jeffs’ Brands Ltd

_________________________

PROSPECTUS

                   , 2022

_________________________

Sole Book – Running Manager

Aegis Capital Corp.

Until and including              , 2022 (25 days after the date of this prospectus), all dealers that buy, sell, or trade the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Indemnification

The Israeli Companies Law 5759-2999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•        a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent;

•        expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law; and

•        any other obligation or expense in respect of which it is permitted or will be permitted under the Companies Law, to indemnify an officer or director, subject to and in accordance with all applicable law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

•        to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

•        in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

Prior to the effective date of this registration statement, we expect to enter into our standard form of indemnification agreement with each of our directors and members of our senior management, which provide indemnification to the maximum extent permitted under applicable law to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by the Company since March 2021, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On May 10, 2021, we issued 5,003 and 4,997 Ordinary Shares to Medigus and Mr. Hakmon, respectively, in exchange for the equity interests they owned in Smart Repair Pro and Purex.

On February 17, 2022, we issued 3,313,284 and 3,317,263 Ordinary Shares to Medigus and Mr. Hakmon, respectively, in connection with the distribution of bonus shares (equivalent to a stock dividend) to our shareholders on a basis of 664.0547 (prior to adjustments for subsequent reverse share split) Ordinary Shares for each Ordinary Share issued and outstanding as of the close of business on February 17, 2022 (provided that any fractional shares be rounded down to the nearest whole number).

On May 3, 2022, our Board of Directors approved a 0.806-for-1 reverse split of the issued and outstanding Ordinary Shares, effective as of May 3, 2022, pursuant to which holders of the Ordinary Shares received 0.806 of an Ordinary Share for every one Ordinary Share held as of immediately prior to such date.

On June 16, 2022, our Board of Directors approved a 1-for-1.85 reverse split of our issued and outstanding Ordinary Shares, effective as of June 16, 2022, pursuant to which holders of our Ordinary Shares received one Ordinary Share for every 1.85 Ordinary Shares held as of such date.

Item 8. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement by and among Jeffs’ Brands Ltd and Aegis Capital Corp.
3.1*	Amended and Restated Articles of Association of Jeffs’ Brands Ltd currently in effect (English Translation).
3.2*	Amended and Restated Articles of Association of Jeffs’ Brands Ltd to be in effect at the effective time of this registration statement (English Translation).
4.1*	Form of Warrant Agent Agreement.
4.2	Form of Warrant.
4.3*	Form of Warrant Agent Agreement for Pre-Funded Warrants.
4.4	Form of Pre-Funded Warrant
4.5*	Form of Underwriter’s Warrant.
4.6	Form of Additional Warrant
5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to Jeffs’ Brands Ltd.
5.2*	Opinion of Sullivan & Worcester LLP, U.S. counsel to Jeffs’ Brands Ltd.
10.1+*	Form of Indemnification Agreement.
10.2#*	Common Stock Purchase Agreement, dated October 8, 2020, by and between Smart Repair Pro, Purex Corp., the stockholders of Smart Repair Pro and Purex Corp., Viki Hakmon, and Medigus Ltd.
10.3*

Amendment No. 1 to Common Stock Purchase Agreement, dated June 22, 2021, by and between Smart Repair Pro, Purex Corp., the stockholders of Smart Repair Pro and Purex Corp., Viki Hakmon, and Medigus Ltd.

10.4*	Stock Exchange and Plan of Restructuring Agreement, dated May 10, 2021, by and between Jeffs’ Brands Ltd, on one hand, and Viki Hakmon and Medigus Ltd., on the other hand.
10.5*	Loan Agreement, dated May 23, 2019, by and between Smart Repair Pro and L.I.A. Pure Capital Ltd.
10.6*	Loan Agreement, dated March 1, 2020, by and between Smart Repair Pro and Purex Corp.
10.7*	Purchase Agreement, dated February 2, 2021, by and between Smart Repair Pro (Buyer) and Beard Revive Inc. (Seller).
10.8*	Loan Agreement, dated April 8, 2021, by and between Smart Repair Pro and Amazon.com.
10.9*	Unsecured Loan Agreement, dated July 1, 2021, by and between Smart Repair Pro and Tamrid Ltd. (English Translation).
10.10*	First Amendment to Unsecured Loan Agreement, dated July 13, 2021, by and between Smart Repair Pro and Tamrid Ltd. (English Translation).
10.11*	Second Amendment to Unsecured Loan Agreement, dated November 23, 2021, by and between Smart Repair Pro and Tamrid Ltd. (English Translation).
10.12*	Loan Agreement, dated July 5, 2021, by and between Smart Repair Pro and M.R.M MERHAVIT Holdings and Management Ltd. (English Translation).
10.13*	First Amendment to Loan Agreement, dated July 13, 2021, by and between Smart Repair Pro and M.R.M MERHAVIT Holdings and Management Ltd. (English Translation).
10.14*	Second Amendment to Loan Agreement, dated November 23, 2021, by and between Smart Repair Pro and M.R.M MERHAVIT Holdings and Management Ltd. (English Translation).
10.15*	Form of Assignment and Assumption Agreement
10.16*	Form of Lock-Up Agreement (Included as Exhibit to Form of Underwriting Agreement).
10.17+*	Employment Agreement, dated April 1, 2021, by and between Jeffs’ Brands Ltd and Naor Bergman.
10.18+*	Services Agreement, dated November 28, 2021, by and between Jeffs’ Brands Ltd and Viki Hakmon.
10.19+*	Amendment to Services Agreement, dated May 4, 2022, by and between Jeffs’ Brands Ltd and Viki Hakmon.
10.20+*	2022 Incentive Option Plan
10.21*	Line of Credit Agreement, dated February 22, 2022, between Jeffs’ Brands Ltd and Bank Leumi Le-Israel Ltd. (English Translation).
10.22*	Credit Request, dated March 3, 2022, pursuant to the Line of Credit Agreement between Jeffs’ Brands Ltd and Bank Leumi Le-Israel Ltd. (English Translation).
21.1*	List of Subsidiaries.
23.1	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, independent registered public accounting firm.
23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1).

Exhibit Number	Exhibit Description
23.3*	Opinion of Sullivan & Worcester LLP, U.S. counsel to Jeffs’ Brands Ltd. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1*	Consent of Amitay Weiss to be Named as Director Nominee.
99.2*	Consent of Tomer Etzyon to be Named as Director Nominee.
99.3*	Consent of Asaf Itzhaik to be Named as Director Nominee.
107	Registration Fee Tables

____________

*        Previously filed

+        Compensatory arrangement

#        Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 9. Undertakings

(a)     The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

i.       If the registrant is relying on Rule 430B:

A.     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 3 to Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israeli on June 27, 2022.

Jeffs’ Brands Ltd
By:	/s/ Viki Hakmon
Viki Hakmon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Viki Hakmon	Chief Executive Officer, Director	June 27, 2022
Viki Hakmon	(Principal Executive Officer)
/s/ Moran Shamian	Chief Financial Officer	June 27, 2022
Moran Shamian	(Principal Financial and Accounting Officer)
*	Director	June 27, 2022
Liron Carmel
*	Director	June 27, 2022
Eliyahu Yoresh
*	Director	June 27, 2022
Oz Adler
*	Director	June 27, 2022
Tali Dinar
*	Director	June 27, 2022
Moshe Revach
*By:	/s/ Viki Hakmon
Viki Hakmon
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Jeffs’ Brands Ltd, has signed this Amendment No. 3 to Registration Statement on Form F-1 on June 27, 2022.

Puglisi & Associates
/s/ Donald J. Puglisi
Donald J. Puglisi